                                                                   Exhibit 10(l)

                                                                  EXECUTION COPY
________________________________________________________________________________


                                 $5,500,000,000


                                CREDIT AGREEMENT


                                     among


                       WESTINGHOUSE ELECTRIC CORPORATION,
                                  as Borrower


                           THE LENDERS NAMED HEREIN,


                NATIONSBANK, N.A. and THE TORONTO-DOMINION BANK,
                             as Syndication Agents


                           THE CHASE MANHATTAN BANK,
                             as Documentation Agent


                                      and


                   MORGAN GUARANTY TRUST COMPANY OF NEW YORK,
                            as Administrative Agent


                          Dated as of August 29, 1996


________________________________________________________________________________

                               TABLE OF CONTENTS

                                                          ARTICLE I.

                                                         DEFINITIONS  . . . . . . . . . . . . . . . . . . . . . . . .   1
SECTION 1.1.   Defined Terms  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
SECTION 1.2.   Terms Generally  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

                                                          ARTICLE II.

                                                         THE CREDITS  . . . . . . . . . . . . . . . . . . . . . . . .  19
SECTION 2.1.   Commitments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
SECTION 2.2.   Revolving Credit Loans; Competitive Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
SECTION 2.3.   Competitive Bid Procedure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
SECTION 2.4.   Revolving Credit Borrowing Procedure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
SECTION 2.5.   Repayment of Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
SECTION 2.6.   Swingline Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
SECTION 2.7.   Letters of Credit  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
SECTION 2.8.   Conversion and Continuation Options  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
SECTION 2.9.   Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
SECTION 2.10.  Interest on Loans; Eurodollar Tranches; Etc  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
SECTION 2.11.  Default Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
SECTION 2.12.  Alternate Rate of Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
SECTION 2.13.  Termination and Optional Reduction of Commitments  . . . . . . . . . . . . . . . . . . . . . . . . . .  30
SECTION 2.14.  Optional Prepayments of Revolving Credit Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
SECTION 2.15.  Reserve Requirements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
SECTION 2.16.  Indemnity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
SECTION 2.17.  Pro Rata Treatment; Funding Matters; Evidence of Debt  . . . . . . . . . . . . . . . . . . . . . . . .  33
SECTION 2.18.  Sharing of Setoffs . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
SECTION 2.19.  Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
SECTION 2.20.  Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
SECTION 2.21.  Termination or Assignment of Commitments Under Certain Circumstances . . . . . . . . . . . . . . . . .  36

                                                         ARTICLE III.

                                                REPRESENTATIONS AND WARRANTIES  . . . . . . . . . . . . . . . . . . .  37
SECTION 3.1.   Corporate Existence  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
SECTION 3.2.   Financial Condition  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
SECTION 3.3.   Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
SECTION 3.4.   No Breach, etc . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
SECTION 3.5.   Corporate Action . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
SECTION 3.6.   Approvals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
SECTION 3.7.   ERISA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
SECTION 3.8.   Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
SECTION 3.9.   Investment Company Act . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39

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                                                                                                                     ----
SECTION 3.10.  Public Utility Holding Company Act . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
SECTION 3.11.  Hazardous Materials  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
SECTION 3.12.  Material Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
SECTION 3.13.  No Material Misstatements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
SECTION 3.14.  Ownership of Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
SECTION 3.15.  Intellectual Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
SECTION 3.16.  FCC Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40

                                                          ARTICLE IV.

                                            CONDITIONS OF EFFECTIVENESS AND LENDING . . . . . . . . . . . . . . . . .  40
SECTION 4.1.   Initial Credit Event . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
SECTION 4.2.   All Credit Events  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41


                                                          ARTICLE V.

                                                          COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . .  42
SECTION 5.1.   Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
SECTION 5.2.   Corporate Existence, Etc . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
SECTION 5.3.   Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
SECTION 5.4.   Prohibition of Fundamental Changes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
SECTION 5.5.   Limitation on Liens  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
SECTION 5.6.   Limitation on Subsidiary Indebtedness; Termination of Existing Infinity Credit Agreement . . . . . . .  48
SECTION 5.7.   Consolidated Leverage Ratio, etc . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
SECTION 5.8.   Consolidated Coverage Ratio  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
SECTION 5.9.   Minimum Consolidated Net Worth . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
SECTION 5.10.  Use of Proceeds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
SECTION 5.11.  Transactions with Affiliates   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
SECTION 5.12.  Limitation on Negative Pledge Clauses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49

                                                          ARTICLE VI.

                                                      EVENTS OF DEFAULT.  . . . . . . . . . . . . . . . . . . . . . .  50

                                                         ARTICLE VII.

                                                          THE AGENTS    . . . . . . . . . . . . . . . . . . . . . . .  52

                                                         ARTICLE VIII.

                                                         MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . .  54
SECTION 8.1.   Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
SECTION 8.2.   Survival of Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
SECTION 8.3.   Binding Effect . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
SECTION 8.4.   Successors and Assigns . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
SECTION 8.5.   Expenses; Indemnity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
SECTION 8.6.   Right of Setoff  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
SECTION 8.7.   APPLICABLE LAW . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58

                                                                                                                      Page
                                                                                                                      ----
SECTION 8.8.   Waivers; Amendment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   58
SECTION 8.9.   Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   59
SECTION 8.10.  Waiver of Jury Trial  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
SECTION 8.11.  Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
SECTION 8.12.  Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
SECTION 8.13.  Headings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
SECTION 8.14.  Jurisdiction; Consent to Service of Process . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
SECTION 8.15.  Confidentiality . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60

EXHIBITS

Exhibit A        Administrative Questionnaire
Exhibit B-1      Form of Competitive Bid Request
Exhibit B-2      Form of Notice of Competitive Bid Request
Exhibit B-3      Form of Competitive Bid
Exhibit B-4      Form of Revolving Credit Borrowing Request
Exhibit B-5      Form of Swingline Borrowing Request
Exhibit B-6      Form of Notice of Designated Letter of Credit
Exhibit C        Form of Assignment and Acceptance
Exhibit D        Form of Confidentiality Agreement
Exhibit E-1      Form of Opinion of General Counsel
Exhibit E-2      Form of Opinion of Assistant/Associate General Counsel
Exhibit E-3      Form of Opinion of Simpson Thacher & Bartlett
Exhibit F        Form of Closing Certificate
Exhibit G        Form of Issuing Lender Agreement

SCHEDULES

Schedule 1.1              Commitments; Addresses for Notices
Schedule 3.12             Material Subsidiaries
Schedule 5.5(n)           Certain CBS Assets
Schedule 5.6              Existing CBS Indebtedness

   CREDIT AGREEMENT entered into as of August 29, 1996, among WESTINGHOUSE ELECTRIC CORPORATION, a Pennsylvania corporation ("Westinghouse"); the lenders whose names appear on the signature pages hereto or who subsequently become parties hereto as provided herein (the "Lenders"); NATIONSBANK, N.A. ("NationsBank") and THE TORONTO-DOMINION BANK ("Toronto Dominion"), as syndication agents for the Lenders (in such capacity, the "Syndication Agents"); THE CHASE MANHATTAN BANK, a New York banking corporation ("Chase"), as documentation agent for the Lenders; and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, a New York banking corporation ("Morgan"), as administrative agent for the Lenders.

                             W I T N E S S E T H :

   WHEREAS, Westinghouse has requested the Lenders to provide extensions of credit pursuant to this Agreement to be used to refinance indebtedness under the Existing Westinghouse Credit Agreement (as herein defined), to pay fees and expenses relating to the Infinity Merger (as herein defined), to refinance certain indebtedness of Infinity (as herein defined) and for general corporate purposes, which extensions of credit shall enable Westinghouse to (a) borrow loans on a revolving credit basis on and after the Closing Date (as herein defined) and prior to the Revolving Credit Maturity Date (as herein defined),
(b) request the issuance of Letters of Credit (as herein defined) and (c) invite the Lenders to bid on an uncommitted basis on short-term borrowings by Westinghouse, in an aggregate principal amount for all such extensions of credit not in excess of $5,500,000,000; and

   WHEREAS, the Lenders are willing to extend credit to Westinghouse on the terms and subject to the conditions herein set forth;

   NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, Westinghouse, the Lenders and the Agents (as herein defined) hereby agree as follows:


                                   ARTICLE I.

                                  DEFINITIONS

   SECTION 1.1. Defined Terms. As used in this Agreement, the following terms shall have the meanings specified below:

   "ABR Loan" shall mean (a) any Revolving Credit Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of Article II and (b) any ABR Swingline Loan.

   "ABR Revolving Credit Loan" shall mean any Revolving Credit Loan which is an ABR Loan.

   "ABR Swingline Exposures" shall mean at any time the aggregate principal amount at such time of the outstanding ABR Swingline Loans. The ABR Swingline Exposure of any Lender at any time shall mean its Revolving Credit Percentage of the aggregate ABR Swingline Exposures at such time.

   "ABR Swingline Loan" shall have the meaning assigned to such term in Section 2.6(a).

   "Absolute Rate Loan" shall mean any Competitive Loan bearing interest at a fixed percentage rate per annum (expressed in the form of a decimal rounded to no more than four decimal places) specified by the Lender making such Loan in its Competitive Bid.

   "Adjusted Applicable Commitment Fee Rate" shall mean, at any time, 50% of the Applicable Commitment Fee Rate then in effect.

   "Administrative Agent" shall mean Morgan, together with its affiliates, as an arranger of the Commitments and as the administrative agent for the Lenders under this Agreement, and any successor thereto pursuant to Article VII.

   "Administrative Agent Fee Letter" shall mean the Fee Letter with respect to this Agreement between Westinghouse and the Administrative Agent, as amended, supplemented or otherwise modified from time to time.

   "Administrative Agent's Fees" shall have the meaning assigned to such term in Section 2.9(c).

   "Administrative Questionnaire" shall mean an Administrative Questionnaire in the form of Exhibit A hereto.

   "Affiliate" shall mean, as to Westinghouse, any Person which directly or indirectly controls, is under common control with or is controlled by Westinghouse. As used in this definition, "control" (including, with correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise), provided that, in any event, any Person which owns directly or indirectly 10% or more of the securities having ordinary voting power for the election of directors or other governing body of a corporation or 10% or more of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person) will be deemed to control such corporation or other Person. Notwithstanding the foregoing, (a) no individual shall be deemed to be an Affiliate of Westinghouse solely by reason of his or her being an officer, director or employee of Westinghouse or any of its Subsidiaries, (b) Westinghouse and its Subsidiaries shall not be deemed to be Affiliates of each other and (c) no Person of which Westinghouse or any of its Subsidiaries acquires or has acquired control in connection with or as a consequence of any debt or equity financing provided to such Person in the ordinary course of business of WFSI, any of its Subsidiaries, Financial Services or WCI shall be deemed an Affiliate of Westinghouse.

   "Agents" shall mean the collective reference to the Administrative Agent, the Documentation Agent and the Syndication Agents.

   "Aggregate LC Exposure" shall mean, at any time, the sum of (a) the aggregate undrawn amount of all Letters of Credit outstanding at such time and
(b) the aggregate amount which has been drawn under Letters of Credit but for which the applicable Issuing Lender or the Lenders, as the case may be, have not been reimbursed by Westinghouse at such time.

   "Agreement" shall mean this Credit Agreement, as amended, supplemented or otherwise modified from time to time.

   "Alternate Base Rate" shall mean, for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof, "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by the Lender serving as the Administrative Agent as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective on the date such change is publicly announced as effective; and "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms thereof, the Alternate Base Rate shall be the Prime Rate until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

   "Applicable Commitment Fee Rate" shall mean the "Applicable Commitment Fee Rate" determined in accordance with the Pricing Grid set forth in Annex I hereto.

   "Applicable Eurodollar Margin" shall mean the "Applicable Eurodollar Margin" determined in accordance with the Pricing Grid set forth in Annex I hereto.

   "Applicable LC Fee Rate" shall mean (a) with respect to Financial Letters of Credit, the "Applicable Financial LC Fee Rate" determined in accordance with the Pricing Grid set forth in Annex I hereto and (b) with respect to Non-Financial Letters of Credit, the "Applicable Non-Financial LC Fee Rate" determined in accordance with the Pricing Grid set forth in Annex I hereto.

   "Assignment and Acceptance" shall mean an assignment and acceptance entered into by a Lender and an assignee, and accepted by the Administrative Agent, in the form of Exhibit C.

   "Base Commitment" shall mean, with respect to each Lender, a portion of such Lender's Commitment equal to such Lender's Revolving Credit Percentage of an amount equal to (a) $4,000,000,000 minus (b) the aggregate amount of optional reductions in the Base Commitments (if any) made pursuant to Section 2.13.

   "Board" shall mean the Board of Governors of the Federal Reserve System of the United States.

   "Business Day" shall mean any day (other than a day which is a Saturday, Sunday or legal holiday in the State of New York) on which banks are open for business in New York City; provided, however, that, when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in Dollar deposits in the London interbank market.

   "Capital Lease Obligations" of any Person shall mean the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

   "Capital Stock" shall mean any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

   "CBS" shall mean CBS Inc., a New York corporation.

   "Change of Control" shall mean that any person or group of persons (within the meaning of Sections 13 and 14 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the SEC relating to such sections) shall have acquired beneficial ownership (within the meaning of Rules 13d-3 and 13d-5 promulgated by the SEC pursuant to the Exchange Act) of 30% or more of the outstanding shares of voting stock of Westinghouse.

   "Chase" shall have the meaning assigned to such term in the preamble to this Agreement.

   "Closing Certificate" shall mean a certificate, substantially in the form of Exhibit F, delivered by Westinghouse pursuant to Section 4.1(b).

   "Closing Date" shall have the meaning assigned to such term in Section 4.1.

   "Code" shall mean the Internal Revenue Code of 1986, as the same may be amended from time to time.

   "Commitment" shall mean, with respect to each Lender, the commitment of such Lender to make Revolving Credit Loans pursuant to Section 2.1, to make or refund ABR Swingline Loans pursuant to Section 2.6 and to issue or participate in Letters of Credit pursuant to Section 2.7, as set forth on Schedule 1.1, as such Lender's Commitment may be permanently terminated or reduced from time to time pursuant to Section 2.13 or changed pursuant to Section 8.4.

   "Commitment Fee Calculation Amount" shall mean, as to any Lender at any time, an amount equal to the excess, if any, of (a) such Lender's Utilizable Commitment over (b) the sum of (i) the aggregate principal amount of all Revolving Credit Loans made by such Lender then outstanding, (ii) such Lender's LC Exposure at such time and (iii) in the case of each Swingline Lender, the aggregate principal amount of all Swingline Loans made by such Swingline Lender then outstanding.

   "Commitment Fees" shall mean all fees payable pursuant to Section 2.9(a).

   "Communications Act" shall mean the Communications Act of 1934, as amended.

   "Competitive Bid" shall mean an offer to make a Competitive Loan pursuant to
Section 2.3.

   "Competitive Bid Rate" shall mean, as to any Competitive Bid made pursuant to Section 2.3(b), (a) in the case of a Eurodollar Competitive Loan, the Margin, and (b) in the case of an Absolute Rate Loan, the fixed rate of interest offered by the Lender making such Competitive Bid.

   "Competitive Bid Request" shall mean a request made pursuant to Section 2.3 in the form of Exhibit B-1.

   "Competitive Loan" shall mean a Loan from a Lender to Westinghouse pursuant to the bidding procedure described in Section 2.3. Each Competitive Loan shall be a Eurodollar Competitive Loan or an Absolute Rate Loan.

   "Compliance Certificate" shall have the meaning assigned to such term in
Section 5.1.

   "Confidential Information" shall have the meaning assigned to such term in
Section 8.15(a).

   "Confidential Information Memorandum" shall mean the Information Memorandum dated August 1996 and furnished to the Lenders.

   "Confidentiality Agreement" shall mean a confidentiality agreement substantially in the form of Exhibit D, with such changes as Westinghouse may approve.

   "Consolidated Coverage Ratio" shall mean, for any period, the ratio of (a) Consolidated EBITDA for such period to (b) Consolidated Interest Expense for such period.

   "Consolidated EBITDA" shall mean, with respect to Westinghouse and its Consolidated Subsidiaries for any period, Consolidated Net Income for such period (less any items of non-cash income of Westinghouse and its Consolidated Subsidiaries included in such Consolidated Net Income) plus, to the extent deducted in computing such Consolidated Net Income, (a) Consolidated Interest Expense, (b) provision for Federal, state and local income taxes, (c) depreciation and amortization expense (including write-offs and write-downs of amortizable and depreciable items but excluding amortization relating to programming rights) and (d) other non-cash items (including (i) provisions for losses and additions to valuation allowances, (ii) provisions for restructuring, litigation and environmental reserves and losses on the Disposition of businesses and (iii) pension settlement charges, but excluding non-cash items attributable to non-Wholly Owned Subsidiaries to the extent the effect of including such items would be to include in Consolidated EBITDA amounts excluded from Consolidated Net Income pursuant to clause (III) of the definition thereof) and minus cash payments made during such period in respect of non-cash charges taken during any previous period (excluding (x) cash payments in respect of non-cash charges taken prior to the Closing Date and (y) up to $100,000,000 of cash payments made on or prior to June 30, 1997 in respect of employee separation costs which relate to restructuring charges taken on or prior to March 31, 1997).

   "Consolidated Interest Expense" shall mean, for any period, the gross interest expense of Westinghouse and its Consolidated Subsidiaries (excluding the amortization of deferred financing charges and the gross interest expense of the Discontinued Operations) for such period, computed and consolidated in accordance with GAAP.

   "Consolidated Leverage Ratio" shall mean, as of the last day of any period, the ratio of Consolidated Total Funded Indebtedness at such date to Consolidated EBITDA for such period.

   "Consolidated Net Income" shall mean, with respect to Westinghouse and its Consolidated Subsidiaries for any period, the aggregate net income (or net deficit) of such Persons (excluding that related to the Discontinued Operations) minus gains on the sale of assets (other than (a) gains on sales of inventory sold in the ordinary course of business and (b) gains on sales of other assets if such gains are less than $10,000,000 individually and less than $50,000,000 in the aggregate during such period) and extraordinary gains, computed and consolidated in accordance with GAAP; provided, that, except as otherwise provided in Section 1.2(c), there shall be excluded from the foregoing calculation (I) the income of any other Person accrued prior to the date it becomes a Consolidated Subsidiary of Westinghouse or is merged into or consolidated with Westinghouse or any of its Consolidated Subsidiaries, (II) the income of any other Person (other than a Consolidated Subsidiary of Westinghouse) in which Westinghouse or any of its Consolidated Subsidiaries has an ownership interest, except to the extent that any such income is actually received by Westinghouse or such Consolidated Subsidiary in the form of dividends or similar distributions, (III) the Undistributed Income of any Consolidated Subsidiary (other than a Wholly Owned Subsidiary), except to the extent of Westinghouse's direct or indirect percentage equity interest in such Consolidated Subsidiary, and (IV) the Undistributed Income of any Subsidiary (a "Limited Subsidiary") to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any contractual obligation or requirement of law applicable to such Subsidiary. For the purposes of this definition, income shall be treated as "Undistributed Income" unless it has been distributed to Westinghouse or a Wholly Owned Consolidated Subsidiary of Westinghouse which is not a Limited Subsidiary.

   "Consolidated Net Worth" shall mean the total shareholders' equity of Westinghouse and its Consolidated Subsidiaries determined without giving effect to any changes in such total shareholders' equity resulting from (a) changes in pension liabilities after the Net Worth Commencement Date pursuant to SFAS 87 and SFAS 88, (b) non-cash losses on the Disposition of businesses after the Net Worth Commencement Date, (c) changes made in accordance with GAAP to the amortization periods of separately identified intangible assets and goodwill attributable to the acquisition of CBS or Infinity, as the case may be, from the 40-year amortization utilized in the projections contained in the Confidential Information Memorandum or (d) provisions for restructuring reserves (but not environmental or litigation reserves) established after the Net Worth Commencement Date and not exceeding $100,000,000 in the aggregate, net of cash payments made in respect of such reserves, all net of tax effect and computed and consolidated in accordance with GAAP.

   "Consolidated Subsidiary" shall mean, as to any Person, each Subsidiary of such Person (whether now existing or hereafter created or acquired) the financial statements of which shall be consolidated with the financial statements of such Person in accordance with GAAP.

   "Consolidated Total Funded Indebtedness" shall mean, with respect to Westinghouse and its Consolidated Subsidiaries at any date, the sum at such date of (a) all Indebtedness for Borrowed Money (including commercial paper and unpaid reimbursement obligations in respect of drawn letters of credit but otherwise excluding letters of credit), (b) all indebtedness for the deferred purchase price of Property or services (other than trade accounts payable and accruals in the ordinary course of business), (c) all Capital Lease Obligations, (d) the amount of any Indebtedness for Borrowed Money secured by receivables sold by Westinghouse and its Consolidated Subsidiaries pursuant to a program established for the purpose of financing such receivables, and (e) all Guarantees of indebtedness of the type referred to in any of clauses (a) through (d) above (other than Guarantees of any such indebtedness of Westinghouse and its Consolidated Subsidiaries); provided, that in no event shall indebtedness attributable to Discontinued Operations be included in Consolidated Total Funded Indebtedness.

   "Credit Event" shall mean the making of any Loan or the issuance of any Letter of Credit hereunder (including the designation of a Designated Letter of Credit as a "Letter of Credit" hereunder). It is understood that conversions and continuations pursuant to Section 2.8 do not constitute "Credit Events".

   "Debt Rating" shall mean the rating applicable to Westinghouse's senior, unsecured, non-credit-enhanced long-term indebtedness for borrowed money, as assigned by either Rating Agency.

   "Default" shall mean any event or condition which upon notice, lapse of time or both would constitute an Event of Default.

   "Designated Letters of Credit" shall mean each letter of credit issued by an Issuing Lender that (a) is not a Letter of Credit hereunder at the time of its issuance and (b) is designated on or after the Closing Date by Westinghouse, with the consent of such Issuing Lender, as a "Letter of Credit" hereunder by written notice to the Administrative Agent in the form of Exhibit B-6.

   "Discontinued Operations" shall mean the discontinued operations of Westinghouse and its Subsidiaries as set forth in the 1996 First Quarter Financial Statements.

   "Disposition" shall mean, with respect to any Property, any sale, lease, assignment, conveyance, transfer or other disposition thereof; and the terms "Dispose" and "Disposed of" shall have correlative meanings.

   "Documentation Agent" shall mean Chase, together with its affiliates, as an arranger of the Commitments and as the documentation agent for the Lenders under this Agreement.

   "Dollars" or "$" shall mean lawful money of the United States of America.

   "Environmental Laws" shall mean any and all Federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment, including, without limitation, ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes.

   "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

   "ERISA Affiliate" shall mean, with respect to Westinghouse, any trade or business (whether or not incorporated) that is a member of a group of which Westinghouse is a member and which is treated as a single employer under
Section 414 of the Code.

   "Eurodollar Competitive Loan" shall mean any Competitive Loan which is a Eurodollar Loan.

   "Eurodollar Loan" shall mean any Loan bearing interest at a rate determined by reference to the Eurodollar Rate.

   "Eurodollar Rate" shall mean, with respect to an Interest Period pertaining to any Eurodollar Loan, the rate of interest determined on the basis of the rate for deposits in Dollars for a period equal to such Interest Period commencing on the first day of such Interest Period appearing on Page 3750 of the Telerate Screen as of 11:00 A.M., London time, two Business Days prior to the beginning of such Interest Period. In the event that such rate does not appear on Page 3750 of the Telerate Screen (or otherwise on the Telerate Service), the "Eurodollar Rate" shall be determined by reference to such other publicly available service for displaying eurodollar rates as may be agreed upon by the Administrative Agent and Westinghouse or, in the absence of such agreement, the "Eurodollar Rate" shall instead be the interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the average of the rates at which Dollar deposits approximately equal in principal amount to
(a) in the case of a Eurodollar Tranche, the portion of such Eurodollar Tranche of the Lender serving as Administrative Agent and (b) in the case of a Eurodollar Competitive Loan, a principal amount that would have been the portion of such Loan of the Lender serving as the Administrative Agent had such Loan been a Eurodollar Revolving Credit Loan, and for a maturity comparable to such Interest Period, are offered by the principal London offices of the Reference Banks (or, if any Reference Bank does not at the time maintain a London office, the principal London office of any affiliate of such Reference
Bank) for immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

   "Eurodollar Revolving Credit Loan" shall mean any Revolving Credit Loan which is a Eurodollar Loan.

   "Eurodollar Tranche" shall mean the collective reference to Eurodollar Revolving Credit Loans made by the Lenders, the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

   "Event of Default" shall have the meaning assigned to such term in Article VI, provided that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

   "Exchange Act Report" shall have the meaning assigned to such term in
Section 3.3.

   "Excluded Indebtedness" shall mean (a) Indebtedness of any Person which is acquired by Westinghouse or any of its Subsidiaries after the Closing Date, which Indebtedness was outstanding prior to the date of acquisition of such Person and was not created in anticipation thereof, (b) any Indebtedness owing by Westinghouse or any of its Subsidiaries to Westinghouse or any of its Subsidiaries (including any intercompany Indebtedness created by the declaration of a note payable dividend by any Subsidiary to Westinghouse or any of its other Subsidiaries) and (c) Specified Section 5.5(o) Indebtedness.

   "Existing Infinity Credit Agreement" shall mean the Third Amended and Restated Credit Agreement dated as of June 13, 1996 among Infinity, the lenders party thereto and Chase, as administrative agent, together with the Loan Documents referred to therein.

   "Existing Westinghouse Credit Agreement" shall mean the Revolving Credit Agreement dated as of September 12, 1995 among Westinghouse, the lenders party thereto, Morgan, as documentation agent, and Chase, as administrative agent.

   "Facility Exposure" shall mean, with respect to any Lender, the sum of (a) the Outstanding Revolving Extensions of Credit of such Lender, (b) the aggregate outstanding principal amount of any Competitive Loans made by such Lender and (c) in the case of a Swingline Lender, the aggregate outstanding principal amount of any Quoted Swingline Loans made by such Swingline Lender.

   "FCC" shall mean the Federal Communications Commission.

   "FCC Licenses" shall mean, with respect to Westinghouse or any of its Subsidiaries, any radio, television or other license, permit, certificate of compliance or authorization issued by the FCC and required for the operation of its respective radio and television broadcast stations.

   "Federal Funds Effective Rate" shall have the meaning assigned to such term in the definition of "Alternate Base Rate".

   "Fees" shall mean the Commitment Fees, the Administrative Agent's Fees, the Issuing Lender Fees and the LC Fees.

   "Financial Covenants" shall have the meaning assigned to such term in
Section 1.2(b).

   "Financial Letter of Credit" shall mean any Letter of Credit that, as determined by the Administrative Agent, (a) supports a financial obligation and
(b) qualifies for the 100% credit conversion factor under the applicable Bank for International Settlements guidelines.

   "Financial Officer" of any corporation shall mean its chief financial officer, its Vice President and Treasurer or its Vice President and Chief Accounting Officer or, in each case, any comparable officer or any Person designated by any such officer.

   "Financial Services" shall mean those operations designated as the Financial Services portion of Discontinued Operations in the 1996 First Quarter Financial Statements.

   "Foreign Currency" shall mean any currency other than Dollars which is readily convertible by the relevant Issuing Lender into Dollars.

   "Foreign Exchange Rate" shall mean, with respect to any Foreign Currency on a particular date, the rate at which such Foreign Currency may be exchanged into Dollars, determined by reference to the selling rate in respect of such Foreign Currency published in the "Wall Street Journal" on the relevant date of determination. In the event that such rate is not, or ceases to be, so published by the "Wall Street Journal", the "Foreign Exchange Rate" with respect to such Foreign Currency shall be determined by reference to such other publicly available source for determining exchange rates as may be agreed upon by the Administrative Agent and Westinghouse or, in the absence of such agreement, such "Foreign Exchange Rate" shall instead be the Administrative Agent's spot rate of exchange in the interbank market where its foreign currency exchange operations in respect of such Foreign Currency are then being conducted, at or about 12:00 noon, local time, at such date for the purchase of Dollars with such Foreign Currency, for delivery two banking days later.

   "FSC" shall mean a subsidiary of Westinghouse or any of its Subsidiaries which is a FSC as defined in Section 922 of the Code, or in any successor provision, and which is used solely for the purpose of a single lease project or lease transaction or related lease projects or lease transactions and is not related to Property predominantly manufactured by Westinghouse or any of its Subsidiaries.

   "GAAP" shall mean generally accepted accounting principles applied on a consistent basis (but subject to changes approved by Westinghouse's independent public accountants).

   "Governmental Authority" shall mean any Federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body.

   "Guarantee" of or by any Person shall mean any obligation, contingent or otherwise, of such Person guaranteeing or entered into with the purpose of guaranteeing any Indebtedness of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (b) to purchase Property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment of such Indebtedness or (c) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness; provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit, in either case in the ordinary course of business.

   "Indebtedness" of any Person shall mean, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid,
(d) all obligations of such Person under conditional sale or other title retention agreements relating to Property or assets purchased by such Person,
(e) all obligations of such Person issued or assumed as the deferred purchase price of Property or services, (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on Property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person and (i) all obligations of such Person as an account party in respect of outstanding letters of credit (whether or not drawn) and bankers' acceptances; provided, however, that Indebtedness shall not include
(i) trade accounts payable arising in the ordinary course of business, (ii) deferred compensation, (iii) any Indebtedness of such Person (other than any such Person that is a FSC) to the extent (A) such Indebtedness does not appear on the financial statements of such Person, (B) such Indebtedness is recourse only to certain assets of such Person and (C) the assets to which such Indebtedness is recourse only appear on the financial statements of such Person net of such Indebtedness or (iv) obligations (not constituting obligations for borrowed money) specifically with respect to the production, distribution and acquisition of television and other programming rights or talent; and provided further that the amount of any Indebtedness described in clause (f) above shall be the lower of the amount of the obligation or the fair market value of the collateral securing such obligation. The Indebtedness of any Person shall include the Indebtedness of any partnership in which such Person is a general partner, which Indebtedness is recourse to such general partner.

   "Indebtedness for Borrowed Money" shall mean Indebtedness of the type described in clause (a) or (b) of the definition of "Indebtedness" and any Guarantee thereof.

   "Infinity" shall mean Infinity Broadcasting Corporation, a Delaware corporation.

   "Infinity Merger" shall mean the merger of Infinity with and into a Subsidiary of Westinghouse.

   "Infinity Merger Agreement" shall mean the Agreement and Plan of Merger, dated as of June 20, 1996, among Westinghouse, R Acquisition Corp. and Infinity, as amended, supplemented or otherwise modified from time to time.

   "Infinity Merger Date" shall mean the date of consummation of the Infinity Merger.

   "Information" shall have the meaning assigned to such term in Section 3.13.

   "Intellectual Property" shall mean the collective reference to patents, trademarks (registered or unregistered), trade names, service marks, assumed names, copyrights, technology, know-how and processes.

   "Interest Payment Date" shall mean (a) with respect to any Eurodollar Loan or Absolute Rate Loan, the last day of the Interest Period applicable thereto and, in the case of a Eurodollar Loan with an Interest Period of more than three months' duration or an Absolute Rate Loan with an Interest Period of more than 90 days' duration, each day that would have been an Interest Payment Date for such Loan had successive Interest Periods of three months' duration or 90 days' duration, as the case may be, been applicable to such Loan and, in addition, the date of any conversion of any Eurodollar Revolving Credit Loan to an ABR Loan, the date of repayment or prepayment of any Eurodollar Loan and the applicable Maturity Date; (b) with respect to any ABR Loan (other than an ABR Swingline Loan which is not an Unrefunded Swingline Loan), the last day of each March, June, September and December and the applicable Maturity Date; (c) with respect to any ABR Swingline Loan (other than an Unrefunded Swingline Loan), the earlier of (i) the day that is five Business Days after such Loan is made and (ii) the Revolving Credit Maturity Date and (d) with respect to any Quoted Swingline Loan, the date established as such by Westinghouse and the relevant Swingline Lender prior to the making thereof (but in any event no later than the Revolving Credit Maturity Date).

   "Interest Period" shall mean (a) as to any Eurodollar Loan, the period commencing on the borrowing date or conversion date of such Loan, or on the last day of the immediately preceding Interest Period applicable to such Loan, as the case may be, and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 2, 3 or 6 months or (subject, in the case of Revolving Credit Loans, to the prior consent of each Lender) 9 or 12 months thereafter, as Westinghouse may elect, and (b) as to any Absolute Rate Loan, the period commencing on the date of such Loan and ending on the date specified in the Competitive Bids in which the offer to make such Absolute Rate Loan was extended, which shall not be later than 180 days after the date of such Loan; provided, however, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of Eurodollar Loans only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) notwithstanding anything to the contrary herein, Westinghouse may not select an Interest Period which would end after the Maturity Date applicable to the relevant Loan. Interest shall accrue from and including that first day of an Interest Period to but excluding the last day of such Interest Period.

   "Interim Certificate" shall have the meaning assigned to such term in Annex I hereto.

   "Issuing Lender" shall mean any Lender designated as an Issuing Lender in an Issuing Lender Agreement executed by such Lender, Westinghouse and the Administrative Agent.

   "Issuing Lender Agreement" shall mean an agreement, substantially in the form of Exhibit G, executed by a Lender, Westinghouse, and the Administrative Agent pursuant to which such Lender agrees to become an Issuing Lender hereunder.

   "Issuing Lender Fees" shall mean, as to any Issuing Lender, the fees set forth in the applicable Issuing Lender Agreement.

   "LC Disbursement" shall mean any payment or disbursement made by an Issuing Lender under or pursuant to a Letter of Credit.

   "LC Exposure" shall mean, as to each Lender, such Lender's Revolving Credit Percentage of the Aggregate LC Exposure.

   "LC Fee" shall have the meaning assigned such term in Section 2.9(b).

   "Lenders" shall have the meaning assigned to such term in the preamble to this Agreement.

   "Letters of Credit" shall mean letters of credit or bank guarantees issued by an Issuing Lender for the account of Westinghouse pursuant to Section 2.7 (including any Designated Letters of Credit).

   "Leveraged Spin-Off Indebtedness" shall mean Indebtedness incurred by a Subsidiary (either previously existing or newly formed) for the purpose of financing a cash dividend or other cash distribution made, directly or indirectly, to Westinghouse, so long as (a) concurrently with or immediately after the incurrence of such Indebtedness and the making of such dividend or distribution, all of the common stock of such Subsidiary is distributed to the common shareholders of Westinghouse and (b) the assets of the Subsidiary which is the subject of such transaction are comprised entirely of assets included within those businesses of Westinghouse and its Subsidiaries identified in a written notice from Westinghouse delivered to the Lenders prior to the Closing Date.

   "Lien" shall mean, with respect to any asset or Property, (a) any mortgage, deed of trust, lien, pledge, encumbrance, charge or security interest in or on such asset or Property and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement relating to such asset or Property.

   "Loan" shall mean any loan made by a Lender hereunder.

   "Margin" shall mean, as to any Eurodollar Competitive Loan, the margin (expressed as a percentage rate per annum in the form of a decimal rounded to no more than four places) to be added to or subtracted from the Eurodollar Rate in order to determine the interest rate applicable to such Loan, as specified in the Competitive Bid relating to such Loan.

   "Margin Stock" shall have the meaning assigned to such term under Regulation
U.

   "Material Acquisition" shall mean any acquisition of Property or series of related acquisitions of Property (including by way of merger) which (a) constitutes assets comprising all or substantially all of an operating unit of a business or constitutes all or substantially all of the common stock of a Person and (b) involves the payment of consideration by Westinghouse and its Subsidiaries (valued at the initial principal amount thereof in the case of non-cash consideration consisting of notes or other debt securities and valued at fair market value in the case of other non-cash consideration) in excess of $50,000,000.

   "Material Adverse Effect" shall mean (a) a material adverse effect on the Property, business, results of operations or financial condition of Westinghouse and its Subsidiaries taken as a whole or (b) material impairment of the ability of Westinghouse to perform any of its obligations under this Agreement.

   "Material Disposition" shall mean any Disposition of Property or series of related Dispositions of Property which yields gross proceeds to Westinghouse or any of its Subsidiaries (valued at the initial principal amount thereof in the case of non-cash proceeds consisting of notes or other debt securities and valued at fair market value in the case of other non-cash proceeds) in excess of $50,000,000.

   "Material Subsidiary" shall mean any Subsidiary of Westinghouse except for Subsidiaries which in the aggregate would not constitute a significant subsidiary under Regulation S-X of the SEC.

   "Maturity Date" shall mean (a) in the case of the Revolving Credit Loans and the ABR Swingline Loans, the Revolving Credit Maturity Date, (b) in the case of the Quoted Swingline Loans, the date established as such by Westinghouse and the relevant Swingline Lender prior to the making thereof (but in any event no later than the Revolving Credit Maturity Date) and (c) in the case of Competitive Loans, the last day of the Interest Period applicable thereto, as specified in the related Competitive Bid Request.

   "Moody's" shall mean Moody's Investors Service, Inc.

   "Morgan" shall have the meaning assigned to such term in the preamble to this Agreement.

   "Multiemployer Plan" shall mean a multiemployer plan as defined in Section 3(37) of ERISA to which contributions have been made by Westinghouse or any ERISA Affiliate of Westinghouse and which is covered by Title IV of ERISA.

   "NationsBank" shall have the meaning assigned to such term in the preamble to this Agreement.

   "Net Worth Commencement Date" shall have the meaning assigned to such term in Section 5.9.

   "1996 First Quarter Financial Statements" shall mean the unaudited consolidated financial statements of Westinghouse and its subsidiaries as of and for the fiscal quarter ended March 31, 1996 as set forth in the Quarterly Report on Form 10-Q of Westinghouse.

   "Non-Financial Letter of Credit" shall mean any Letter of Credit that is not a Financial Letter of Credit.

   "Non-U.S. Person" shall have the meaning assigned to such term in Section 2.20(f).

   "Outstanding Revolving Extensions of Credit" shall mean, as to any Lender at any time, an amount equal to the sum of (a) the aggregate principal amount of all Revolving Credit Loans made by such Lender then outstanding, (b) such Lender's LC Exposure at such time and (c) such Lender's ABR Swingline Exposure at such time.

   "PBGC" shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA, or any successor thereto.

   "Person" shall mean any natural person, corporation, business trust, joint venture, association, company, partnership, limited liability company or other entity, or any government or any agency or political subdivision thereof.

   "Plan" shall mean any employee pension benefit plan as defined in Section 3(2) of ERISA (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code and which is maintained for employees of Westinghouse or any ERISA Affiliate.

   "Prime Rate" shall have the meaning assigned to such term in the definition of "Alternate Base Rate".

   "Pro Forma Period" shall have the meaning assigned to such term in Section 1.2(c).

   "Projections" shall have the meaning assigned to such term in Section 3.13.

   "Property" shall mean any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including, without limitation, Capital Stock.

   "Quoted Swingline Loans" shall have the meaning assigned to such term in
Section 2.6(a).

   "Quoted Swingline Rate" shall have the meaning assigned to such term in
Section 2.6(a).

   "Rating Agencies" shall mean S&P and Moody's.

   "Reference Banks" shall mean Chase, Morgan, NationsBank and Toronto
Dominion.

   "Register" shall have the meaning assigned to such term in Section 8.4(d).

   "Regulation D" shall mean Regulation D of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

   "Regulation G" shall mean Regulation G of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

   "Regulation U" shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

   "Required Lenders" shall mean, at any time, Lenders whose respective Total Facility Percentages aggregate not less than 51%.

   "Responsible Officer" of any corporation shall mean any executive officer or Financial Officer of such corporation and any other officer or similar official thereof responsible for the administration of the obligations of such corporation in respect of this Agreement (or, in the case of matters relating to ERISA, any officer responsible for the administration of the pension funds of such corporation).

   "Revolving Credit Borrowing Request" shall mean a request made pursuant to
Section 2.4 in the form of Exhibit B-4.

   "Revolving Credit Loans" shall mean the revolving loans made by the Lenders to Westinghouse pursuant to Section 2.4. Each Revolving Credit Loan shall be a Eurodollar Loan or an ABR Loan.

   "Revolving Credit Maturity Date" shall mean the fifth anniversary of the Closing Date.

   "Revolving Credit Percentage" of any Lender at any time shall mean the percentage of the aggregate Commitments (or, following any termination of all the Commitments, the Commitments most recently in effect) represented by such Lender's Commitment (or, following any such termination, the Commitment of such Lender most recently in effect).

   "Sale/Leaseback" shall mean any lease, whether an operating lease or a capital lease, whereby Westinghouse or any of its Subsidiaries, directly or indirectly, becomes or remains liable as lessee or as guarantor or other surety, of any Property whether now owned or hereafter acquired, (a) that Westinghouse or any of its Subsidiaries, as the case may be, has sold or transferred or is to sell or transfer to any other Person (other than Westinghouse or any of its Subsidiaries), or (b) that is acquired by any other Person, as part of a financing transaction to which Westinghouse or any of its Subsidiaries is a party, in contemplation of leasing such Property to Westinghouse or any of its Subsidiaries, as the case may be.

   "Sale/Leaseback Attributable Debt" shall mean, for any Sale/Leaseback, the present value (discounted at the rate of interest implicit in such Sale/Leaseback, determined in accordance with GAAP or, in the event that such rate of interest is not reasonably determinable, discounted at the interest rate applicable to an ABR Revolving Credit Loan on the date of the commencement of such transaction), as of the date on which the amount thereof is to be determined, of the obligation of the lessee for net rental payments during the remaining term of such Sale/Leaseback (including any period for which such Sale/Leaseback may, at the option of the lessor, be extended). In the case of any master lease agreement, each fixed or capital asset subject thereto (or any related group of such assets for which the lease terms commence at the same time) shall be deemed to be the subject of a separate Sale/Leaseback, and, to the extent that any fixed or capital asset is the subject of a Sale/Leaseback and then of another, the Sale/Leaseback Attributable Debt will be deemed to be incurred only under the first such Sale/Leaseback. For the purposes of Section 5.5(o), the Sale/Leaseback Attributable Debt of any Subsidiary of Westinghouse which is not a Wholly Owned Subsidiary shall be deemed to be the amount determined in accordance with the foregoing provisions of this definition multiplied by Westinghouse's direct or indirect percentage common equity interest in such Subsidiary at the date of determination.

   "S&P" shall mean Standard & Poor's Ratings Services.

   "SEC" shall mean the Securities and Exchange Commission.

   "Specified Section 5.5(o) Indebtedness" shall have the meaning assigned to such term in Section 5.5(o).

   "Subsidiary" shall mean, for any Person (the "Parent"), any corporation, partnership or other entity of which shares of Voting Capital Stock sufficient to elect a majority of the board of directors or other Persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) are at the time directly or indirectly owned or controlled by the Parent or one or more of its Subsidiaries or by the Parent and one or more of its Subsidiaries; provided, however, that (a) no Person of which Westinghouse or any of its Subsidiaries acquires or has acquired control in connection with or as a consequence of any debt or equity financing provided to such Person in the ordinary course of the business of WFSI, any of its Subsidiaries, Financial Services or WCI shall be deemed a Subsidiary of Westinghouse and (b) for purposes of paragraph (d) of Article VI, no Person which is a FSC shall be deemed a Subsidiary of Westinghouse. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of Westinghouse.

   "Swingline Commitment" shall mean, with respect to any Swingline Lender, the commitment of such Lender to make ABR Swingline Loans pursuant to Section 2.6, as designated in accordance with Section 2.6(g).

   "Swingline Lender" shall mean any Lender designated by Westinghouse as a "Swingline Lender" pursuant to Section 2.6(g).

   "Swingline Loans" shall mean the collective reference to the ABR Swingline Loans and the Quoted Swingline Loans.

   "Swingline Percentage" of any Swingline Lender at any time shall mean the percentage of the aggregate Swingline Commitments represented by such Swingline Lender's Swingline Commitment.

   "Syndication Agents" shall have the meaning assigned to such term in the preamble to this Agreement.

   "Test Period" shall have the meaning assigned to such term in Section
1.2(c).

   "Toronto Dominion" shall have the meaning assigned to such term in the preamble to this Agreement.

   "Total Base Commitment" shall mean at any time the aggregate amount of the Base Commitments in effect at such time.

   "Total Facility Exposure" shall mean at any time the aggregate amount of the Facility Exposures at such time.

   "Total Facility Percentage" shall mean, as to any Lender at any time, the quotient (expressed as a percentage) of (a) such Lender's Commitment (or (x) for the purposes of acceleration of the Loans pursuant to clause (II) of
Article VI or (y) if the Commitments have terminated, such Lender's Facility Exposure) and (b) the aggregate of all Lenders' Commitments (or (x) for the purposes of acceleration of the Loans pursuant to clause (II) of Article VI or
(y) if the Commitments have terminated, the Total Facility Exposure).

   "Total Utilizable Commitment" shall mean at any time the aggregate amount of the Utilizable Commitments in effect at such time.

   "Transferee" shall mean any assignee or participant described in Section 8.4(b) or (f).

   "Type" when used in respect of any Loan, shall refer to the Rate by reference to which interest on such Loan is determined. For purposes hereof, "Rate" shall mean the Eurodollar Rate, the Alternate Base Rate, the Quoted Swingline Rate and the rate paid on Absolute Rate Loans.

   "Unrefunded Swingline Loans" shall have the meaning assigned to such term in
Section 2.6(d).

   "U.S. Person" shall mean a citizen, national or resident of the United States of America, or an entity organized in or under the laws of the United States of America.

   "Utilizable Commitment" shall mean, at any time, with respect to each Lender, (a) prior to the Infinity Merger Date, such Lender's Base Commitment then in effect and (b) on and after the Infinity Merger Date, such Lender's Commitment then in effect.

   "Voting Capital Stock" shall mean securities or other ownership interests of a corporation, partnership or other entity having by the terms thereof ordinary voting power to vote in the election of the board of directors or other Persons performing similar functions of such corporation, partnership or other entity (without regard to the occurrence of any contingency).

   "Westinghouse" shall have the meaning assigned to such term in the preamble to this Agreement.

   "WCI" shall mean WCI Communities, Inc., a Delaware corporation, and its Wholly Owned Subsidiaries.

   "WFSI" shall mean Westinghouse Financial Services, Inc., a Delaware corporation that was merged into Westinghouse on May 5, 1993.

   "Wholly Owned Subsidiary" shall mean any Subsidiary of which all shares of Voting Capital Stock (other than, in the case of a corporation, directors' qualifying shares) are owned directly or indirectly by the Parent (as defined in the definition of "Subsidiary").

   SECTION 1.2. Terms Generally. (a) The definitions in Section 1.1 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall, except where the context otherwise requires, be deemed to be followed by the phrase "without limitation". All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require.

   (b) Except as otherwise expressly provided herein, all terms of an accounting nature shall be construed in accordance with GAAP as in effect from time to time; provided, however, that, for purposes of determining compliance with the covenants set forth in Sections 5.7, 5.8 and 5.9 (such Sections being referred to as the "Financial Covenants"), except as otherwise set forth in the Financial Covenants and the definitions related thereto, such terms shall be construed in accordance with GAAP as in effect on March 31, 1996, applied on a basis consistent with the application used in preparing the 1996 First Quarter Financial Statements.

   (c) For the purposes of calculating Consolidated EBITDA and Consolidated Interest Expense for any period (a "Test Period"), (i) if at any time from the period (a "Pro Forma Period") commencing on the second day of such Test Period and ending on the date which is ten days prior to the date of delivery of the Compliance Certificate or Interim Certificate, as the case may be, in respect of such Test Period (or, in the case of any pro forma calculation made pursuant hereto in respect of a particular transaction, ending on the date such transaction is consummated after giving effect thereto), Westinghouse or any Subsidiary shall have made any Material Disposition, the Consolidated EBITDA for such Test Period shall be reduced by an amount equal to the Consolidated EBITDA (if positive) attributable to the Property which is the subject of such Material Disposition for such Test Period or increased by an amount equal to the Consolidated EBITDA (if negative) attributable thereto for such Test Period, and Consolidated Interest Expense for such Test Period shall be reduced by an amount equal to the Consolidated Interest Expense for such Test Period attributable to any Indebtedness of Westinghouse or any Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to Westinghouse and its Subsidiaries in connection with such Material Disposition (or, if the Capital Stock of any Subsidiary is sold, the Consolidated Interest Expense for such Test Period directly attributable to the Indebtedness of such Subsidiary to the extent Westinghouse and its continuing Subsidiaries are no longer liable for such Indebtedness after such Disposition); (ii) if during such Pro Forma Period Westinghouse or any Subsidiary shall have made a Material Acquisition, Consolidated EBITDA and Consolidated Interest Expense for such Test Period shall be calculated after giving pro forma effect thereto (including the incurrence or assumption of any Indebtedness in connection therewith) as if such Material Acquisition (and the incurrence or assumption of any such Indebtedness) occurred on the first day of such Test Period; and (iii) if during such Pro Forma Period any Person that subsequently became a Subsidiary or was merged with or into Westinghouse or any Subsidiary since the beginning of such Pro Forma Period shall have entered into any disposition or acquisition transaction that would have required an adjustment pursuant to clause (i) or
(ii) above if made by Westinghouse or a Subsidiary during such Pro Forma Period, Consolidated EBITDA and Consolidated Interest Expense for such Test Period shall be calculated after giving pro forma effect thereto as if such transaction occurred on the first day of such Test Period. For the purposes of this paragraph, whenever pro forma effect is to be given to a Material Disposition or Material Acquisition, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness discharged or incurred in connection therewith, the pro forma calculations shall be determined in good faith by a Financial Officer of Westinghouse. If any Indebtedness bears a floating rate of interest and the incurrence or assumption thereof is being given pro forma effect, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the last day of the relevant Pro Forma Period had been the applicable rate for the entire relevant Test Period (taking into account any interest rate protection agreement applicable to such Indebtedness if such interest rate protection agreement has a remaining term in excess of 12 months).

   (d) For the purposes of the Financial Covenants, (i) the Discontinued Operations shall be disregarded and (ii) the businesses classified as Discontinued Operations shall be limited to those businesses treated as such in the 1996 First Quarter Financial Statements and the accounting treatment of Discontinued Operations shall be consistent with the accounting treatment thereof in such financial statements.

                                  ARTICLE II.

                                  THE CREDITS

   SECTION 2.1. Commitments. Subject to the terms and conditions hereof and relying upon the representations and warranties herein set forth, each Lender agrees, severally and not jointly, to make Revolving Credit Loans to Westinghouse, at any time and from time to time on and after the Closing Date and until the earlier of (a) the Business Day immediately preceding the Revolving Credit Maturity Date and (b) the termination of the Commitment of such Lender, in an aggregate principal amount at any time outstanding not to exceed such Lender's Utilizable Commitment. Westinghouse may borrow, prepay and reborrow Revolving Credit Loans on and after the Closing Date and prior to the Revolving Credit Maturity Date, subject to the terms, conditions and limitations set forth herein.

   SECTION 2.2. Revolving Credit Loans; Competitive Loans. (a) Each Revolving Credit Loan shall be made to Westinghouse by the Lenders ratably in accordance with their respective Commitments. Each Competitive Loan shall be made to Westinghouse by the Lender whose Competitive Bid therefor is accepted, and in the amount so accepted, in accordance with the procedures set forth in
Section 2.3. The Revolving Credit Loans or Competitive Loans shall be made in minimum amounts equal to (i) in the case of Competitive Loans, $5,000,000 or an integral multiple of $1,000,000 in excess thereof, (ii) in the case of Eurodollar Revolving Credit Loans, $50,000,000 or an integral multiple of $5,000,000 in excess thereof, and (iii) in the case of ABR Revolving Credit Loans, $25,000,000 or an integral multiple of $5,000,000 in excess thereof (or an aggregate principal amount equal to the remaining balance of the available Total Utilizable Commitments).

   (b) Each Lender shall make each Loan (other than a Swingline Loan, as to which this Section 2.2 shall not apply) to be made by it on the proposed date thereof by wire transfer of immediately available funds to the Administrative Agent in New York, New York, not later than 12:00 noon, New York City time (or, in connection with an ABR Loan to be made on the same day on which a notice is submitted, 12:30 p.m., New York City time) and the Administrative Agent shall by 3:00 p.m., New York City time, credit the amounts so received to the general deposit account of Westinghouse with the Administrative Agent.

   SECTION 2.3. Competitive Bid Procedure. (a) In order to request Competitive Bids, Westinghouse shall hand deliver or telecopy to the Administrative Agent a duly completed Competitive Bid Request in the form of Exhibit B-1, to be received by the Administrative Agent (i) in the case of a Eurodollar Competitive Loan, not later than 10:00 a.m., New York City time, four Business Days before a proposed Competitive Loan and (ii) in the case of an Absolute Rate Loan, not later than 10:00 a.m., New York City time, one Business Day before a proposed Competitive Loan. A Competitive Bid Request that does not conform substantially to the format of Exhibit B-1 may be rejected in the Administrative Agent's discretion (exercised in good faith), and the Administrative Agent shall promptly notify Westinghouse of such rejection by telephone, confirmed by telecopier. Such request shall in each case refer to this Agreement and specify (x) whether the Competitive Loan then being requested is to be a Eurodollar Competitive Loan or an Absolute Rate Loan, (y) the date of such Loan (which shall be a Business Day) and the aggregate principal amount thereof which shall be in a minimum principal amount of $5,000,000 and in an integral multiple of $1,000,000, and (z) the Interest Period with respect thereto (which may not end after the Revolving Credit Maturity Date). Promptly after its receipt of a Competitive Bid Request that is not rejected as aforesaid (and in any event by 5:00 p.m., New York City time, on the date of such receipt if such receipt occurs by the time specified in the first sentence of this paragraph), the Administrative Agent shall invite by telecopier (in the form set forth in Exhibit B-2) the Lenders to bid, on the terms and conditions of this Agreement, to make Competitive Loans pursuant to such Competitive Bid Request.

   (b) Each Lender may, in its sole discretion, make one or more Competitive Bids to Westinghouse responsive to a Competitive Bid Request. Each Competitive Bid must be received by the Administrative Agent by telecopier, in the form of Exhibit B-3, (i) in the case of a Eurodollar Competitive Loan, not later than 9:30 a.m., New York City time, three Business Days before a proposed Competitive Loan and (ii) in the case of an Absolute Rate Loan, not later than 9:30 a.m., New York City time, on the day of a proposed Competitive Loan. Multiple Competitive Bids will be accepted by the Administrative Agent. Competitive Bids that do not conform substantially to the format of Exhibit B-3 may be rejected by the Administrative Agent after conferring with, and upon the instruction of, Westinghouse, and the Administrative Agent shall notify the Lender making such nonconforming Competitive Bid of such rejection as soon as practicable. Each Competitive Bid shall refer to this Agreement and specify
(x) the principal amount (which shall be in a minimum principal amount of $5,000,000 and in an integral multiple of $1,000,000 and which may equal the entire principal amount of the Competitive Loan requested by Westinghouse) of the Competitive Loan or Loans that the applicable Lender is willing to make to Westinghouse, (y) the Competitive Bid Rate or Rates at which such Lender is prepared to make the Competitive Loan or Loans and (z) the Interest Period and the last day thereof. A Competitive Bid submitted pursuant to this paragraph
(b) shall be irrevocable (subject to the satisfaction of the conditions to borrowing set forth in Article IV).

   (c) The Administrative Agent shall promptly (and in any event by 10:15 a.m., New York City time, on the date on which such Competitive Bids shall have been made) notify Westinghouse by telecopier of all the Competitive Bids made, the Competitive Bid Rate and the principal amount of each Competitive Loan in respect of which a Competitive Bid was made and the identity of the Lender that made each Competitive Bid. The Administrative Agent shall send a copy of all Competitive Bids to Westinghouse for its records as soon as practicable after completion of the bidding process set forth in this Section 2.3.

   (d) Westinghouse may in its sole and absolute discretion, subject only to the provisions of this paragraph (d), accept or reject any Competitive Bid referred to in paragraph (c) above. Westinghouse shall notify the Administrative Agent by telephone, confirmed by telecopier in such form as may be agreed upon by Westinghouse and the Administrative Agent, whether and to what extent it has decided to accept or reject any of or all the Competitive Bids referred to in paragraph (c) above, (x) in the case of a Eurodollar Competitive Loan, not later than 11:00 a.m., New York City time, three Business Days before a proposed Competitive Loan, and (y) in the case of an Absolute Rate Loan, not later than 11:00 a.m., New York City time, on the day of a proposed Competitive Loan; provided, however, that (i) the failure by Westinghouse to give such notice shall be deemed to be a rejection of all the Competitive Bids referred to in paragraph (c) above, (ii) Westinghouse shall not accept a Competitive Bid made at a particular Competitive Bid Rate if it has decided to reject a Competitive Bid made at a lower Competitive Bid Rate,
(iii) the aggregate amount of the Competitive Bids accepted by Westinghouse shall not exceed the principal amount specified in the Competitive Bid Request (but may be less than that requested), (iv) if Westinghouse shall accept a Competitive Bid or Competitive Bids made at a particular Competitive Bid Rate but the amount of such Competitive Bid or Competitive Bids shall cause the total amount of Competitive Bids to be accepted by it to exceed the amount specified in the Competitive Bid Request, then Westinghouse shall accept a portion of such Competitive Bid or Competitive Bids in an amount equal to the amount specified in the Competitive Bid Request less the amount of all other Competitive Bids accepted with respect to such Competitive Bid Request, which acceptance, in the case of multiple Competitive Bids at such Competitive Bid Rate, shall be made pro rata in accordance with the amount of each such Competitive Bid at such Competitive Bid Rate, and (v) except pursuant to clause
(iv) above no Competitive Bid shall be accepted for a Competitive Loan unless such Competitive Loan is in a minimum principal amount of $5,000,000 and an integral amount multiple of $1,000,000; provided, further, however, that if a Competitive Loan must be in an amount less than $5,000,000 because of the provisions of clause (iv) above, such Competitive Loan may be for a minimum of $1,000,000 or any integral multiple thereof, and in calculating the pro rata allocation of acceptances of portions of multiple Competitive Bids at a particular Competitive Bid Rate pursuant to clause (iv) the amounts shall be rounded to integral multiples of $1,000,000 in a manner which shall be in the discretion of Westinghouse. A notice given by Westinghouse pursuant to this paragraph (d) shall be irrevocable.

   (e) The Administrative Agent shall promptly notify each bidding Lender whether or not its Competitive Bid has been accepted (and if so, in what amount and at what Competitive Bid Rate) by telecopy sent by the Administrative Agent, and each successful bidder will thereupon become bound, subject to the other applicable conditions hereof, to make the Competitive Loan in respect of which its Competitive Bid has been accepted.

   (f) A Competitive Bid Request shall not be made within five Business Days after the date of any previous Competitive Bid Request, unless Westinghouse and the Administrative Agent shall mutually agree otherwise.

   (g) If the Lender which is the Administrative Agent shall elect to submit a Competitive Bid in its capacity as a Lender, it shall submit such Competitive Bid directly to Westinghouse one quarter of an hour earlier than the latest time at which the other Lenders are required to submit their Competitive Bids to the Administrative Agent pursuant to paragraph (b) above.

   (h) All notices required by this Section 2.3 shall be given in accordance with Section 8.1.

   (i) Westinghouse shall not have the right to prepay any Competitive Loan without the consent of the affected Lender or Lenders.

   SECTION 2.4. Revolving Credit Borrowing Procedure. In order to request a Revolving Credit Loan, Westinghouse shall hand deliver or telecopy to the Administrative Agent a Revolving Credit Borrowing Request in the form of Exhibit B-4 (a) in the case of a Eurodollar Revolving Credit Loan, not later than 11:00 a.m., New York City time, three Business Days before a proposed borrowing and (b) in the case of an ABR Revolving Credit Loan, not later than 11:00 a.m., New York City time, on the day of a proposed borrowing. Such notice shall be irrevocable and shall in each case specify (i) whether the Revolving Credit Loan then being requested is to be a Eurodollar Revolving Credit Loan or an ABR Revolving Credit Loan, (ii) the date of such Revolving Credit Loan (which shall be a Business Day) and the amount thereof; and (iii) in the case of a Eurodollar Revolving Credit Loan, the Interest Period with respect thereto. The Administrative Agent shall promptly advise the Lenders of any notice given pursuant to this Section 2.4 and of each Lender's portion of the requested Loan.

   SECTION 2.5. Repayment of Loans. Westinghouse shall repay all outstanding Revolving Credit Loans and all outstanding ABR Swingline Loans on the Revolving Credit Maturity Date (or such earlier date on which the Commitments shall terminate in accordance herewith). Westinghouse shall repay Quoted Swingline Loans and Competitive Loans on the Maturity Date applicable thereto. Each Loan shall bear interest from and including the date thereof on the outstanding principal balance thereof as set forth in Section 2.10.

   SECTION 2.6. Swingline Loans. (a) Subject to the terms and conditions hereof and relying upon the representations and warranties herein set forth, each Swingline Lender agrees, severally and not jointly, at any time and from time to time on and after the Closing Date and until the earlier of the Business Day immediately preceding the Revolving Credit Maturity Date and the termination of the Swingline Commitment of such Swingline Lender,
(i) to make available to Westinghouse Swingline Loans ("Quoted Swingline Loans") on the basis of quoted interest rates (each, a "Quoted Swingline Rate") furnished by such Swingline Lender from time to time in its discretion to Westinghouse (through the Administrative Agent) and accepted by Westinghouse in its discretion and (ii) to make Swingline Loans ("ABR Swingline Loans") to Westinghouse bearing interest at a rate equal to the Alternate Base Rate in an aggregate principal amount (in the case of this clause (ii)) not to exceed such Swingline Lender's Swingline Commitment. The aggregate outstanding principal amount of the Quoted Swingline Loans of any Swingline Lender, when added to the aggregate outstanding principal amount of the ABR Swingline Loans of such Swingline Lender, may exceed such Swingline Lender's Swingline Commitment, provided, that in no event shall the aggregate outstanding principal amount of the Swingline Loans exceed the aggregate Swingline Commitments then in effect. Each Quoted Swingline Loan shall be made only by the Swingline Lender furnishing the relevant Quoted Swingline Rate. Each ABR Swingline Loan shall be made by the Swingline Lenders ratably in accordance with their respective Swingline Percentages. The Swingline Loans shall be made in a minimum aggregate principal amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof (or an aggregate principal amount equal to the remaining balance of the available Swingline Commitments). Each Swingline Lender shall make the portion of each Swingline Loan to be made by it available to Westinghouse by means of a credit to the general deposit account of Westinghouse with the Administrative Agent or a wire transfer, at the expense of Westinghouse, to an account designated in writing by Westinghouse, in each case by 3:30 p.m., New York City time, on the date such Swingline Loan is requested to be made pursuant to paragraph (b) below, in immediately available funds. Westinghouse may borrow, prepay and reborrow Swingline Loans on or after the Closing Date and prior to the Revolving Credit Maturity Date (or such earlier date on which the Commitments shall terminate in accordance herewith) on the terms and subject to the conditions and limitations set forth herein.

   (b) Westinghouse shall give the Administrative Agent telephonic, written or telecopy notice substantially in the form of Exhibit B-5 (in the case of telephonic notice, such notice shall be promptly confirmed by telecopy) no later than 2:30 p.m., New York City time (or, in the case of a proposed Quoted Swingline Loan, 12:00 noon, New York City time), on the day of a proposed Swingline Loan. Such notice shall be delivered on a Business Day, shall be irrevocable (subject, in the case of Quoted Swingline Loans, to receipt by Westinghouse of Quoted Swingline Rates acceptable to it) and shall refer to this Agreement and shall specify the requested date (which shall be a Business
Day) and amount of such Swingline Loan. The Administrative Agent shall promptly advise the Swingline Lenders of any notice received from Westinghouse pursuant to this paragraph (b). In the event that Westinghouse accepts a Quoted Swingline Rate in respect of a proposed Quoted Swingline Loan, it shall notify the Administrative Agent (which shall in turn notify the relevant Swingline Lender) of such acceptance no later than 2:30 p.m., New York City time, on the relevant borrowing date.

   (c) In the event that any ABR Swingline Loan shall be outstanding for more than five Business Days, the Administrative Agent shall, on behalf of Westinghouse (which hereby irrevocably directs and authorizes the Administrative Agent to act on its behalf), request each Lender, including the Swingline Lenders, to make an ABR Revolving Credit Loan in an amount equal to such Lender's Revolving Credit Percentage of the principal amount of such ABR Swingline Loan. Each Lender will make the proceeds of its Revolving Credit Loan available to the Administrative Agent for the account of the Swingline Lenders at the office of the Administrative Agent prior to 12:00 Noon, New York City time, in funds immediately available on the Business Day next succeeding the date such notice is given. The proceeds of such Revolving Credit Loans shall be immediately applied to repay the ABR Swingline Loans.

   (d) If, for any reason, Revolving Credit Loans may not be (as determined by the Administrative Agent in its sole discretion), or are not, made pursuant to
Section 2.6(c) to repay ABR Swingline Loans as required by said Section, then, effective on the date such Revolving Credit Loans would otherwise have been made, each Lender severally, unconditionally and irrevocably agrees that it shall purchase an undivided participating interest in such ABR Swingline Loans ("Unrefunded Swingline Loans") in an amount equal to the amount of the Revolving Credit Loan which otherwise would have been made by such Lender pursuant to Section 2.6(c), which purchase shall be funded by the time such Revolving Credit Loan would have been required to be made pursuant to Section 2.6(c). In the event that the Lenders purchase undivided participating interests pursuant to the first sentence of this paragraph (d), each Lender shall immediately transfer to the Administrative Agent, for the account of the Swingline Lenders, in immediately available funds, the amount of its participation. Any Lender holding a participation in an Unrefunded Swingline Loan may exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all moneys owing by Westinghouse to such Lender by reason thereof as fully as if such Lender had made a Loan directly to Westinghouse in the amount of such participation.

   (e) Whenever, at any time after any Swingline Lender has received from any Lender such Lender's participating interest in an ABR Swingline Loan, such Swingline Lender receives any payment on account thereof, such Swingline Lender will promptly distribute to such Lender its participating interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's participating interest was outstanding and funded); provided, however, that in the event that such payment received by such Swingline Lender is required to be returned, such Lender will return to such Swingline Lender any portion thereof previously distributed by such Swingline Lender to it.

   (f) Notwithstanding anything to the contrary in this Agreement, each Lender's obligation to make the Revolving Credit Loans referred to in Section 2.6(c) and to purchase and fund participating interests pursuant to Section 2.6(d) shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any setoff, counterclaim, recoupment, defense or other right which such Lender or Westinghouse may have against any Swingline Lender, Westinghouse or any other Person for any reason whatsoever; (ii) the occurrence or continuance of a Default or an Event of Default or the failure to satisfy any of the conditions specified in Article IV; (iii) any adverse change in the condition (financial or otherwise) of Westinghouse or any of its Subsidiaries; (iv) any breach of this Agreement by Westinghouse or any Lender; or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

   (g) Upon written or telecopy notice to the Swingline Lenders and to the Administrative Agent, Westinghouse may at any time terminate, from time to time in part reduce, or from time to time (with the approval of the relevant Swingline Lender) increase, the Swingline Commitment of any Swingline Lender. At any time when there shall be fewer than ten Swingline Lenders, Westinghouse may appoint from among the Lenders a new Swingline Lender, subject to the prior consent of such new Swingline Lender and prior notice to the Administrative Agent, so long as at no time shall there be more than ten Swingline Lenders. Notwithstanding anything to the contrary in this Agreement, (i) if any ABR Swingline Loans shall be outstanding at the time of any termination, reduction, increase or appointment pursuant to the preceding two sentences, Westinghouse shall on the date thereof prepay or borrow ABR Swingline Loans to the extent necessary to ensure that at all times the outstanding ABR Swingline Loans held by the Swingline Lenders shall be pro rata according to the respective Swingline Commitments of the Swingline Lenders and (ii) in no event may the aggregate Swingline Commitments exceed $600,000,000. On the date of any termination or reduction of the Swingline Commitments pursuant to this paragraph (g), Westinghouse shall pay or prepay so much of the Swingline Loans as shall be necessary in order that, after giving effect to such termination or reduction, (i) the aggregate outstanding principal amount of the ABR Swingline Loans of any Swingline Lender will not exceed the Swingline Commitment of such Swingline Lender and (ii) the aggregate outstanding principal amount of all Swingline Loans will not exceed the aggregate Swingline Commitments.

   (h) Westinghouse may prepay any Swingline Loan in whole or in part at any time without premium or penalty; provided that Westinghouse shall have given the Administrative Agent written or telecopy notice (or telephone notice promptly confirmed in writing or by telecopy) of such prepayment not later than 10:30 a.m., New York City time, on the Business Day designated by Westinghouse for such prepayment; and provided further that each partial payment shall be in an amount that is an integral multiple of $1,000,000. Each notice of prepayment under this paragraph (h) shall specify the prepayment date and the principal amount of each Swingline Loan (or portion thereof) to be prepaid, shall be irrevocable and shall commit Westinghouse to prepay such Swingline Loan (or portion thereof) by the amount stated therein on the date stated therein. All prepayments under this paragraph (h) shall be accompanied by accrued interest on the principal amount being prepaid to the date of payment. Each payment of principal of or interest on ABR Swingline Loans shall be allocated, as between the Swingline Lenders, pro rata in accordance with their respective Swingline Percentages.

   SECTION 2.7. Letters of Credit. (a) Subject to the terms and conditions hereof and relying upon the representations and warranties herein set forth, each Issuing Lender agrees, at any time and from time to time on or after the Closing Date until the earlier of (i) the tenth Business Day preceding the Revolving Credit Maturity Date and (ii) the termination of the Commitments in accordance with the terms hereof, to issue and deliver or to extend the expiry of Letters of Credit for the account of Westinghouse in an aggregate outstanding undrawn amount which does not exceed the maximum amount specified in the applicable Issuing Lender Agreement; provided that in no event shall the Aggregate LC Exposure exceed $1,500,000,000 at any time. Each Letter of Credit
(i) shall be in a form approved in writing by Westinghouse and the applicable Issuing Lender and (ii) shall permit drawings upon the presentation of such documents as shall be specified by Westinghouse in the applicable notice delivered pursuant to paragraph (c) below. The Lenders agree that, subject to compliance with the conditions precedent set forth in Section 4.2, any Designated Letter of Credit may be designated as a Letter of Credit hereunder from time to time on or after the Closing Date pursuant to the procedures specified in the definition of "Designated Letters of Credit".

   (b) Each Letter of Credit shall by its terms expire not later than the fifth Business Day preceding the Revolving Credit Maturity Date. Any Letter of Credit may provide for the renewal thereof for additional periods (which shall in no event extend beyond the date referred to in the preceding sentence).
Each Letter of Credit shall by its terms provide for payment of drawings in Dollars or in a Foreign Currency, provided that a Letter of Credit denominated in a Foreign Currency may not be issued if, after giving effect thereto, the Dollar equivalent of the aggregate face amount of all Letters of Credit denominated in Foreign Currencies then outstanding would exceed $300,000,000, as determined by the Administrative Agent.

   (c) Westinghouse shall give the applicable Issuing Lender and the Administrative Agent written or telecopy notice not later than 10:00 a.m., New York City time, five Business Days (or such shorter period as shall be acceptable to such Issuing Lender) prior to any proposed issuance of a Letter of Credit. Each such notice shall refer to this Agreement and shall specify
(i) the date on which such Letter of Credit is to be issued (which shall be a Business Day) and the face amount of such Letter of Credit, (ii) the name and address of the beneficiary, (iii) whether such Letter of Credit is a Financial Letter of Credit or a Non-Financial Letter of Credit (subject to confirmation of such status by the Administrative Agent), (iv) whether such Letter of Credit shall permit a single drawing or multiple drawings, (v) the form of the documents required to be presented at the time of any drawing (together with the exact wording of such documents or copies thereof), (vi) the expiry date of such Letter of Credit (which shall conform to the provisions of paragraph (b) above) and (vii) if such Letter of Credit is to be in a Foreign Currency, the relevant Foreign Currency. The Administrative Agent shall give to each Lender prompt written or telecopy advice of the issuance of any Letter of Credit. Each determination by the Administrative Agent as to whether or not a Letter of Credit constitutes a Financial Letter of Credit shall be conclusive and binding upon Westinghouse and the Lenders.

   (d) By the issuance of a Letter of Credit and without any further action on the part of the applicable Issuing Lender or the Lenders in respect thereof, the applicable Issuing Lender hereby grants to each Lender, and each Lender hereby acquires from such Issuing Lender, a participation in such Letter of Credit equal to such Lender's Revolving Credit Percentage at the time of any drawing thereunder of the face amount of such Letter of Credit, effective upon the issuance of such Letter of Credit. In addition, the applicable Issuing Lender hereby grants to each Lender, and each Lender hereby acquires from such Issuing Lender, a participation in each Designated Letter of Credit equal to such Lender's Revolving Credit Percentage at the time of any drawing thereunder of the face amount of such Designated Letter of Credit, effective on the date such Designated Letter of Credit is designated as a Letter of Credit hereunder. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of each Issuing Lender, in accordance with paragraph (f) below, such Lender's Revolving Credit Percentage of each unreimbursed LC Disbursement made by such Issuing Lender; provided, however, that the Lenders shall not be obligated to make any such payment with respect to any payment or disbursement made under any Letter of Credit to the extent resulting from the gross negligence or wilful misconduct of such Issuing Lender.

   (e) Each Lender acknowledges and agrees that its acquisition of participations pursuant to paragraph (d) above in respect of Letters of Credit shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any setoff, counterclaim, recoupment, defense or other right which such Lender or Westinghouse may have against any Issuing Lender, Westinghouse or any other Person for any reason whatsoever; (ii) the occurrence or continuance of a Default or an Event of Default or the failure to satisfy any of the conditions specified in Article IV; (iii) any adverse change in the condition (financial or otherwise) of Westinghouse or any of its Subsidiaries; (iv) any breach of this Agreement by Westinghouse or any Lender; or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

   (f) On the date on which it shall have ascertained that any documents presented under a Letter of Credit appear to be in conformity with the terms and conditions of such Letter of Credit, the applicable Issuing Lender shall give written or telecopy notice to Westinghouse and the Administrative Agent of the amount of the drawing and the date on which payment thereon has been or will be made. If the applicable Issuing Lender shall not have received from Westinghouse the payment required pursuant to paragraph (g) below by 12:00 noon, New York City time, two Business Days after the date on which payment of a draft presented under any Letter of Credit has been made, such Issuing Lender shall so notify the Administrative Agent, which shall in turn promptly notify each Lender, specifying in the notice to each Lender such Lender's Revolving Credit Percentage of such LC Disbursement. Each Lender shall pay to the Administrative Agent, not later than 2:00 p.m., New York City time, on such second Business Day, such Lender's Revolving Credit Percentage of such LC Disbursement (which obligation shall be expressed in Dollars only), which the Administrative Agent shall promptly pay to the applicable Issuing Lender. The Administrative Agent will promptly remit to each Lender such Lender's Revolving Credit Percentage of any amounts subsequently received by the Administrative Agent from Westinghouse in respect of such LC Disbursement; provided that (i) amounts so received for the account of any Lender prior to payment by such Lender of amounts required to be paid by it hereunder in respect of any LC Disbursement and (ii) amounts representing interest at the rate provided in paragraph (g) below on any LC Disbursement for the period prior to the payment by such Lender of such amounts shall in each case be remitted to the applicable Issuing Lender.

   (g) If an Issuing Lender shall pay any draft presented under a Letter of Credit, Westinghouse shall pay to such Issuing Lender an amount equal to the amount of such draft before 12:00 noon, New York City time, on the second Business Day immediately following the date of payment of such draft, together with interest (if any) on such amount at a rate per annum equal to the interest rate in effect for ABR Loans (or, in the case of Foreign Currency-denominated Letters of Credit, the rate which would reasonably and customarily be charged by such Issuing Lender on outstanding loans denominated in the relevant Foreign Currency) from (and including) the date of payment of such draft to (but excluding) the date on which either Westinghouse shall have repaid, or the Lenders shall have refunded, such draft in full (which interest shall be payable on such second Business Day and from time to time thereafter on demand until either Westinghouse shall have repaid, or the Lenders shall have refunded, such draft in full). In the event that such drawing shall be refunded by the Lenders as provided in Section 2.7(f), Westinghouse shall pay to the Administrative Agent, for the account of the Lenders, quarterly on the last day of each March, June, September and December, interest on the amount so refunded at a rate per annum equal to the interest rate in effect for ABR Loans from (and including) the date of such refunding to (but excluding) the date on which the amount so refunded by the Lenders shall have been paid in full in Dollars by Westinghouse. Each payment made to an Issuing Lender by Westinghouse pursuant to this paragraph shall be made at such Issuing Lender's address for notices specified herein in lawful money of (x) the United States of America (in the case of payments made on Dollar-denominated Letters of Credit) or (y) the applicable foreign jurisdiction (in the case of payments on Foreign Currency-denominated Letters of Credit) and in immediately available funds. The obligation of Westinghouse to pay the amounts referred to above in this paragraph (g) (and the obligations of the Lenders under paragraphs (d) and (f) above) shall be absolute, unconditional and irrevocable and shall be satisfied strictly in accordance with their terms irrespective of:

  (i) any lack of validity or enforceability of any Letter of Credit or any Issuing Lender Agreement or of the obligations of Westinghouse under this Agreement or any Issuing Lender Agreement;

  (ii) the existence of any claim, setoff, defense or other right which Westinghouse or any other Person may at any time have against the beneficiary under any Letter of Credit, the Agents, any Issuing Lender or any Lender (other than the defense of payment in accordance with the terms of this Agreement or a defense based on the gross negligence or wilful misconduct of the applicable Issuing Lender) or any other Person in connection with this Agreement or any other transaction;

  (iii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect; provided that payment by the applicable Issuing Lender under such Letter of Credit against presentation of such draft or document shall not have constituted gross negligence or wilful misconduct;

  (iv) payment by the applicable Issuing Lender under a Letter of Credit against presentation of a draft or other document which does not comply in any immaterial respect with the terms of such Letter of Credit; provided that such payment shall not have constituted gross negligence or wilful misconduct; or

  (v) any other circumstance or event whatsoever, whether or not similar to any of the foregoing; provided that such other circumstance or event shall not have been the result of gross negligence or wilful misconduct of the applicable Issuing Lender.

   It is understood that in making any payment under a Letter of Credit (x) such Issuing Lender's exclusive reliance on the documents presented to it under such Letter of Credit as to any and all matters set forth therein, including reliance on the amount of any draft presented under such Letter of Credit, whether or not the amount due to the beneficiary thereof equals the amount of such draft and whether or not any document presented pursuant to such Letter of Credit proves to be forged, fraudulent or invalid in any respect, if such document on its face appears to be in order, and whether or not any other statement or any other document presented pursuant to such Letter of Credit proves to be forged or invalid or any statement therein proves to be inaccurate or untrue in any respect whatsoever, and (y) any noncompliance in any immaterial respect of the documents presented under a Letter of Credit with the terms thereof shall, in either case, not, in and of itself, be deemed wilful misconduct or gross negligence of such Issuing Lender.

   (h) (i) Notwithstanding anything to the contrary contained in this Agreement, for purposes of calculating any LC Fee or Commitment Fee payable in respect of any Business Day, the Administrative Agent shall convert the amount available to be drawn under any Letter of Credit denominated in Foreign Currency into an amount of Dollars based upon the relevant Foreign Exchange Rate in effect for such day. If on any date the Administrative Agent shall notify Westinghouse that, by virtue of any change in the Foreign Exchange Rate of any Foreign Currency in which a Letter of Credit is denominated, the Total Facility Exposure shall exceed the Total Utilizable Commitment then in effect, then, within three Business Days after the date of such notice, Westinghouse shall prepay the Revolving Credit Loans and/or the Swingline Loans to the extent necessary to eliminate such excess. Each Issuing Lender which has issued a Letter of Credit denominated in a Foreign Currency agrees to notify the Administrative Agent of the average daily outstanding amount thereof for any period in respect of which LC Fees or Commitment Fees are payable and, upon request by the Administrative Agent, for any other date or period. For all purposes of this Agreement, determinations by the Administrative Agent of the Dollar equivalent of any amount expressed in a Foreign Currency shall be made on the basis of Foreign Exchange Rates reset monthly (or on such other periodic basis as shall be selected by the Administrative Agent in its sole discretion) and shall in each case be conclusive absent manifest error.

   (ii) Notwithstanding anything to the contrary contained in this Section 2.7, prior to demanding any reimbursement from the Lenders pursuant to Section 2.7(f) in respect of any Letter of Credit denominated in a Foreign Currency, the relevant Issuing Lender shall convert Westinghouse's obligation under
Section 2.7(g) to reimburse such Issuing Lender in such Foreign Currency into an obligation to reimburse such Issuing Lender (and, in turn, the Lenders) in Dollars. The amount of any such converted obligation shall be computed based upon the relevant Foreign Exchange Rate (as quoted by the Administrative Agent to such Issuing Lender) in effect for the day on which such conversion occurs.

   SECTION 2.8. Conversion and Continuation Options. (a) Westinghouse may elect from time to time to convert Eurodollar Revolving Credit Loans (or, subject to Section 2.10(f), a portion thereof) to ABR Revolving Credit Loans on the last day of an Interest Period with respect thereto by giving the Administrative Agent prior irrevocable notice of such election. Westinghouse may elect from time to time to convert ABR Revolving Credit Loans (subject to Section 2.10(f)) to

Eurodollar Revolving Credit Loans by giving the Administrative Agent at least three Business Days' prior irrevocable notice of such election. Any such notice of conversion to Eurodollar Revolving Credit Loans shall specify the length of the initial Interest Period therefor. Upon receipt of any such notice the Administrative Agent shall promptly notify each Lender thereof. All or any part of outstanding Eurodollar Revolving Credit Loans and ABR Revolving Credit Loans may be converted as provided herein, provided that no Revolving Credit Loan may be converted into a Eurodollar Revolving Credit Loan when any Event of Default has occurred and is continuing and the Administrative Agent has or the Required Lenders have determined in its or their sole discretion not to permit such a conversion.

   (b) Any Eurodollar Revolving Credit Loans (or, subject to Section 2.10(f), a portion thereof) may be continued as such upon the expiration of the then current Interest Period with respect thereto by Westinghouse giving irrevocable notice to the Administrative Agent, not less than three Business Days prior to the last day of the then current Interest Period with respect thereto, of the length of the next Interest Period to be applicable to such Revolving Credit Loans, provided that no Eurodollar Revolving Credit Loan may be continued as such when any Event of Default has occurred and is continuing and the Administrative Agent has or the Required Lenders have determined in its or their sole discretion not to permit such a continuation, and provided, further, that if Westinghouse shall fail to give any required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso such Eurodollar Revolving Credit Loans shall be automatically converted to ABR Revolving Credit Loans on the last day of such then expiring Interest Period. Upon receipt of any notice from Westinghouse pursuant to this
Section 2.8(b), the Administrative Agent shall promptly notify each Lender thereof.

   SECTION 2.9. Fees. (a) Westinghouse agrees to pay to the Administrative Agent for the account of each Lender a Commitment Fee for the period from and including the date hereof to the Revolving Credit Maturity Date (or such earlier date on which the Commitments shall terminate in accordance herewith), computed at a per annum rate equal to the Applicable Commitment Fee Rate on the average daily Commitment Fee Calculation Amount in respect of such Lender during the period for which payment is made. In addition, Westinghouse agrees to pay to the Administrative Agent for the account of each Lender a supplemental Commitment Fee for the period from and including the date hereof to the Infinity Merger Date (or such earlier date on which the Commitments shall terminate in accordance herewith), computed at a per annum rate equal to the Adjusted Applicable Commitment Fee Rate on the excess of such Lender's Commitment over such Lender's Base Commitment. All Commitment Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days and shall be payable quarterly in arrears on the last day of each March, June, September and December, on the Revolving Credit Maturity Date or such earlier date on which the Commitments shall be terminated, commencing on the first of such dates to occur after the date hereof.

   (b) Westinghouse agrees to pay each Lender, through the Administrative Agent, on the last day of each March, June, September and December and on the Revolving Credit Maturity Date or the date on which the Commitment of such Lender shall be terminated as provided herein and all Letters of Credit issued hereunder shall have expired, a letter of credit fee (an "LC Fee") computed at a per annum rate equal to the Applicable LC Fee Rate on such Lender's Revolving Credit Percentage of the average daily undrawn amount of the Financial Letters of Credit or Non-Financial Letters of Credit, as the case may be, outstanding during the preceding quarter (or shorter period commencing with the date hereof or ending with the Revolving Credit Maturity Date or the date on which the Commitment of such Lender shall have been terminated and all Letters of Credit issued hereunder shall have expired). All LC Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days.

   (c) Westinghouse agrees to pay to the Administrative Agent, for its own account, the administrative agent's fees ("Administrative Agent's Fees") provided for in the Administrative Agent Fee Letter at the times provided therein.

   (d) Westinghouse agrees to pay to each Issuing Lender, through the Administrative Agent, for its own account, the applicable Issuing Lender Fees.

   (e) All Fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, if and as appropriate, among the relevant Lenders or to the Issuing Lenders. Once paid, none of the Fees shall be refundable under any circumstances (other than corrections of errors in payment).

   SECTION 2.10. Interest on Loans; Eurodollar Tranches; Etc. (a) Subject to the provisions of Section 2.11, Eurodollar Loans shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to (i) in the case of each Eurodollar Revolving Credit Loan, the Eurodollar Rate for the Interest Period in effect for such Loan plus the Applicable Eurodollar Margin and (ii) in the case of each Eurodollar Competitive Loan, the Eurodollar Rate for the Interest Period in effect for such Loan plus the Margin offered by the Lender making such Loan and accepted by Westinghouse pursuant to Section 2.3. The Eurodollar Rate for each Interest Period shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error. The Administrative Agent shall promptly advise Westinghouse and each Lender of such determination.

   (b) Subject to the provisions of Section 2.11, ABR Loans shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, when determined by reference to the Prime Rate and over a year of 360 days at all other times) at a rate per annum equal to the Alternate Base Rate. The Alternate Base Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

   (c) Subject to the provisions of Section 2.11, Quoted Swingline Loans shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the relevant Quoted Swingline Rate.

   (d) Subject to the provisions of Section 2.11, each Absolute Rate Loan shall bear interest at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to the fixed rate of interest offered by the Lender making such Loan and accepted by Westinghouse pursuant to Section 2.3.

   (e) Interest on each Loan shall be payable on each applicable Interest Payment Date.

   (f) Notwithstanding anything to the contrary in this Agreement, all borrowings, conversions, continuations, repayments and prepayments of Eurodollar Revolving Credit Loans hereunder and all selections of Interest Periods hereunder in respect of Eurodollar Revolving Credit Loans shall be in such amounts and shall be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of the Eurodollar Revolving Credit Loans comprising each Eurodollar Tranche shall be equal to $50,000,000 or a whole multiple of $5,000,000 in excess thereof. In no event shall there be more than 12 Eurodollar Tranches outstanding at any time.

   (g) If no election as to the Type of Revolving Credit Loan is specified in any notice of borrowing with respect thereto, then the requested Loan shall be an ABR Loan. If no Interest Period with respect to a Eurodollar Revolving Credit Loan is specified in any notice of borrowing, conversion or continuation, then Westinghouse shall be deemed to have selected an Interest Period of one month's duration.

   SECTION 2.11. Default Interest. (a) If all or a portion of the principal amount of any Loan shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), all outstanding Loans (whether or not overdue) shall bear interest at a rate per annum which is equal to the rate that would otherwise be applicable thereto pursuant to the provisions of Section 2.10 plus 2% and (b) if all or a portion of any LC Disbursement, any interest payable on any Loan or LC Disbursement or any Fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to the rate otherwise applicable to ABR Loans pursuant to Section 2.10(b) plus 2%, in each case, with respect to clauses (a) and (b) above, from the date of such non-payment until such amount is paid in full (as well after as before judgment).

   SECTION 2.12. Alternate Rate of Interest. In the event, and on each occasion, that on the day two Business Days prior to the commencement of any Interest Period for a Eurodollar Loan (i) the Administrative Agent shall have determined (which determination shall be conclusive and binding upon Westinghouse) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, or (ii) the Required Lenders shall have determined and shall have notified the Administrative Agent that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining Eurodollar Loans during such Interest Period, the Administrative Agent shall, as soon as practicable thereafter, give written or telecopy notice of such determination to Westinghouse and the Lenders. In the event of any such determination, until the Administrative Agent shall have advised Westinghouse and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any request by Westinghouse for a Eurodollar Competitive Loan pursuant to Section 2.3 to be made after such determination shall be of no force and effect and shall be denied by the Administrative Agent, (ii) any request by Westinghouse for a Eurodollar Revolving Credit Loan pursuant to Section 2.4 to be made after such determination shall be deemed to be a request for an ABR Loan and (iii) any request by Westinghouse for conversion into or a continuation of a Eurodollar Revolving Credit Loan pursuant to Section 2.8 to be made after such determination shall have no force and effect (in the case of a requested conversion) or shall be deemed to be a request for a conversion into an ABR Loan (in the case of a requested continuation). Also, in the event of any such determination, Westinghouse shall be entitled, in its sole discretion, if the requested Loan has not been made, to cancel its acceptance of the Competitive Bids or to cancel its Competitive Bid Request relating thereto. Each determination by the Administrative Agent or the Required Lenders hereunder shall be conclusive absent manifest error.

   SECTION 2.13. Termination and Optional Reduction of Commitments. Upon at least three Business Days' prior irrevocable written or telecopy notice to the Administrative Agent, Westinghouse may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Commitments; provided, however, that (a) any such notice delivered prior to the Infinity Merger Date shall specify whether or not such reduction is to be applied to the Base Commitments; (b) each partial reduction of the Commitments shall be in a minimum principal amount of $10,000,000 and in integral multiples of $1,000,000 in excess thereof and (c) no such termination or reduction shall be made if, after giving effect thereto and to any prepayments of the Loans made on the effective date thereof, (i) the Outstanding Revolving Extensions of Credit of any Lender would exceed such Lender's Utilizable Commitment then in effect or (ii) the Total Facility Exposure would exceed the Total Utilizable Commitment then in effect. The Administrative Agent shall promptly advise the Lenders of any notice given pursuant to this Section 2.13. Except as otherwise provided in Section 2.21, each reduction in the Commitments hereunder shall be made ratably among the Lenders in accordance with their respective Commitments. Westinghouse agrees to pay to the Administrative Agent for the account of the Lenders, on the date of termination or reduction of the Commitments, the Commitment Fees on the amount of the Commitments so terminated or reduced accrued through the date of such termination or reduction.

   SECTION 2.14. Optional Prepayments of Revolving Credit Loans. Westinghouse may at any time and from time to time prepay the Revolving Credit Loans, in whole or in part, without premium or penalty, upon giving irrevocable written or telecopy notice (or telephone notice promptly confirmed by written or telecopy notice) to the Administrative Agent: (i) before 10:00 a.m., New York City time, three Business Days prior to prepayment, in the case of Eurodollar Revolving Credit Loans, and (ii) before 10:00 a.m., New York City time, one Business Day prior to prepayment, in the case of ABR Revolving Credit Loans. Such notice shall specify the date and amount of prepayment and whether the prepayment is of Eurodollar Revolving Credit Loans, ABR Revolving Credit Loans or a combination thereof, and, if of a combination thereof, the amount allocable to each. If a Eurodollar Revolving Credit Loan is prepaid on any day other than the last day of the Interest Period applicable thereto, Westinghouse shall also pay any amounts owing pursuant to Section 2.16. Upon receipt of any such notice the Administrative Agent shall promptly notify each Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with (except in the case of ABR Revolving Credit Loans) accrued interest to such date on the amount prepaid. Partial prepayments of Revolving Credit Loans shall be in an aggregate principal amount of $10,000,000 or a whole multiple of $1,000,000 in excess thereof.

   SECTION 2.15. Reserve Requirements; Change in Circumstances. (a) Notwithstanding any other provision herein, if after the date of this Agreement any change in applicable law or regulation (including any change in the reserve percentages provided for in Regulation D) or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof shall change the basis of taxation of payments to any Lender of the principal of or interest on any Eurodollar Loan or Absolute Rate Loan made by such Lender (other than changes in respect of taxes imposed on the overall net income of such Lender by the jurisdiction in which such Lender has its principal office (or in which it holds any Eurodollar Loan or Absolute Rate Loan) or by any political subdivision or taxing authority therein and other than taxes that would not have been imposed but for the failure of such Lender to comply with applicable certification, information, documentation or other reporting requirements), or shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of or deposits with or for the account of such Lender, or shall impose on such Lender or the London interbank market any other condition affecting this Agreement or any Eurodollar Loan or Absolute Rate Loan made by such Lender, and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan or Absolute Rate Loan or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise) in respect of any Eurodollar Loan or Absolute Rate Loan by an amount deemed by such Lender to be material, then Westinghouse agrees to pay to such Lender as provided in paragraph (c) below such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered. Notwithstanding the foregoing, no Lender shall be entitled to request compensation under this paragraph with respect to any Competitive Loan if the change giving rise to such request shall, or in good faith should, have been taken into account in formulating the Competitive Bid pursuant to which such Competitive Loan shall have been made.

   (b) If any Lender or any Issuing Lender shall have determined that the adoption after the date hereof of any law, rule, regulation or guideline regarding capital adequacy, or any change in any law, rule, regulation or guideline regarding capital adequacy or in the interpretation or administration of any of the foregoing by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or any lending office of such Lender) or Issuing Lender or any Lender's or Issuing Lender's holding company with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's or Issuing Lender's capital or on the capital of such Lender's or Issuing Lender's holding company, if any, as a consequence of this Agreement or the Loans made by such Lender or the LC Exposure of such Lender or Letters of Credit issued by such Issuing Lender pursuant hereto to a level below that which such Lender or Issuing Lender or such Lender's or Issuing Lender's holding company could have achieved but for such applicability, adoption, change or compliance (taking into consideration such Lender's or Issuing Lender's policies and the policies of such Lender's or Issuing Lender's holding company with respect to capital adequacy) by an amount deemed by such Lender or Issuing Lender to be material, then from time to time Westinghouse agrees to pay to such Lender or Issuing Lender as provided in paragraph (c) below such additional amount or amounts as will compensate such Lender or Issuing Lender or such Lender's or Issuing Lender's holding company for any such reduction suffered.

   (c) A certificate of each Lender or Issuing Lender setting forth such amount or amounts as shall be necessary to compensate such Lender or Issuing Lender as specified in paragraph (a) or (b) above, as the case may be, and the basis therefor in reasonable detail shall be delivered to Westinghouse and shall be conclusive absent manifest error. Westinghouse shall pay each Lender or Issuing Lender the amount shown as due on any such certificate within 30 days after its receipt of the same. Upon the receipt of any such certificate, Westinghouse shall be entitled, in its sole discretion, if any requested Loan has not been made, to cancel its acceptance of the relevant Competitive Bids or to cancel the Competitive Bid Request relating thereto, subject to Section 2.16.

   (d) Except as provided in this paragraph, failure on the part of any Lender to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital with respect to any period shall not constitute a waiver of such Lender's right to demand compensation with respect to any other period. The protection of this Section 2.15 shall be available to each Lender regardless of any possible contention of the invalidity or inapplicability of the law, rule, regulation, guideline or other change or condition which shall have occurred or been imposed so long as it shall be customary for Lenders affected thereby to comply therewith. No Lender shall be entitled to compensation under this Section 2.15 for any costs incurred or reductions suffered with respect to any date unless it shall have notified Westinghouse that it will demand compensation for such costs or reductions under paragraph (c) above not more than 90 days after the later of
(i) such date and (ii) the date on which it shall have become aware of such costs or reductions. Notwithstanding any other provision of this Section 2.15, no Lender shall demand compensation for any increased cost or reduction referred to above if it shall not at the time be the general policy or practice of such Lender to demand such compensation in similar circumstances under comparable provisions of other credit agreements, if any. In the event Westinghouse shall reimburse any Lender pursuant to this Section 2.15 for any cost and such Lender shall subsequently receive a refund in respect thereof, such Lender shall so notify Westinghouse and, upon its request, will pay to Westinghouse the portion of such refund which such Lender shall determine in good faith to be allocable to the cost so reimbursed. The covenants contained in this Section 2.15 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

   SECTION 2.16. Indemnity. Westinghouse agrees to indemnify each Lender against any loss or expense described below which such Lender may sustain or incur as a consequence of (a) any failure by Westinghouse to fulfill on the date of any borrowing hereunder the applicable conditions set forth in Article IV, (b) any failure by Westinghouse to borrow, continue or convert any Loan hereunder after irrevocable notice of such borrowing, continuation or conversion has been given or deemed given or Competitive Bids have been accepted pursuant to Article II or (c) any payment, prepayment or conversion of a Eurodollar Loan or Absolute Rate Loan required by any other provision of this Agreement or otherwise made or deemed made, whatever the circumstances may be that give rise to such payment, prepayment or conversion, or any transfer of any such Loan pursuant to Section 2.21 or 8.4(b), on a date other than the last day of the Interest Period applicable thereto. The loss or expense for which such Lender shall be indemnified under this Section 2.16 shall be equal to the excess, if any, as reasonably determined by such Lender, of (i) its cost of obtaining the funds for the Loan being paid, prepaid, converted or not borrowed, continued or converted (assumed to be the Eurodollar Rate in the case of Eurodollar Loans) for the period from the date of such payment, prepayment, conversion or failure to borrow, continue or convert to the last day of the Interest Period for such Loan (or, in the case of a failure to borrow, continue or convert, the Interest Period for such Loan which would have commenced on the date of such failure) over (ii) the amount of interest (as reasonably determined by such Lender) that would be realized by such Lender in reemploying the funds so paid, prepaid, converted or not borrowed, continued or converted for such period or Interest Period, as the case may be; provided, however, that such amount shall not include any loss of a Lender's margin or spread over its cost of obtaining funds as described above. A certificate of any Lender setting forth any amount or amounts which such Lender is entitled to receive pursuant to this Section 2.16 shall be delivered to Westinghouse and shall be conclusive absent manifest error. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

   SECTION 2.17. Pro Rata Treatment; Funding Matters; Evidence of Debt. (a) Except as required under Section 2.21, each payment or prepayment of principal of any Revolving Credit Loan, each payment of interest on the Revolving Credit Loans, each payment of the Commitment Fees pursuant to Section 2.9(a)(i), each payment of LC Fees, and each reduction of the Commitments, shall be allocated pro rata among the Lenders in accordance with their respective Commitments (or, if such Commitments shall have expired or been terminated, in accordance with the respective principal amounts of their outstanding Revolving Credit Loans). Each Lender agrees that in computing such Lender's portion of any Loan to be made hereunder, the Administrative Agent may, in its discretion, round such Lender's percentage of such Loan to the next higher or lower whole Dollar amount.

   (b) Unless the Administrative Agent shall have received notice from a Lender prior to the relevant borrowing date that such Lender will not make available to the Administrative Agent such Lender's portion of a borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such borrowing in accordance with this Agreement and the Administrative Agent may, in reliance upon such assumption, make available to Westinghouse on such date a corresponding amount. If and to the extent that such Lender shall not have made such portion available to the Administrative Agent, each of such Lender and Westinghouse agrees to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to Westinghouse until the date such amount is repaid to the Administrative Agent at (i) in the case of Westinghouse, the interest rate applicable at the time to the relevant Loan and
(ii) in the case of such Lender, the Federal Funds Effective Rate. If such Lender shall repay to the Administrative Agent such corresponding amount, such amount shall constitute such Lender's Loan as part of such borrowing for the purposes of this Agreement; provided that such repayment shall not release such Lender from any liability it may have to Westinghouse for the failure to make such Loan at the time required herein.

   (c) The failure of any Lender to make any Loan shall not in itself relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Loan required to be made by such other Lender).

   (d) Each Lender may at its option make any Eurodollar Loan by causing any domestic or foreign branch or affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of Westinghouse to repay such Loan in accordance with the terms of this Agreement.

   (e) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness to such Lender resulting from each Loan made by it from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement. The Administrative Agent shall maintain accounts in which it will record (i) the amount of each Loan made hereunder, the Type of each Loan and each Interest Period, if any, applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from Westinghouse to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from Westinghouse and each Lender's share thereof. The entries made in the accounts maintained pursuant to this paragraph (e) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of Westinghouse to repay the Loans in accordance with their terms.

   SECTION 2.18. Sharing of Setoffs. Except to the extent that this Agreement provides for payments to be allocated to Revolving Credit Loans, Swingline Loans or Competitive Loans, as the case may be, each Lender agrees that if it shall, through the exercise of a right of banker's lien, setoff or counterclaim against Westinghouse, or pursuant to a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means (other than pursuant to any provision of this Agreement), obtain payment (voluntary or involuntary) in respect of any category of its Loans or such Lender's Revolving Credit Percentage of any LC Disbursement as a result of which the unpaid principal portion of such Loans or the unpaid portion of such Lender's Revolving Credit Percentage of the LC Disbursements shall be proportionately less than the unpaid principal portion of such Loans or the unpaid portion of the Revolving Credit Percentage of the LC Disbursements of any other Lender, it shall be deemed simultaneously to have purchased from such other Lender at face value, and shall promptly pay to such other Lender the purchase price for, a participation in such Loans or the Revolving Credit Percentage of the LC Disbursements of such other Lender, so that the aggregate unpaid principal amount of such Loans and participations in such Loans held by each Lender or the Revolving Credit Percentage of LC Disbursements and participations in LC Disbursements held by each Lender shall be in the same proportion to the aggregate unpaid principal amount of all such Loans or LC Disbursements then outstanding as the principal amount of such Loans or the Revolving Credit Percentage of LC Disbursements of each Lender prior to such exercise of banker's lien, setoff or counterclaim or other event was to the principal amount of all such Loans or LC Disbursements outstanding prior to such exercise of banker's lien, setoff or counterclaim or other event; provided, however, that, if any such purchase or purchases or adjustments shall be made pursuant to this Section

2.18 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest. Any Lender holding a participation in a Loan or LC Disbursement deemed to have been so purchased may exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all moneys owing by Westinghouse to such Lender by reason thereof as fully as if such Lender had made a Loan directly to Westinghouse or issued a Letter of Credit for the account of Westinghouse in the amount of such participation.

   SECTION 2.19. Payments. (a) Except as otherwise expressly provided herein, Westinghouse shall make each payment (including principal of or interest on any Loan or any Fees or other amounts) hereunder not later than 12:00 noon, New York City time, on the date when due in Dollars to the Administrative Agent at its offices at 60 Wall Street, New York, New York, in immediately available funds.

   (b) Whenever any payment (including principal of or interest on any Loan or any Fees or other amounts) hereunder shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or Fees, if applicable.

   SECTION 2.20. Taxes. (a) Any and all payments by Westinghouse hereunder to or for the benefit of a Non-U.S. Person shall be made, in accordance with
Section 2.19, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto imposed by or on behalf of the United States or any political subdivision thereof, excluding taxes imposed on (or measured by) such Non-U.S. Person's net income or net receipts, franchise taxes, taxes on doing business or taxes imposed on capital or net worth (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If Westinghouse shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to a Non-U.S. Person, (i) the sum payable shall be increased by the amount necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.20) such Non-U.S. Person shall receive an amount equal to the sum it would have received had no such deductions been made, (ii) Westinghouse shall make such deductions and (iii) Westinghouse shall pay the full amount deducted to the relevant taxing authority or other Governmental Authority in accordance with applicable law.

   (b) Westinghouse agrees to pay and reimburse on demand all transfer, stamp, documentary or other similar taxes, assessments or charges levied by any Governmental Authority in respect of this Agreement, any of the Loans or the Letters of Credit (all such taxes, assessments or charges hereinafter referred to as "Other Taxes").

   (c) Westinghouse will indemnify each Lender (or Transferee) and the Administrative Agent for the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed by the applicable jurisdiction on amounts payable under this Section 2.20) paid by such Lender (or Transferee) or the Administrative Agent, as the case may be, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted by the relevant taxing authority or other Governmental Authority. Such indemnification shall be made within 30 days after the date such Lender (or Transferee) or the Administrative Agent, as the case may be, makes written demand therefor.

   (d) Within 30 days after the date of any payment of Taxes or Other Taxes withheld by Westinghouse in respect of any payment to a Non-U.S. Person, Westinghouse will furnish to the

Administrative Agent, at its address referred to in Section 8.1 for delivery to such Non-U.S. Person, the original or a certified copy of a receipt (if available) evidencing payment thereof.

   (e) Without prejudice to the survival of any other agreement contained herein, the agreements and obligations contained in this Section 2.20 shall survive the payment in full of the principal of and interest on all Loans made hereunder and of all other amounts payable hereunder.

   (f) Each Lender (or Transferee) that is not a citizen or resident of the United States of America, a corporation, partnership or other entity created or organized in or under the laws of the United States of America, or any estate or trust that is subject to federal income taxation regardless of the source of its income (a "Non-U.S. Person") shall deliver to Westinghouse and the Administrative Agent (or, in the case of a participant, to the Lender from which the related participation shall have been purchased) two copies of either U.S. Internal Revenue Service Form 1001 or Form 4224, or, in the case of a Non-U.S. Person claiming exemption from U.S. federal withholding tax under
Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", a Form W-8, or any subsequent versions thereof or successors thereto (and, if such Non-U.S. Person delivers a Form W-8, an annual certificate representing that such Non-U.S. Person is not a "bank" for purposes of Section 881(c) of the Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of Westinghouse and is not a controlled foreign corporation related to Westinghouse (within the meaning of Section 864(d)(4) of the Code)), properly completed and duly executed by such Non-U.S. Person claiming complete exemption from U.S. federal withholding tax on all payments by Westinghouse under this Agreement. Such forms shall be delivered by each Non-U.S. Person promptly after it becomes a party to this Agreement (or, in the case of any participant, promptly after the date such participant purchases the related participation). In addition, each Non-U.S. Person shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Person. Each Non-U.S. Person shall promptly notify Westinghouse at any time it determines that it is no longer in a position to provide any previously delivered certificate to Westinghouse (or any other form of certification adopted by the U.S. taxing authorities for such purpose). Unless Westinghouse and the Administrative Agent (or, in the case of a participant, the Lender from which the related participation shall have been purchased) have received forms or other documents satisfactory to them indicating that payments hereunder are not subject to United States withholding tax, Westinghouse or the Administrative Agent shall withhold taxes from such payments at the applicable statutory rate in the case of payments of interest to or for any Lender (or Transferee) that is a Non-U.S. Person.
Notwithstanding any other provision of this Section 2.20(f), a Non-U.S. Person shall not be required to deliver any form pursuant to this Section 2.20(f) that such Non-U.S. Person is not legally able to deliver by reason of the adoption of any law, rule or regulation, or any change in any law, rule or regulation or in the interpretation thereof, in each case occurring after the date such Non-U.S. Person becomes a Lender (or Transferee).

   (g) Westinghouse shall not be required to pay any additional amounts to any Non-U.S. Person in respect of United States withholding tax pursuant to paragraph (a) above (i) if the obligation to pay such additional amounts would not have arisen but for a failure by such Non-U.S. Person to comply with the provisions of paragraph (f) above or (ii) in the case of a Transferee, to the extent such additional amounts exceed the additional amounts that would have been payable had no transfer or assignment to such Transferee occurred; provided, however, that Westinghouse shall be required to pay those amounts to any Lender (or Transferee) that it was required to pay hereunder prior to the failure of such Lender (or Transferee) to comply with the provisions of such paragraph (f).

   SECTION 2.21. Termination or Assignment of Commitments Under Certain Circumstances. (a) Any Lender (or Transferee) claiming any additional amounts payable pursuant to Section 2.15 or Section 2.20 shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document requested by Westinghouse or to change the jurisdiction of its applicable lending office if the making of such a filing or change would avoid the need for or reduce the amount of any such additional amounts which may thereafter accrue and would not, in the sole determination of such Lender (or Transferee), be otherwise disadvantageous to such Lender (or Transferee).

   (b) In the event that (x) any Lender shall have delivered a notice or certificate pursuant to Section 2.15, (y) Westinghouse shall be required to make additional payments to any Lender under Section 2.20, or (z) any Lender (a "Non-Consenting Lender") shall withhold its consent to any amendment described in clause (i) or (ii) of Section 8.8(b) as to which consents have been obtained from Lenders having Total Facility Percentages aggregating at least 90%, Westinghouse shall have the right, at its own expense, upon notice to such Lender (or Lenders) and the Administrative Agent, (i) to terminate the Commitments of such Lender (except in the case of clause (z) above) or (ii) to require such Lender (or, in the case of clause (z) above, each Non-Consenting Lender) to transfer and assign without recourse (in accordance with and subject to the restrictions contained in Section 8.4) all its interests, rights and obligations under this Agreement to one or more other financial institutions acceptable to the Administrative Agent (which approval shall not be unreasonably withheld) which shall assume such obligations; provided that (w) in the case of any replacement of Non-Consenting Lenders, each assignee shall have consented to the relevant amendment, (x) no such termination or assignment shall conflict with any law, rule or regulation or order of any Governmental Authority, (y) Westinghouse or the assignee (or assignees), as the case may be, shall pay to each affected Lender in immediately available funds on the date of such termination or assignment the principal of and interest accrued to the date of payment on the Loans made by it hereunder and all other amounts accrued for its account or owed to it hereunder and (z) Westinghouse may not terminate Commitments representing more than 10% of the original aggregate Commitments pursuant to this paragraph (b).


                                  ARTICLE III.

                         REPRESENTATIONS AND WARRANTIES

   Westinghouse represents and warrants to each of the Lenders that:

   SECTION 3.1.  Corporate Existence.  Each of Westinghouse and each Material
Subsidiary: (a) is a corporation, partnership or other entity duly organized and validly existing under the laws of the jurisdiction of its organization;
(b) has all requisite corporate or other power, and has all material governmental licenses, authorizations, consents and approvals, necessary to own its assets and carry on its business as now being or as proposed to be conducted, except where the failure to have any of the foregoing would not result in a Material Adverse Effect; and (c) is qualified to do business in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify would result in a Material Adverse Effect.

   SECTION 3.2. Financial Condition. (a) Each of (i) the consolidated balance sheet of Westinghouse and its Consolidated Subsidiaries as at December 31, 1995, and the related consolidated statements of income and cash flows of Westinghouse and its Consolidated Subsidiaries for the fiscal year ended on such date, with the opinion thereon of Price Waterhouse LLP, and (ii) the consolidated balance sheets of Westinghouse and its Consolidated Subsidiaries as at March 31, 1996 and as at June 30, 1996, and the related consolidated statements of income and cash flows of Westinghouse and its Consolidated Subsidiaries for the fiscal quarters ended on such dates, all certified by a Financial Officer of Westinghouse, heretofore furnished to each of the Lenders, fairly present the consolidated financial condition of Westinghouse and its Consolidated Subsidiaries as at such dates and the consolidated results of their operations for the fiscal year or fiscal quarter ended on such dates in accordance with GAAP (subject, in the case of the statements referred to in clause (ii) above, to year-end audit adjustments). Neither Westinghouse nor any of its Material Subsidiaries had on such dates any known material contingent liability, except as referred to or reflected or provided for in the Exchange Act Report or in such balance sheets (or the notes thereto) as at such dates.

   (b) There has been no material adverse change in the consolidated financial condition, operations, assets, business or prospects taken as a whole of Westinghouse and its Consolidated Subsidiaries from that set forth in the consolidated financial statements of Westinghouse for the fiscal year ended December 31, 1995 referred to in Section 3.2(a) (it being agreed, however, that none of (i) the reduction by any rating agency of any rating assigned to Indebtedness of Westinghouse, (ii) non-cash provisions for loan losses and additions to valuation allowances, (iii) any change in GAAP or compliance therewith and (iv) any legal or arbitral proceedings which have been disclosed in the Exchange Act Report, whether threatened, pending, resulting in a judgment or otherwise, prior to the time a final judgment for the payment of money shall have been recorded against Westinghouse or any Material Subsidiary by any Governmental Authority having jurisdiction, and the judgment is non-appealable (or the time for appeal has expired) and all stays of execution have expired or been lifted shall, in and of itself, constitute such a material adverse change).

   SECTION 3.3. Litigation. Except as disclosed to the Lenders in the Exchange Act Report filed prior to the Closing Date or otherwise disclosed in writing to the Lenders prior to the Closing Date, there are no legal or arbitral proceedings, or any proceedings by or before any Governmental Authority, pending or (to the knowledge of Westinghouse) threatened against Westinghouse or any of its Material Subsidiaries which have resulted in a Material Adverse Effect (it being agreed that any legal or arbitral proceedings which have been disclosed in the Exchange Act Report, whether threatened, pending, resulting in a judgment or otherwise, prior to the time a final judgment for the payment of money shall have been recorded against Westinghouse or any Material Subsidiary by any Governmental Authority having jurisdiction, and the judgment is non-appealable (or the time for appeal has expired) and all stays of execution have expired or been lifted shall not, in and of itself, be deemed to result in a Material Adverse Effect). The "Exchange Act Report" shall mean, collectively, the Annual Report of each of Westinghouse and Infinity on Form 10-K for the year ended December 31, 1995, each Report on Form 8-K of each of Westinghouse and Infinity filed subsequent to December 31, 1995 and delivered to the Lenders prior to the date hereof, and the Reports of Westinghouse and Infinity on Form 10-Q for the quarters ended March 31, 1996 and June 30, 1996.

   SECTION 3.4. No Breach, etc. None of the execution and delivery of this Agreement, the consummation of the transactions herein contemplated and compliance with the terms and provisions hereof will conflict with or result in a breach of, or require any consent under, the charter or By-laws (or other equivalent organizational documents) of Westinghouse, or any applicable law or regulation, or any order, writ, injunction or decree of any Governmental Authority, or any material agreement or instrument to which Westinghouse or any of its Material Subsidiaries is a party or by which any of them is bound or to which any of them is subject, or constitute a default under any such agreement or instrument, or result in the creation or imposition of any Lien upon any of the revenues or assets of Westinghouse or any of its Material Subsidiaries pursuant to the terms of any such agreement or instrument. Neither Westinghouse nor any of its Material Subsidiaries is in default under or with respect to any of its material contractual obligations in any respect which would have a Material Adverse Effect.

   SECTION 3.5. Corporate Action. Westinghouse has all necessary corporate power and authority to execute, deliver and perform its obligations under this Agreement; the execution, delivery and performance by Westinghouse of this Agreement have been duly authorized by all necessary corporate action on its part; and this Agreement has been duly and validly executed and delivered by Westinghouse and constitutes a legal, valid and binding obligation of Westinghouse, enforceable in accordance with its terms except as such enforceability may be limited by
(a) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws of general applicability affecting the enforcement of creditors' rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

   SECTION 3.6. Approvals. No authorizations, approvals or consents of, and no filings or registrations with, any Governmental Authority are necessary for the execution, delivery or performance by Westinghouse of this Agreement or for the validity or enforceability hereof.

   SECTION 3.7. ERISA. Westinghouse and, to the best of its knowledge, its ERISA Affiliates have fulfilled their respective obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and are in compliance in all material respects with the currently applicable provisions of ERISA and the Code except where any failure or non-compliance would not result in a Material Adverse Effect.

   SECTION 3.8. Taxes. As of the Closing Date, United States Federal income tax returns of Westinghouse and its Material Subsidiaries have been examined and closed through the fiscal year of Westinghouse ended December 31, 1989. Westinghouse and its Material Subsidiaries have filed all United States Federal income tax returns and all other material tax returns which are required to be filed by them and have paid all taxes shown as due on such returns or pursuant to any assessment received by Westinghouse or any of its Material Subsidiaries, except those being contested and reserved against in accordance with Section 5.2.

   SECTION 3.9. Investment Company Act. Westinghouse is not an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

   SECTION 3.10. Public Utility Holding Company Act. Westinghouse is not subject to regulation as a "holding company", subject to regulation as an "affiliate" of a "holding company", or subject to regulation as a "subsidiary company" of a "holding company", under the Public Utility Holding Company Act of 1935, as amended.

   SECTION 3.11. Hazardous Materials. Westinghouse and each of its Subsidiaries have obtained all permits, licenses and other authorizations which are required under all Environmental Laws, except to the extent failure to have any such permit, license or authorization has not resulted in a Material Adverse Effect. Westinghouse and each of its Subsidiaries are in compliance with the terms and conditions of all such permits, licenses and authorizations, and are also in compliance with other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any applicable Environmental Law or in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, except to the extent failure to comply would not result in a Material Adverse Effect.

   SECTION 3.12. Material Subsidiaries. Set forth in Schedule 3.12 is a complete and correct list, as of the Closing Date, of all Material Subsidiaries.

   SECTION 3.13. No Material Misstatements. No written information, report, financial statement, exhibit or schedule (the "Information") furnished by or on behalf of Westinghouse to the

Administrative Agent or any Lender in connection with the syndication of the Commitments or the negotiation of this Agreement or included in this Agreement or delivered pursuant hereto contained as of the time it was furnished any material misstatement of fact or omitted as of such time to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were, are or will be made, not misleading; provided that the foregoing representation and warranty is made only to the best of Westinghouse's knowledge in the case of Information relating to Infinity and its Subsidiaries furnished prior to the Infinity Merger Date (which knowledge, until the Infinity Merger Date, will be principally based upon public disclosure by Infinity); and provided, further, that with respect to Information consisting of statements, estimates and projections regarding the future performance of Westinghouse, Infinity and their respective Subsidiaries ("Projections"), no representation or warranty is made other than that such Projections have been prepared in good faith utilizing due and careful consideration and the best information available to Westinghouse at the time of preparation thereof.

   SECTION 3.14. Ownership of Property. Each of Westinghouse and each of its Material Subsidiaries has good record and marketable title in fee simple to, or a valid leasehold interest in, all its real property, and good title to, or a valid leasehold interest in, all its other Property, except to the extent that the failure to have such title would not result in a Material Adverse Effect.

   SECTION 3.15. Intellectual Property. Each of Westinghouse and each of its Material Subsidiaries maintains, and is in compliance in all material respects with, appropriate policies and procedures for establishing and protecting their respective rights in Intellectual Property. Except as, in the aggregate, would not result in a Material Adverse Effect, (a) each of Westinghouse and each of its Material Subsidiaries owns, or is licensed to use, all Intellectual Property necessary for the conduct of their respective businesses; (b) no claim has been asserted and is pending by any Person challenging or questioning the use of any Intellectual Property or the validity or effectiveness of any Intellectual Property, nor does Westinghouse know of any valid basis for any such claim; and (c) to the best knowledge of Westinghouse, the use of the Intellectual Property by Westinghouse and its Material Subsidiaries does not infringe on the rights of any Person.

   SECTION 3.16. FCC Matters. Except as, in the aggregate, would not result in a Material Adverse Effect: (a) Westinghouse and each of its Material Subsidiaries have all the FCC Licenses necessary for the conduct of their respective businesses; (b) Westinghouse and each of its Material Subsidiaries are in substantial compliance with the Communications Act and with the rules and regulations thereunder; (c) neither Westinghouse nor any of its Material Subsidiaries is a party to, or has any knowledge of, any pending investigation, notice of violation, order or complaint issued with respect to it by or before the FCC; and (d) Westinghouse and its Material Subsidiaries have no reason to believe that any FCC License will not be renewed in the ordinary course of business.


                                  ARTICLE IV.

                    CONDITIONS OF EFFECTIVENESS AND LENDING

   The obligations of the Lenders to make Loans and the obligations of the Issuing Lenders to issue Letters of Credit hereunder are subject to the satisfaction of the conditions set forth below.

   SECTION 4.1. Initial Credit Event. The obligation of each Lender to make its initial Loan is subject to the satisfaction of the following conditions (the date on which all of such conditions shall have been satisfied, the "Closing Date"):

   (a) Credit Agreement. The Administrative Agent shall have received this Agreement, executed and delivered by a duly authorized officer of Westinghouse.

   (b) Closing Certificate. The Administrative Agent shall have received a Closing Certificate, substantially in the form of Exhibit F, of Westinghouse, with appropriate insertions and attachments.

   (c) Existing Westinghouse Credit Agreement. The commitments under the Existing Westinghouse Credit Agreement, and the Guarantee Agreement and Stock Pledge Agreement referred to therein, shall have been permanently terminated and all loans and other obligations under or in connection therewith shall have been paid in full or shall be paid in full with the proceeds of the initial Loans hereunder. Without affecting any terms of the Existing Westinghouse Credit Agreement which expressly survive the termination thereof, each Lender party to the Existing Westinghouse Credit Agreement hereby waives any requirement of advance notice of such termination, or of prepayment of the loans, contained in the Existing Westinghouse Credit Agreement and hereby agrees that the Existing Westinghouse Credit Agreement and the commitments thereunder shall terminate simultaneously with the making of the Loans on the Closing Date.

   (d) Financial Statements. The Administrative Agent shall have received, with a copy for each Lender, each of the financial statements referred to in
  Section 3.2(a).

   (e) Legal Opinions. The Administrative Agent shall have received the following executed legal opinions (with a copy for each Lender):

     (i) the executed legal opinion of Louis J. Briskman, Senior Vice President and General Counsel of Westinghouse, dated the Closing Date and addressed to the Administrative Agent and the Lenders, substantially in the form of Exhibit E-1;

     (ii) the executed legal opinion of an Assistant General Counsel or Associate General Counsel of Westinghouse licensed to practice law in the State of New York, dated the Closing Date and addressed to the Administrative Agent and the Lenders, substantially in the form of Exhibit E-2; and

     (iii) the executed legal opinion of Simpson Thacher & Bartlett, counsel to the Agents, dated the Closing Date and addressed to the Administrative Agent and the Lenders, substantially in the form of Exhibit E-3.

   SECTION 4.2. All Credit Events. The obligation of each Lender to make each Loan, and the obligation of each Issuing Lender to issue each Letter of Credit, are subject to the satisfaction of the following conditions.

   (a) The Administrative Agent shall have received a request for, or notice of, such Credit Event if and as required by Section 2.3, 2.4, 2.6 or 2.7, as applicable.

   (b)  Each of the representations and warranties made by Westinghouse in
  Article III, or in any certificate delivered pursuant hereto, shall be true and correct in all material respects on and as of the date of such Credit Event with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date in which case such representations and warranties shall be true and correct in all material respects as of such earlier date.

   (c) At the time of and immediately after giving effect to such Credit Event no Default or Event of Default shall have occurred and be continuing.

   (d) After giving effect to such Credit Event, (i) the Outstanding Revolving Extensions of Credit of each Lender shall not exceed such Lender's Utilizable Commitment then in effect and (ii) the Total Facility Exposure shall not exceed the Total Utilizable Commitment then in effect.

Each Credit Event shall be deemed to constitute a representation and warranty by Westinghouse on the date of such Credit Event as to the matters specified in paragraphs (b) and (c) of this Section 4.2.


                                   ARTICLE V.

                                   COVENANTS

   Westinghouse covenants and agrees with each Lender that, as long as the Commitments shall be in effect or the principal of or interest on any Loan shall be unpaid, or there shall be any Aggregate LC Exposure, unless the Required Lenders shall otherwise consent in writing:

   SECTION 5.1. Financial Statements. Westinghouse shall deliver to each of the Lenders:

   (a) within 55 days after the end of each of the first three quarterly fiscal periods of each fiscal year of Westinghouse, consolidated statements of income and cash flows of Westinghouse and its Consolidated Subsidiaries for such period and for the period from the beginning of the respective fiscal year to the end of such period, and the related consolidated balance sheet as at the end of such period, setting forth in each case in comparative form the corresponding consolidated figures for the corresponding period in the preceding fiscal year, accompanied by a certificate of a Financial Officer of Westinghouse which certificate shall state that such financial statements fairly present the consolidated financial condition and results of operations of Westinghouse and its Consolidated Subsidiaries in accordance with GAAP as at the end of, and for, such period, subject to normal year-end audit adjustments (provided that the requirement herein for the furnishing of such quarterly financial statements may be fulfilled by providing to the Lenders the report of Westinghouse to the SEC on Form 10-Q for the applicable quarterly period, accompanied by the officer's certificate described in the last sentence of this Section 5.1);

   (b) within 105 days after the end of each fiscal year of Westinghouse, consolidated statements of income and cash flows of Westinghouse and its Consolidated Subsidiaries for such year and the related consolidated balance sheet as at the end of such year, setting forth in comparative form the corresponding consolidated figures for the preceding fiscal year, and accompanied by an opinion thereon (unqualified as to the scope of the audit) of independent certified public accountants of recognized national standing, which opinion shall state that such consolidated financial statements fairly present the consolidated financial condition and results of operations of Westinghouse and its Consolidated Subsidiaries as at the end of, and for, such fiscal year (provided that the requirement herein for the furnishing of annual financial statements may be fulfilled by providing to the Lenders the report of Westinghouse to the SEC on Form 10-K for the applicable fiscal year);

   (c) promptly upon their becoming publicly available, copies of all registration statements and regular periodic reports (including without limitation any and all reports on Form 8-K), if any, which Westinghouse or any of its Subsidiaries shall have filed with the SEC or any national securities exchange;

   (d) promptly upon the mailing thereof to the shareholders of Westinghouse generally, copies of all financial statements, reports and proxy statements so mailed;

   (e) within 30 days after a Responsible Officer of Westinghouse knows or has reason to believe that any of the events or conditions specified below with respect to any Plan or Multiemployer Plan have occurred or exist which would reasonably be expected to result in a Material Adverse Effect, a statement signed by a senior financial officer of Westinghouse setting forth details respecting such event or condition and the action, if any, which Westinghouse or its ERISA Affiliate proposes to take with respect thereto (and a copy of any report or notice required to be filed with or given to PBGC by Westinghouse or an ERISA Affiliate with respect to such event or condition):

     (i) any reportable event, as defined in Section 4043(b) of ERISA and the regulations issued thereunder, with respect to a Plan, as to which PBGC has not by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event (provided that a failure to meet the minimum funding standard of Section 412 of the Code or
   Section 302 of ERISA shall be a reportable event regardless of the issuance of any waiver in accordance with Section 412(d) of the Code);

     (ii) the filing under Section 4041 of ERISA of a notice of intent to terminate any Plan or the termination of any Plan;

     (iii) the institution by PBGC of proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by Westinghouse or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by PBGC with respect to such Multiemployer Plan;

     (iv) the complete or partial withdrawal by Westinghouse or any ERISA Affiliate under Section 4201 or 4204 of ERISA from a Multiemployer Plan, or the receipt by Westinghouse or any ERISA Affiliate of notice from a Multiemployer Plan that it is in reorganization or insolvency pursuant to
   Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under Section 4041A of ERISA;

     (v) the institution of a proceeding by a fiduciary of any Multiemployer Plan against Westinghouse or any ERISA Affiliate to enforce Section 515 of ERISA, which proceeding is not dismissed within 30 days; and

     (vi) a failure to make a required installment or other payment with respect to a Plan (within the meaning of Section 412(n) of the Code), in which case the notice required hereunder shall be provided within 10 days after the due date for filing notice of such failure with the PBGC;

   (f) promptly after a Responsible Officer of Westinghouse knows or has reason to believe that any Default or Event of Default has occurred, a notice of such Default or Event of Default describing it in reasonable detail and, together with such notice or as soon thereafter as possible, a description of the action that Westinghouse has taken and proposes to take with respect thereto;

   (g) promptly after a Responsible Officer of Westinghouse knows that any change has occurred in Westinghouse's Debt Rating by either Rating Agency, a notice describing such change; and

   (h) promptly from time to time such other information regarding the financial condition, operations or business of Westinghouse or any of its Subsidiaries (including, without limitation, any Plan or Multiemployer Plan and any reports or other information required to be filed under ERISA) as any Lender through the Administrative Agent may reasonably request.

Westinghouse will furnish to the Administrative Agent and each Lender, at the time it furnishes each set of financial statements pursuant to paragraph (a) or
(b) above, a certificate (which may be a copy in the case of each Lender) of a Financial Officer of Westinghouse (a "Compliance Certificate") (i) to the effect that no Default or Event of Default has occurred and is continuing (or, if any Default or Event of Default has occurred and is continuing, describing it in reasonable detail and describing the action that Westinghouse has taken and proposes to take with respect thereto), and (ii) setting forth in reasonable detail the computations (including any pro forma calculations as described in Section 1.2(c)) necessary to determine whether Westinghouse is in compliance with the Financial Covenants as of the end of the respective quarterly fiscal period or fiscal year.

   SECTION 5.2. Corporate Existence, Etc. Westinghouse will, and will cause each of its Material Subsidiaries to, preserve and maintain its legal existence and all of its material rights, privileges and franchises (provided that (a) nothing in this Section 5.2 shall prohibit any transaction expressly permitted under Section 5.4 and (b) Westinghouse or such Material Subsidiary shall not be required to preserve or maintain any such right, privilege or franchise if the Board of Directors of Westinghouse or such Material Subsidiary, as the case may be, shall determine that the preservation or maintenance thereof is no longer desirable in the conduct of the business of Westinghouse or such Material Subsidiary, as the case may be); comply with the requirements of all applicable laws, rules, regulations and orders of Governmental Authorities (including, without limitation, all Environmental Laws) and with all contractual obligations if failure to comply with such requirements or obligations would reasonably be expected to result in a Material Adverse Effect; pay and discharge all material taxes, assessments, governmental charges, levies or other obligations of whatever nature imposed on it or on its income or profits or on any of its Property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge, levy or other obligation the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained; maintain all its Property used or useful in its business in good working order and condition, ordinary wear and tear excepted, all as in the judgment of Westinghouse or such Material Subsidiary may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times (provided that Westinghouse or such Material Subsidiary shall not be required to maintain any such Property if the failure to maintain any such Property is, in the judgment of Westinghouse or such Material Subsidiary, desirable in the conduct of the business of Westinghouse or such Material Subsidiary); keep proper books of records and accounts in which entries that are full, true and correct in all material respects shall be made in conformity with GAAP; and permit representatives of any Lender, during normal business hours upon reasonable advance notice, to inspect any of its books and records and to discuss its business and affairs with its Financial Officers or their designees, all to the extent reasonably requested by such Lender.

   SECTION 5.3. Insurance. Westinghouse will, and will cause each of its Material Subsidiaries to, keep insured by financially sound and reputable insurers all Property of a character usually insured by corporations engaged in the same or similar business and similarly situated against loss or damage of the kinds and in the amounts consistent with prudent business practice and carry such other insurance as is consistent with prudent business practice (it being understood that self-insurance shall be permitted to the extent consistent with prudent business practice).

   SECTION 5.4. Prohibition of Fundamental Changes. Westinghouse will not, and will not permit any of its Material Subsidiaries to (i) enter into any transaction of merger, consolidation, liquidation or dissolution or (ii) Dispose of, in one transaction or a series of related transactions, all or a substantial part (determined by reference to Westinghouse and its Subsidiaries taken as a whole) of its business or Property, whether now owned or hereafter acquired (excluding (x) financings by way of sales of receivables or inventory, (y) inventory or other Property Disposed of in the ordinary course of business and (z) obsolete or worn-out Property, tools or equipments no longer used or useful in its business). Notwithstanding the foregoing provisions of this
Section 5.4:

   (a) any Subsidiary of Westinghouse may be merged or consolidated with or into: (i) Westinghouse if Westinghouse shall be the continuing or surviving corporation or (ii) any other such Subsidiary; provided that if any such transaction shall be between a Subsidiary and a Wholly Owned Subsidiary, such Wholly Owned Subsidiary shall be the continuing or surviving corporation;

   (b) any Subsidiary of Westinghouse may distribute, dividend or Dispose of any of or all its Property (upon voluntary liquidation or otherwise) to Westinghouse or a Wholly Owned Subsidiary of Westinghouse;

   (c)  Westinghouse may merge or consolidate with or into any other Person if
  (i) either (x) Westinghouse is the continuing or surviving corporation or (y) the corporation formed by such consolidation or into which Westinghouse is merged shall be a corporation organized under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume the obligations of Westinghouse hereunder pursuant to a written agreement and shall have delivered to the Administrative Agent such agreement and a certificate of a Responsible Officer and an opinion of counsel to the effect that such merger or consolidation complies with this Section 5.4(c), and (ii) after giving effect thereto and to any repayment of Loans to be made upon consummation thereof (it being expressly understood that no repayment of Loans is required solely by virtue thereof), no Default or Event of Default shall have occurred and be continuing;

   (d) any Subsidiary of Westinghouse may merge or consolidate with or into any other Person if, after giving effect thereto and to any repayment of Loans to be made upon the consummation thereof (it being expressly understood that no repayment of Loans is required solely by virtue thereof), no Default or Event of Default shall have occurred and be continuing; and

   (e) Westinghouse or any Subsidiary of Westinghouse may Dispose of its Property if, after giving effect thereto and to any repayment of Loans to be made upon the consummation thereof (it being expressly understood that no repayment of Loans is required solely by virtue thereof), no Default or Event of Default shall have occurred and be continuing.

   SECTION 5.5. Limitation on Liens. Westinghouse will not, and will not permit any of its Material Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any of its Property, or enter into any Sale/Leaseback with respect to any such Property, whether now owned or hereafter acquired; provided that the foregoing restrictions shall not apply to:

   (a) Liens imposed by any Governmental Authority for taxes, assessments or charges not yet due and payable or which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained;

   (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's, architects' or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 30 days or which are being contested in good faith and by appropriate proceedings;

   (c) Liens securing judgments or to perfect an appeal of any order or decree but only to the extent, for an amount and for a period not resulting in an Event of Default under paragraph (h) of Article VI;

   (d) pledges or deposits under worker's compensation, unemployment insurance and other social security legislation;

   (e) pledges or deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations to secure surety, appeal or performance bonds and contractual and other obligations of a like nature incurred in the ordinary course of business and not involving the borrowing of money;

   (f) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business and encumbrances consisting of zoning restrictions, easements, licenses, restrictions on the use of Property or minor imperfections in title thereto and Liens under leases and subleases which, in the aggregate, are not material in amount, and which do not interfere in any material respects with the ordinary conduct of the business of Westinghouse and its Subsidiaries taken as a whole;

   (g) Liens on Property of any Subsidiary of Westinghouse or of any Person which is or was merged with or into Westinghouse or any Subsidiary thereof, provided that such Liens are or were in existence at the time such Person becomes or became a Subsidiary of Westinghouse or such Person merged with or into Westinghouse or any Subsidiary thereof, as the case may be, were not created in anticipation thereof other than to finance the purchase thereof and are not spread to cover any Property other than the Property covered at the time of the relevant transaction;

   (h) Liens upon real and/or personal property acquired (by purchase, construction, foreclosure, deed in lieu of foreclosure or otherwise) by Westinghouse or any of its Subsidiaries, each of which Liens either (A) existed on such Property before the time of its acquisition and was not created in anticipation thereof or (B) was created solely for the purpose of securing Indebtedness representing, or incurred to finance, refinance or refund, all or a part of the cost (including the cost of construction) of such Property or improvements thereon; provided that no such Lien shall extend to or cover any Property of Westinghouse or such Subsidiary other than the respective Property so acquired and improvements thereon;

   (i) mortgages on Property securing indebtedness in favor of the United States of America or any state thereof or any department, agency or instrumentality or political subdivision of the United States of America or any state thereof, incurred for the purpose of financing all or any part of the purchase price or the cost of construction of the Property subject to such mortgages (including without limitation such debt secured by such mortgages in connection with pollution control, industrial revenue or similar financings) or incurred to secure progress, advance or other payments pursuant to any contract or provision of any statute;

   (j) Liens securing Indebtedness owed to Westinghouse or to any Wholly Owned Subsidiary of Westinghouse;

   (k) Liens (i) upon the receivables and inventory of Westinghouse or any of its Subsidiaries to secure Indebtedness resulting from financings of such receivables and inventory in an aggregate amount not greater than $800,000,000 less the aggregate amount of Indebtedness that is secured pursuant to clause (ii) below, provided that the terms of such Indebtedness do not provide for any recourse to Westinghouse or any Material Subsidiary (except to the extent of breaches of representations and warranties of Westinghouse or any of its Subsidiaries in connection with such financings and other recourse customary in connection with "off-balance sheet" financings) and (ii) upon the Property of Westinghouse to secure Indebtedness of Westinghouse in an aggregate amount not greater than $250,000,000;

   (l)  Sale/Leasebacks consummated prior to the Closing Date;

   (m) any Sale/Leaseback of CBS's headquarters building located at 51 West 52nd Street in New York City;

   (n) any Sale/Leaseback of assets of CBS owned on the Closing Date and listed on Schedule 5.5(n);

   (o) additional Liens upon real and/or personal property, and additional Sale/Leasebacks, provided that the sum of (i) the aggregate principal amount of the obligations secured by such Liens (other than Indebtedness as defined in clause (f) of the definition thereof which has not been assumed by Westinghouse or any of its Subsidiaries and where the Lien relates to Property acquired by Westinghouse or any of its Subsidiaries in satisfaction, in whole or in part, of indebtedness to Westinghouse or any of its Subsidiaries, in the ordinary course of business (any such Indebtedness, "Specified Section 5.5(o) Indebtedness")) and (ii) the aggregate Sale/Leaseback Attributable Debt with respect to such Sale/Leasebacks shall not exceed $250,000,000 at any one time outstanding;

   (p) any extension, renewal or replacement of the foregoing; provided, however, that, except to the extent otherwise permitted by this Section 5.5 (including Section 5.5(o)), the Liens permitted under this paragraph shall not be spread to cover any additional Indebtedness or Property (other than a substitution of like Property or improvements on such Property or other Property of equivalent value); and

   (q) Liens upon real and/or personal property owned at the date hereof by WCI or LW Real Estate Investments, L.P.

   SECTION 5.6. Limitation on Subsidiary Indebtedness; Termination of Existing Infinity Credit Agreement. (a) Westinghouse will not permit any of its Subsidiaries to create, incur, assume or suffer to exist any Indebtedness (which includes, for the purposes of this Section 5.6(a), any preferred stock), except (i) Indebtedness of CBS outstanding on the Closing Date and in the approximate amounts set forth on Schedule 5.6 (but not any refinancing, refunding or other replacement thereof), (ii) Excluded Indebtedness, (iii) Leveraged Spin-Off Indebtedness and (iv) other Indebtedness in an aggregate principal amount not to exceed $300,000,000 at any one time outstanding.

   (b) On the Infinity Merger Date, Westinghouse shall cause to be permanently terminated the commitments under the Existing Infinity Credit Agreement and shall cause to be repaid all Indebtedness outstanding thereunder or under the Loan Documents referred to therein. Without affecting any terms of the Existing Infinity Credit Agreement which expressly survive the termination thereof, each Lender party to the Existing Infinity Credit Agreement hereby waives any requirement of advance notice of such termination, or of prepayment of the loans, contained in the Existing Infinity Credit Agreement and hereby agrees that the Existing Infinity Credit Agreement and the commitments thereunder shall automatically terminate on the Infinity Merger Date.

   SECTION 5.7. Consolidated Leverage Ratio, etc. (a) Westinghouse will not permit the Consolidated Leverage Ratio at the end of any period of four consecutive fiscal quarters ending during any period set forth below to be greater than the ratio set forth below opposite such period:

           Period                 Ratio
           ------                 -----
     12/31/96 - 9/30/97         6.00 to 1
     12/31/97 - 3/31/98         5.00 to 1
      6/30/98 - 9/30/98         4.25 to 1
     12/31/98 - 9/30/99         3.50 to 1
     12/31/99 and thereafter    3.00 to 1

; provided, that the ratio set forth above applicable to the Test Periods ending June 30, 1997 and September 30, 1997, as the case may be, shall be reduced from 6.00 to 1 to 5.75 to 1 in the event that the Infinity Merger Date shall have occurred on or prior to the last day of the Pro Forma Period relating to the Compliance Certificate delivered in respect of the fiscal quarter ending on such date.

   (b) Westinghouse will not permit Consolidated Total Funded Indebtedness to exceed $5,750,000,000 as at September 30, 1996.

   SECTION 5.8. Consolidated Coverage Ratio. Westinghouse will not permit the Consolidated Coverage Ratio for any period of four consecutive fiscal quarters ending during any period set forth below to be less than the ratio set forth below opposite such period:

            Period                Ratio
            ------                -----
      9/30/96 - 3/31/97         1.75 to 1
      6/30/97 - 9/30/97         2.00 to 1
     12/31/97 - 9/30/98         2.50 to 1
     12/31/98 and thereafter    3.00 to 1

; provided, that the ratio set forth above applicable to the Test Periods ending December 31, 1996 and March 31, 1997, as the case may be, shall be increased from 1.75 to 1 to 2.00 to 1 in the event that the Infinity Merger Date shall have occurred on or prior to the last day of the Pro Forma Period relating to the Compliance Certificate delivered in respect of the fiscal year or fiscal quarter ending on such date.

   SECTION 5.9. Minimum Consolidated Net Worth. Westinghouse will not permit Consolidated Net Worth on the last day of any fiscal quarter ending after the Closing Date to be less than the sum of (a) 75% of Consolidated Net Worth on June 30, 1996 (the "Net Worth Commencement Date"), (b) 50% of cumulative Consolidated Net Income for each fiscal quarter of Westinghouse occurring after the Net Worth Commencement Date for which Consolidated Net Income is positive and (c) 100% of the amount by which total shareholders' equity of Westinghouse and its Consolidated Subsidiaries increases as a result of the Infinity Merger, including, without limitation, as a result of the issuance of Capital Stock of Westinghouse in connection with the Infinity Merger or as a result of pooling of interests accounting for the Infinity Merger; provided that, in the case of warrants, options and similar deferred issuances of common stock, the increase pursuant to this clause (c) attributable thereto shall not occur until common stock is issued in connection with the exercise thereof.

   SECTION 5.10. Use of Proceeds. Westinghouse will use the proceeds of the Loans and will use the Letters of Credit hereunder solely to refinance the indebtedness of Westinghouse under the Existing Credit Agreement, to pay fees and expenses relating to the Infinity Merger, to refinance certain indebtedness of Infinity and for general corporate purposes (in each case in compliance with all applicable legal and regulatory requirements, including, without limitation, Regulations G and U and the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and the regulations thereunder), provided that neither any Agent nor any Lender shall have any responsibility as to the use of any of such proceeds.

   SECTION 5.11. Transactions with Affiliates. Westinghouse will not, and will not permit any of its Material Subsidiaries to, directly or indirectly enter into any material transaction with any Affiliate of Westinghouse except on terms at least as favorable to Westinghouse or such Subsidiary as it could obtain on an arm's-length basis.

   SECTION 5.12. Limitation on Negative Pledge Clauses. Westinghouse will not, and will not permit any of its Material Subsidiaries to, enter into any contractual obligation (a "Lien Restriction") in connection with the incurrence of Indebtedness for Borrowed Money which, with respect to any material asset of Westinghouse or any of its Material Subsidiaries, would prohibit Westinghouse or such Material Subsidiary from granting a Lien on such asset as collateral security for the obligations of Westinghouse hereunder or, as applicable, a Guarantee of such obligations by such Material Subsidiary (collectively, "Credit Obligations"), except (a) Lien Restrictions with respect to any asset encumbered by a Lien permitted by Section 5.5, (b) Lien Restrictions with respect to any asset (or any proceeds thereof) which are comparable to Lien Restrictions affecting such asset on the Closing Date, (c) Lien Restrictions included in the documentation governing the terms of any Indebtedness of any Person which is acquired by Westinghouse or any of its Material Subsidiaries after the Closing Date, which Indebtedness was outstanding prior to the date of acquisition of such Person and was not created in anticipation thereof and (d) Lien Restrictions in connection with securitizations or other transactions involving sales of receivables affecting only such receivables. It is understood that an "equal and ratable" clause shall not be deemed to constitute a Lien Restriction so long as such clause would permit the obligations entitled to the benefit of such clause and the applicable Credit Obligations to be secured by Liens on the relevant assets on a pari passu basis.


                                  ARTICLE VI.

                               EVENTS OF DEFAULT.

   In case of the happening of any of the following events ("Events of Default"):

   (a) (i) Westinghouse shall default in the payment when due of any principal of any Loan or (ii) Westinghouse shall default in the payment when due of any interest on any Loan, any reimbursement obligation in respect of any LC Disbursement, any Fee or any other amount payable by it hereunder and, in the case of this clause (ii), such default shall continue unremedied for a period of five Business Days;

   (b) any representation, warranty or certification made or deemed made herein (or in any modification or supplement hereto) by Westinghouse, or any certificate furnished to any Lender or the Administrative Agent pursuant to the provisions hereof, shall prove to have been false or misleading in any material respect as of the time made, deemed made or furnished;

   (c) (i) Westinghouse shall default in the performance of any of its obligations under Section 5.1(f), Section 5.4, Section 5.5, Sections 5.7 through 5.10 (inclusive) or Section 5.12 or (ii) Westinghouse shall default in the performance of any of its other obligations under this Agreement and, in the case of this clause (ii), such default shall continue unremedied for a period of 15 days after notice thereof to Westinghouse by the Administrative Agent or the Required Lenders (through the Administrative Agent);

   (d) Westinghouse or any of its Subsidiaries shall (i) fail to pay at maturity any Indebtedness (other than Indebtedness as defined in subsection
  (f) of the definition thereof which has not been assumed by Westinghouse or any of its Subsidiaries and where the Lien relates to Property acquired by Westinghouse or any of its Subsidiaries in satisfaction, in whole or in part, of indebtedness to Westinghouse or any of its Subsidiaries, in the ordinary course of business of WFSI, any of its Subsidiaries, Financial Services or
  WCI) in an aggregate amount in excess of $100,000,000, or (ii) fail to make any payment (whether of principal, interest or otherwise), regardless of amount, due in respect of, or fail to observe or perform any other term, covenant, condition or agreement contained in any agreement or instrument evidencing or governing, any such Indebtedness in excess of $100,000,000 if the effect of any failure referred to in this clause (ii) (x) is to cause, or to permit the holder or holders of such Indebtedness or a trustee on its or their behalf to cause, such Indebtedness to become due prior to its stated maturity or (y) has caused such Indebtedness to become due prior to its stated maturity (it being agreed that for purposes of this paragraph (d) only (other than subclause (ii)(x) of this paragraph (d)), the term "Indebtedness" shall include obligations under any interest rate protection agreement, foreign currency exchange agreement or other interest or exchange rate hedging agreement and that the amount of any Person's obligations under any such agreement shall be the net amount that such Person could be required to pay as a result of a termination thereof by reason of a default thereunder);

   (e) Westinghouse or any of its Material Subsidiaries shall admit in writing its inability, or be generally unable, to pay its debts as such debts become due;

   (f) Westinghouse or any of its Material Subsidiaries shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, trustee or liquidator of itself or of all or a substantial part of its Property, (ii) make a general assignment for the benefit of its creditors,
  (iii) commence a voluntary case under the Bankruptcy Code (as now or hereafter in effect), (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code, or (vi) take any corporate action for the purpose of effecting any of the foregoing;

   (g) a proceeding or a case shall be commenced, without the application or consent of Westinghouse or any of its Material Subsidiaries, in any court of competent jurisdiction, seeking (i) its liquidation, reorganization, dissolution or winding-up, or the composition or readjustment of its debts,
  (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of Westinghouse or such Material Subsidiary or of all or any substantial part of its assets or (iii) similar relief in respect of Westinghouse or such Material Subsidiary under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 or more days; or an order for relief against Westinghouse or such Material Subsidiary shall be entered in an involuntary case under the Bankruptcy Code;

   (h) a final judgment or judgments for the payment of money in excess of $100,000,000 in the aggregate shall be rendered by one or more courts, administrative tribunals or other bodies having jurisdiction against Westinghouse and/or any of its Material Subsidiaries and the same shall not be paid or discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within 60 days from the date of the date of entry thereof and Westinghouse or the relevant Material Subsidiary shall not, within said period of 60 days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal;

   (i) an event or condition specified in Section 5.1(e) shall occur or exist with respect to any Plan or Multiemployer Plan and, as a result of such event or condition, together with all other such events or conditions, Westinghouse or any ERISA Affiliate shall incur or in the good faith opinion of the Required Lenders shall be reasonably likely to incur a liability to a Plan, a Multiemployer Plan or PBGC (or any combination of the foregoing) which would constitute, in the good faith determination of the Required Lenders, a Material Adverse Effect; or

   (j) a Change of Control shall have occurred or, with respect to any period of 25 consecutive calendar months (whether commencing before or after the date of this Agreement), individuals who were directors of Westinghouse on the first day of such period or who were nominated by such directors (or by directors in a direct chain of directors so nominated) shall no longer occupy a majority of the seats (other than vacant seats) on the Board of Directors of Westinghouse (excluding by reason of the death or retirement of any director);

then and in every such event (other than an event with respect to Westinghouse described in paragraph (f) or (g) above), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to Westinghouse, take any or all of the following actions, at the same or different times: (I) terminate forthwith the Commitments, (II) declare the Loans then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of Westinghouse accrued hereunder, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by Westinghouse, anything contained herein to the contrary notwithstanding, and
(III) require that Westinghouse deposit cash with the Administrative Agent, in an amount equal to the Aggregate LC Exposure, as collateral security for the repayment of any future LC Disbursements; and in any event with respect to Westinghouse described in paragraph (f) or (g) above, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of Westinghouse accrued hereunder, shall automatically become due and payable and Westinghouse shall be required to deposit cash with the Administrative Agent, in an amount equal to the Aggregate LC Exposure, as collateral security for the repayment of any future drawings under the Letters of Credit, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by Westinghouse, anything contained herein to the contrary notwithstanding.


                                  ARTICLE VII.

                                   THE AGENTS

   In order to expedite the transactions contemplated by this Agreement, each Agent is hereby appointed to act as Agent on behalf of the Lenders. Each of the Lenders and the Issuing Lenders hereby irrevocably authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are specifically delegated to the Administrative Agent by the terms and provisions hereof, together with such actions and powers as are reasonably incidental thereto. The Administrative Agent is hereby expressly authorized by the Lenders and the Issuing Lenders, without hereby limiting any implied authority, (a) to receive on behalf of the Lenders all payments of principal of and interest on the Loans and the LC Disbursements and all other amounts due to the Lenders and Issuing Lenders hereunder, and promptly to distribute to each Lender and Issuing Lender its proper share of each payment so received; (b) to give notice on behalf of each of the Lenders to Westinghouse of any Event of Default specified in this Agreement of which the Administrative Agent has actual knowledge acquired in connection with its agency hereunder; and (c) to distribute to each Lender and Issuing Lender copies of all notices, financial statements and other materials delivered by Westinghouse pursuant to this Agreement as received by the Administrative Agent.

   Neither any Agent nor any of its directors, officers, employees or agents shall be liable as such for any action taken or omitted by any of them except for its or his own gross negligence or wilful misconduct, or be responsible for any statement, warranty or representation herein or the contents of any document delivered in connection herewith, or be required to ascertain or to make any inquiry concerning the performance or observance by Westinghouse of any of the terms, conditions, covenants or agreements contained in this Agreement. The Agents shall not be responsible to the Lenders for the due execution, genuineness, validity, enforceability or effectiveness of this Agreement or other instruments or agreements. The Administrative Agent shall in all cases be fully protected in acting, or refraining from acting, in accordance with written instructions signed by the Required Lenders (or, when expressly required hereby, all the Lenders) and, except as otherwise specifically provided herein, such instructions and any action or inaction pursuant thereto shall be binding on all the Lenders and the Issuing Lenders. The Administrative Agent shall, in the absence of knowledge to the contrary, be entitled to rely on any instrument or document believed by it in good faith to be genuine and correct and to have been signed or sent by the proper Person or Persons. Neither the Agents nor any of their directors, officers, employees or agents shall have any responsibility to Westinghouse on account of the failure of or delay in performance or breach by any Lender or Issuing Lender of any of its obligations hereunder or to any Lender or Issuing Lender on account of the failure of or delay in performance or breach by any other Agent, any other Lender or Issuing Lender or Westinghouse of any of their respective obligations hereunder or in connection herewith. The Administrative Agent may execute any and all duties hereunder by or through agents or employees and shall be entitled to rely upon the advice of legal counsel selected by it with respect to all matters arising hereunder and shall not be liable for any action taken or suffered in good faith by it in accordance with the advice of such counsel.

   The Lenders and the Issuing Lenders hereby acknowledge that the Administrative Agent shall be under no duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement unless it shall be requested in writing to do so by the Required Lenders.

   Subject to the appointment and acceptance of a successor Administrative Agent as provided below, the Administrative Agent may resign at any time by notifying the Lenders, the Issuing Lenders and Westinghouse. Upon any such resignation, the Required Lenders shall have the right to appoint from the Lenders a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint from the Lenders a successor Administrative Agent which shall be a bank with an office in New York, New York, having a combined capital and surplus of at least $500,000,000 or an affiliate of any such bank, which successor shall be acceptable to Westinghouse (such acceptance not to be unreasonably withheld). Upon the acceptance of any appointment as Administrative Agent hereunder by a successor bank, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After the Administrative Agent's resignation hereunder, the provisions of this Article and Section 8.5 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.

   With respect to the Loans made by them and their LC Exposure hereunder, the Agents in their individual capacity and not as Agents shall have the same rights and powers as any other Lender and may exercise the same as though they were not Agents, and the Agents and their affiliates may accept deposits from, lend money to and generally engage in any kind of business with Westinghouse or any of its Subsidiaries or any Affiliate thereof as if they were not Agents.

   Each Lender and Issuing Lender agrees (i) to reimburse the Administrative Agent in the amount of its pro rata share (based on its Total Facility Percentage or, after the date on which the Loans shall have been paid in full, based on its Total Facility Percentage immediately prior to such date) of any reasonable, out-of-pocket expenses incurred for the benefit of the Lenders or the Issuing Lenders by the Administrative Agent, including reasonable counsel fees and compensation of agents and employees paid for services rendered on behalf of the Lenders or the Issuing Lenders, which shall not have been reimbursed by or on behalf of Westinghouse and (ii) to indemnify and hold harmless the Administrative Agent and any of its directors, officers, employees or agents, in the amount of such pro rata share, from and against any and all liabilities, taxes, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against it in its capacity as Administrative Agent in any way relating to or arising out of this Agreement or any action taken or omitted by it under this Agreement, to the extent the same shall not have been reimbursed by or on behalf of Westinghouse, provided that no Lender or Issuing Lender shall be liable to the Administrative Agent or any such director, officer, employee or agent for any portion of such liabilities, taxes, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or wilful misconduct of the Administrative Agent or any of its directors, officers, employees or agents.

   Each Lender and Issuing Lender acknowledges that it has, independently and without reliance upon the Agents or any other Lender or Issuing Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and Issuing Lender also acknowledges that it will, independently and without reliance upon any Agent or any other Lender or Issuing Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder.

   Neither the Documentation Agent nor either Syndication Agent shall have any duties or responsibilities hereunder in its capacity as such.


                                 ARTICLE VIII.

                                 MISCELLANEOUS

   SECTION 8.1. Notices. Notices and other communications provided for herein shall be in writing (or, where permitted to be made by telephone, shall be confirmed promptly in writing) and shall be delivered by hand or overnight courier service, mailed or sent by telecopier as follows:

   (a) if to Westinghouse, to it at Westinghouse Building, 11 Stanwix Street, Pittsburgh, Pennsylvania 15222, Attention of Vice President and Treasurer (Telecopy No. (412) 642-4797), with a copy to General Counsel (Telecopy No.
  (412) 642-5224);

   (b) if to the Administrative Agent, to it at 60 Wall Street, New York, New York 10260, Attention of Laura Reim (Telecopy No. (212) 648- 5336);

   (c) if to any Issuing Lender, to it at the address for notices specified in the applicable Issuing Lender Agreement; and

   (d)  if to a Lender, to it at its address (or telecopy number) set forth in
  Schedule 1.1 or in the Assignment and Acceptance pursuant to which such Lender shall have become a party hereto.

All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service, sent by telecopy or, if permitted by the terms hereof and if promptly confirmed in writing, by telephone, or on the date five Business Days after dispatch by registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 8.1 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 8.1.

   SECTION 8.2. Survival of Agreement. All representations and warranties made hereunder and in any certificate delivered pursuant hereto or in connection herewith shall be considered to have been relied upon by the Agents and the Lenders and shall survive the execution and delivery of this Agreement and the making of the Loans and other extensions of credit hereunder, regardless of any investigation made by the Agents or the Lenders or on their behalf.

   SECTION 8.3. Binding Effect. This Agreement shall be binding upon and inure to the benefit of Westinghouse, each Agent and each Lender and their respective successors and assigns, except that Westinghouse shall not have the right to assign its rights or obligations hereunder or any interest herein without the prior consent of all the Lenders.

   SECTION 8.4. Successors and Assigns. (a) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party, and all covenants, promises and agreements by or on behalf of Westinghouse, either Agent or any Lender that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

   (b) Each Lender may assign to one or more assignees all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment or Swingline Commitment and the Loans at the time owing to it); provided, however, that (i) except in the case of an assignment to a Lender or an affiliate of such Lender (other than if at the time of such assignment, such Lender or affiliate would be entitled to require Westinghouse to pay greater amounts under Section 2.20(a) than if no such assignment had occurred, in which case such assignment shall be subject to the consent requirement of this clause (i)), Westinghouse and the Administrative Agent must give their prior written consent to such assignment (which consent shall not be unreasonably withheld), (ii) (x) except in the case of assignments of Competitive Loans or assignments to any Person that is a Lender prior to giving effect to such assignment, the amount of the aggregate Commitments and/or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $25,000,000 and (y) the amount of the aggregate Commitments and/or Loans retained by any assigning Lender (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $25,000,000, unless (in the case of clause (x) or (y) above) the assigning Lender's Commitment and Loans (other than any Competitive Loans) are being reduced to $0 pursuant to such assignment, (iii) the assignor and assignee shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500 and (iv) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire. Upon acceptance and recording pursuant to Section 8.4(e), from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five Business Days after the execution thereof (or any lesser period to which the Administrative Agent and Westinghouse may agree), (A) the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement and (B) the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto (but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.20 and 8.5, as well as to any Fees accrued for its account hereunder and not yet paid)). Notwithstanding the foregoing, any Lender or Issuing Lender assigning its rights and obligations under this Agreement may maintain any Competitive Loans or Letters of Credit made or issued by it outstanding at such time, and in such case shall retain its rights hereunder in respect of any Loans or Letters of Credit so maintained until such Loans or Letters of Credit have been repaid or terminated in accordance with this Agreement.

   (c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows: (i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, (ii) except as set forth in clause (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any other instrument or document furnished pursuant hereto, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto or the financial condition of Westinghouse or any of its Subsidiaries or the performance or observance by Westinghouse or any of its Subsidiaries of any of its obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance; (iv) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements delivered pursuant to Sections
3.2 and 5.1 and such other documents and information as it has deemed appropriate to make it own credit analysis and decision to enter into such Assignment and Acceptance; (v) such assignee will independently and without reliance upon the Administrative Agent, such assigning Lender or any other Agent or Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (vi) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

   (d) The Administrative Agent, acting for this purpose as agent of Westinghouse, shall maintain at one of its offices in The City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive in the absence of manifest error and Westinghouse, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by Westinghouse and any Lender at any reasonable time and from time to time upon reasonable prior notice.

   (e) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, an Administrative Questionnaire completed in respect of the assignee (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph
(b) above and, if required, the written consent of Westinghouse and the Administrative Agent to such assignment, the Administrative Agent shall (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to Westinghouse.

   (f) Each Lender may without the consent of Westinghouse or the Agents sell participations to one or more banks or other financial institutions in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans owing to it); provided, however, that
(i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (ii) the participating banks or other entities shall be entitled to the benefit of the cost protection provisions contained in Sections 2.15, 2.16 and 2.20 to the same extent as if they were Lenders (provided that additional amounts payable to any Lender pursuant to Section
2.20 shall be determined as if such Lender had not sold any such participations) and (iv) Westinghouse, the Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of Westinghouse relating to the Loans and the Letters of Credit and to approve any amendment, modification or waiver of any provision of this Agreement (other than amendments, modifications or waivers decreasing any fees payable hereunder or the amount of principal of or the rate at which interest is payable on the Loans or LC Disbursements, extending any scheduled principal payment date or date fixed for the payment of interest on the Loans or LC Disbursements or of LC Fees or Commitment Fees or increasing the amount of or extending the Commitments, in each case to the extent the relevant participant is directly affected thereby).

   (g) Any Lender or participant may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 8.4, disclose to the assignee or participant or proposed assignee or participant any information relating to Westinghouse furnished to such Lender by or on behalf of Westinghouse; provided that, prior to any such disclosure of information designated by Westinghouse as confidential, each such assignee or participant or proposed assignee or participant shall execute a Confidentiality Agreement whereby such assignee or participant shall agree (subject to the exceptions set forth therein) to preserve the confidentiality of such confidential information. A copy of each such Confidentiality Agreement executed by an assignee shall be promptly furnished to Westinghouse. It is understood that confidential information relating to Westinghouse would not ordinarily be provided in connection with assignments or participations of Competitive Loans.

   (h) Notwithstanding the limitations set forth in paragraph (b) above, (i) any Lender may at any time assign or pledge all or any portion of its rights under this Agreement to a Federal Reserve Bank and (ii) any Lender which is a "fund" may at any time assign or pledge all or any portion of its rights under this Agreement to secure such Lender's indebtedness, in each case without the prior written consent of Westinghouse or the Administrative Agent; provided that each such assignment shall be made in accordance with applicable law and no such assignment shall release a Lender from any of its obligations hereunder. In order to facilitate any such assignment, Westinghouse shall, at the request of the assigning Lender, duly execute and deliver to the assigning Lender a registered promissory note or notes evidencing the Loans made to Westinghouse by the assigning Lender hereunder.

   (i) Westinghouse shall not assign or delegate any of its rights or duties hereunder without the prior consent of all the Lenders.

   SECTION 8.5. Expenses; Indemnity. (a) Westinghouse agrees to pay all reasonable out-of-pocket expenses incurred by the Agents in connection with the preparation, negotiation, execution and delivery of this Agreement or in connection with any amendments, modifications or waivers of the provisions hereof (whether or not the transactions hereby contemplated shall be consummated) or incurred by any Agent, any Lender or any Issuing Lender in connection with the enforcement or protection of the rights of the Agents, the Lenders or the Issuing Lenders under this Agreement or in connection with the Loans made or the Letters of Credit issued hereunder, including, without limitation, the reasonable fees, charges and disbursements of Simpson Thacher & Bartlett, counsel for the Agents, and, in connection with any such enforcement or protection, the reasonable fees, charges and disbursements of any other counsel for any Agent, Lender or Issuing Lender.

   (b) Westinghouse agrees to indemnify and hold harmless each Agent, each Lender, each Issuing Lender and each of their respective directors, officers, employees, affiliates and agents (each, an "Indemnified Person") against, and to reimburse each Indemnified Person, upon its demand, for, any losses, claims, damages, liabilities or other expenses ("Losses") to which such Indemnified Person becomes subject insofar as such Losses arise out of or in any way relate to or result from (i) the execution or delivery of this Agreement, any Letter of Credit or any agreement or instrument contemplated hereby (and any amendment hereto or thereto), the performance by the parties hereto or thereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby or (ii) the use (or proposed use) of the proceeds of the Loans or other extensions of credit hereunder, including, without limitation, Losses consisting of reasonable legal or other expenses incurred in connection with investigating, defending or participating in any legal proceeding relating to any of the foregoing (whether or not such Indemnified Person is a party thereto); provided that the foregoing will not apply to any Losses to the extent they are found by a final decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnified Person.

   (c) The provisions of this Section 8.5 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the invalidity or unenforceability of any term or provision of this Agreement or any investigation made by or on behalf of any Agent or Lender. All amounts under this Section 8.5 shall be payable on written demand therefor.

   SECTION 8.6. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Agent and each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Agent or Lender to or for the credit or the account of Westinghouse against any of and all the obligations of Westinghouse now or hereafter existing under this Agreement or the Administrative Agent Fee Letter held by such Agent or Lender which shall be due and payable. The rights of each Agent and each Lender under this Section 8.6 are in addition to other rights and remedies (including other rights of setoff) which such Agent or Lender may have.

   SECTION 8.7. APPLICABLE LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE WITHIN SUCH STATE, WITHOUT REGARD TO CONFLICTS OF LAW PROVISIONS AND PRINCIPLES OF SUCH STATE.

   SECTION 8.8. Waivers; Amendment. (a) No failure or delay of any Agent, any Issuing Lender or any Lender in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Agents, the Issuing Lenders and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies which they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by Westinghouse from any such provision shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on Westinghouse in any case shall entitle Westinghouse to any other or further notice or demand in similar or other circumstances.

   (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement in writing entered into by Westinghouse and the Required Lenders; provided, however, that no such agreement shall (i) reduce the amount or extend the scheduled date of maturity of any Loan or of any installment thereof, or reduce the stated amount of any LC Disbursement, interest or fee payable hereunder or extend the scheduled date of any payment thereof or increase the amount or extend the expiration date of any Commitment of any Lender, in each case without the prior written consent of each Lender directly affected thereby; (ii) amend, modify or waive any provision of this Section 8.8(b), or reduce the percentage specified in the definition of "Required Lenders", or consent to the assignment or transfer by Westinghouse of any of its rights and obligations under this Agreement, in each case without the prior written consent of all the Lenders; or (iii) amend, modify or waive any provision of Article VII without the prior written consent of each Agent affected thereby; provided, further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Swingline Lenders or the Issuing Lenders hereunder in such capacity without the prior written consent of the Administrative Agent, each Swingline Lender directly affected thereby or each Issuing Lender directly affected thereby, as the case may be.

   SECTION 8.9. Entire Agreement. This Agreement (together with the Issuing Lender Agreements) constitutes the entire contract between the parties relative to the subject matter hereof. Any previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement. Nothing in this Agreement, expressed or implied, is intended to confer upon any party other than the parties hereto any rights, remedies, obligations or liabilities under or by reason of this Agreement.

   SECTION 8.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS
SECTION 8.10.

   SECTION 8.11. Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

   SECTION 8.12. Counterparts. This Agreement may be executed in two or more counterparts, each of which constitute an original but all of which when taken together shall constitute but one contract, and shall become effective as provided in Section 8.3.

   SECTION 8.13. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

   SECTION 8.14. Jurisdiction; Consent to Service of Process. (a) Westinghouse hereby irrevocably and unconditionally submits, for itself and its Property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against Westinghouse or its Properties in the courts of any jurisdiction.

   (b) Westinghouse hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

   (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 8.1. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

   SECTION 8.15. Confidentiality. (a) Each Lender agrees to keep confidential and not to disclose (and to cause its affiliates, officers, directors, employees, agents and representatives to keep confidential and not to disclose) and, at the request of Westinghouse (except as provided below or if such Lender is required to retain any Confidential Information (as defined below) pursuant to customary internal or banking practices, bank regulations or applicable law), promptly to return to Westinghouse or destroy the Confidential Information and all copies thereof, extracts therefrom and analyses or other materials based thereon, except that such Lender shall be permitted to disclose Confidential Information (i) to such of its officers, directors, employees, agents, affiliates and representatives as need to know such Confidential Information in connection with such Lender's participation in this Agreement, each of whom shall be informed by such Lender of the confidential nature of the Confidential Information and shall agree to be bound by the terms of this
Section 8.15; (ii) to the extent required by applicable laws and regulations or by any subpoena or similar legal process or requested by any Governmental Authority or agency having jurisdiction over such Lender; provided, however, that, except in the case of disclosure to bank regulators or examiners in accordance with customary banking practices, written notice of each instance in which Confidential Information is required or requested to be disclosed shall be furnished to Westinghouse not less than 30 days prior to the expected date of such disclosure or, if 30 days' notice is not practicable under the circumstances, as promptly as practicable under the circumstances; (iii) to the extent such Confidential Information (A) is or becomes publicly available other than as a result of a breach of this Agreement, (B) becomes available to such Lender on a non-confidential basis from a source other than a party to this Agreement or any other party known to such Lender to be bound by an agreement containing a provision similar to this Section 8.15 or (C) was available to such Lender on a non-confidential basis prior to this disclosure to such Lender by a party to this Agreement or any other party known to such

Lender to be bound by an agreement containing a provision similar to this
Section 8.15; (iv) as permitted by Section 8.4(g); or (v) to the extent Westinghouse shall have consented to such disclosure in writing. As used in this Section 8.15, "Confidential Information" shall mean any materials, documents or information furnished by or on behalf of Westinghouse in connection with this Agreement designated by or on behalf of Westinghouse as confidential.

   (b) Each Lender (i) agrees that, except to the extent the conditions referred to in subclause (A), (B) or (C) of clause (iii) of paragraph (a) above have been met and as provided in paragraph (c) below, (A) it will use the Confidential Information only in connection with its participation in this Agreement and (B) it will not use the Confidential Information in connection with any other matter or in a manner prohibited by any law, including, without limitation, the securities laws of the United States and (ii) understands that breach of this Section 8.15 might seriously prejudice the interest of Westinghouse and that Westinghouse is entitled to equitable relief, including an injunction, in the event of such breach.

   (c) Notwithstanding anything to the contrary contained in this Section 8.15, each Agent and each Lender shall be entitled to retain all Confidential Information for so long as it remains an Agent or a Lender to use solely for the purposes of servicing the credit and protecting its rights hereunder.


   IN WITNESS WHEREOF, Westinghouse, the Agents and the Lenders have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                             WESTINGHOUSE ELECTRIC CORPORATION

                             By  /s/ ???????? ???????????
                                ------------------------------------------
                             Name:
                             Title:


                             MORGAN GUARANTY TRUST COMPANY OF
                             NEW YORK, as a Lender and as Administrative Agent

                             By  /s/ DOUGLAS A. CRUING????
                                ------------------------------------------
                             Name:   Douglas A. Cruing???
                             Title:  Vice President


                             THE CHASE MANHATTAN BANK, as a Lender and as
                             Documentation Agent

                             By  /s/ KAREN M. SHARF
                                ------------------------------------------
                             Name:   Karen M. Sharf
                             Title:  Vice President


                             NATIONSBANK, N.A., as a Lender and as a
                             Syndication Agent

                             By  /s/ JENNIFER OLSON BISHOP
                                ------------------------------------------
                             Name:   Jennifer Olson Bishop
                             Title:  Vice President


                             THE TORONTO-DOMINION BANK, as a Lender and as a Syndication Agent

                             By  /s/ NEVA NESBITT
                                ------------------------------------------
                             Name:   Neva Nesbitt
                             Title:  Mgr. Cr Admin.

                             BANKERS TRUST COMPANY, as a Lender and
                             as a Managing Agent

                             By  /s/ GINA S. THOMPSON
                                ------------------------------------------
                             Name:   Gina S. Thompson
                             Title:  Vice President


                             THE BANK OF NEW YORK, as a Lender and
                             as a Managing Agent

                             By  /s/ BRENDAN T. NEDZI
                                ------------------------------------------
                             Name:   Brendan T. Nedzi
                             Title:  Vice President


                             THE BANK OF TOKYO-MITSUBISHI, LTD., as a Lender and as a Managing Agent

                             By  /s/ M. R. MARRON
                                ------------------------------------------
                             Name:   M. R. Marron
                             Title:  Vice President


                             CITIBANK, N.A., as a Lender and as a
                             Managing Agent

                             By  /s/ ANDREW R. SRIUBAS
                                ------------------------------------------
                             Name:   Andrew R. Sriubas
                             Title:  Citibank, N.A. Attorney-in-Fact


                             THE DAI-ICHI KANGYO BANK, LTD., as a Lender and as a Managing Agent

                             By  /s/ ANDREAS PANTELI
                                ------------------------------------------
                             Name:   Andreas Panteli
                             Title:  Vice President


                             DEUTSCHE BANK AG NEW YORK BRANCH AND/OR CAYMAN ISLANDS BRANCH, as a Lender and as a Managing Agent

                             By  /s/ BELINDA J. WHEELER    /s/ JEAN M. HANNIGAN
                                -----------------------------------------------
                             Name:   Belinda J. Wheeler        Jean M. Hannigan
                             Title:  Assistant Vice President  Vice President

                             THE FUJI BANK, LIMITED, NEW YORK BRANCH, as a Lender and as a Managing Agent

                             By  /s/ MASANOBU KOBAYASHI
                                ------------------------------------------
                             Name:   Masanobu Kobayashi
                             Title:  Vice President and Manager


                             THE INDUSTRIAL BANK OF JAPAN, LIMITED,
                             NEW YORK BRANCH, as a Lender and as a
                             Managing Agent

                             By  /s/ ROBERT W. RAMAGE, JR.
                                ------------------------------------------
                             Name:   Robert W. Ramage, Jr.
                             Title:  Senior Vice President


                             MELLON BANK, N.A., as a Lender and as a
                             Managing Agent

                             By  /s/ CHARLES H. STAUB
                                ------------------------------------------
                             Name:   Charles H. Staub
                             Title:  First Vice President


                             PNC BANK, NATIONAL ASSOCIATION, as a Lender and as a Managing Agent

                             By  /s/ WILLIAM V. ARMITAGE
                                ------------------------------------------
                             Name:   William V. Armitage
                             Title:  Vice President


                             ROYAL BANK OF CANADA, as a Lender and as a Managing Agent

                             By  /s/ MOLLY DRENNAN
                                ------------------------------------------
                             Name:   Molly Drennan
                             Title:  Senior Manager Corporate Banking


                             SANWA BANK LIMITED, as a Lender and as
                             a Managing Agent

                             By  /s/ JEAN-MICHEL FATOVIC
                                ------------------------------------------
                             Name:   Jean-Michel Fatovic
                             Title:  Vice President

                             SOCIETE GENERALE, NEW YORK BRANCH,
                             as a Lender and as a Managing Agent

                             By  /s/ RUSSELL S. GORMAN
                                ------------------------------------------
                             Name:   Russell S. Gorman
                             Title:  Vice President


                             THE SUMITOMO BANK, LIMITED, as a Lender
                             and as a Managing Agent

                             By  /s/ YOSHINORI KAWAMURA
                                ------------------------------------------
                             Name:   Yoshinori Kawamura
                             Title:  Joint General Manager


                             ABN AMRO BANK N.V., as a Lender and
                             as a Co-Agent

                             By: ABN AMRO NORTH AMERICA, INC., as agent

                             By  /s/ KATHRYN C. TOTH / J. M. JANOVSKY
                                ------------------------------------------
                             Name:   Kathryn C. Toth / J. M. Janovsky
                             Title:  Group V.P.      / Group V.P.


                             THE ASAHI BANK, LTD., as a Lender and
                             as a Co-Agent

                             By  /s/ JUNICHI YAMADA
                                ------------------------------------------
                             Name:   Junichi Yamada
                             Title:  Senior Deputy General Manager


                             BANK OF MONTREAL, as a Lender and
                             as a Co-Agent

                             By  /s/ KAREN KLAPPER
                                ------------------------------------------
                             Name:   Karen Klapper
                             Title:  Director


                             BARCLAYS BANK PLC, as a Lender and
                             as a Co-Agent

                             By  /s/ JAMES K. DOWNEY
                                ------------------------------------------
                             Name:   James K. Downey
                             Title:  Associate Director

                             THE FIRST NATIONAL BANK OF CHICAGO,
                             as a Lender and as a Co-Agent

                             By  /s/ MICHAEL P. KING
                                ------------------------------------------
                             Name:   Michael P. King
                             Title:  Corporate Banking Officer


                             LTCB TRUST COMPANY, as a Lender and
                             as a Co-Agent

                             By  /s/ MASANORI SHOJI
                                ------------------------------------------
                             Name:   Masanori Shoji
                             Title:  Senior Vice President


                             THE MITSUBISHI TRUST AND BANKING CORPORATION, as a Lender and as a Co-Agent

                             By  /s/ PATRICIA LORET DE MOLA
                                ------------------------------------------
                             Name:   Patricia Loret de Mola
                             Title:  Senior Vice President


                             THE MITSUI TRUST & BANKING COMPANY, LTD., as a Lender and as a Co-Agent

                             By  /s/ WILLIAM W. HUNTER
                                ------------------------------------------
                             Name:   Mr. William W. Hunter
                             Title:  Vice President


                             THE SAKURA BANK, LTD., as a Lender and
                             as a Co-Agent

                             By  /s/ YOSHIKAZU NAGURA
                                ------------------------------------------
                             Name:   Yoshikazu Nagura
                             Title:  Vice President & Manager


                             THE TOKAI BANK, LIMITED, as a Lender and as a Co-Agent

                             By  /s/ STUART M. SCHULMAN
                                ------------------------------------------
                             Name:   Stuart M. Schulman
                             Title:  Senior Vice President

                             WESTDEUTSCHE LANDESBANK GIROZENTRALE,
                             as a Lender and as a Co-Agent

                             By  /s/ CYNTHIA M. NIESEN
                                ------------------------------------------
                             Name:   Cynthia M. Niesen
                             Title:

                             By  /s/ SALVATORE BATTINELLI
                                ------------------------------------------
                             Name:   Salvatore Battinelli
                             Title:  Vice President Credit Department


                             THE YASUDA TRUST AND BANKING CO., LTD.,
                             as a Lender and as a Co-Agent

                             By  /s/ NORIO MIYASHITA
                                ------------------------------------------
                             Name:   Norio Miyashita
                             Title:  Vice President & Manager


                             ARAB BANK PLC

                             By  /s/ ???????? ?????????
                                ------------------------------------------
                             Name:
                             Title:


                             THE BANK OF NOVA SCOTIA

                             By  /s/ M. D. SMITH
                                ------------------------------------------
                             Name:   M. D. Smith
                             Title:  Agent


                             BANQUE PARIBAS

                             By  /s/ MARY T. FINNEGAN
                                ------------------------------------------
                             Name:   Mary T. Finnegan
                             Title:  Group Vice President

                             By  /s/ EILEEN M. BURKE
                                ------------------------------------------
                             Name:   Eileen M. Burke
                             Title:  Vice President


                             BAYERISCHE VEREINSBANK AG

                             By  /s/ ED C. BENNETT
                                ------------------------------------------
                             Name:   Ed C. Bennett
                             Title:  Vice President

                             By  /s/ PETER WINNER
                                ------------------------------------------
                             Name:   Peter Winner
                             Title:  Assistant Vice President

                             CAISSE NATIONALE DE CREDIT AGRICOLE

                             By  /s/ DAVID BOUHL
                                ------------------------------------------
                             Name:   David Bouhl, F.V.P
                             Title:  Head of Corporate Banking Chicago


                             CIBC INC.

                             By  /s/ LORI J. C. GRANBERG
                                ------------------------------------------
                             Name:   Lori J. C. Granberg
                             Title:  Director, CIBC Wood Gundy
                                     Securities Corp., as Agent


                             COMPAGNIE FINANCIERE DE CIC ET DE
                             L'UNION EUROPEENNE

                             By  /s/ BRIAN O'LEARY  / SEAN MOUNIER
                                ------------------------------------------
                             Name:   Brian O'Leary  / Sean Mounier
                             Title:  Vice President   First Vice President


                             CREDIT LYONNAIS NEW YORK BRANCH

                             By  /s/ ???????? ?????????
                                ------------------------------------------
                             Name:   ???????? ?????????
                             Title:  First Vice President

                             By
                                ------------------------------------------
                             Name:
                             Title:


                             KEYBANK NATIONAL ASSOCIATION

                             By  /s/ KENITH J. KEELER
                                ------------------------------------------
                             Name:   Kenith J. Keeler
                             Title:  Vice President


                             NIPPON CREDIT BANK, LTD.

                             By  /s/ CLIFFORD ABRAMSKY
                                ------------------------------------------
                             Name:   Clifford Abramsky
                             Title:  Senior Manager

                             THE NORINCHUKIN BANK

                             By  /s/ TAKESHI AKIMOTO
                                ------------------------------------------
                             Name:   Takeshi Akimoto
                             Title:  General Manager


                             THE ROYAL BANK OF SCOTLAND plc

                             By  /s/ DEREK BONNAR
                                ------------------------------------------
                             Name:   Derek Bonnar
                             Title:  Vice President


                             THE SUMITOMO TRUST & BANKING CO., LTD.

                             By  /s/ SURAJ P. BHATIA
                                ------------------------------------------
                             Name:   Suraj P. Bhatia
                             Title:  Senior Vice President
                                     Manager, Corporate Finance Dept.

                             THE TOYO TRUST & BANKING CO., LTD.

                             By  /s/ TAKAO SHIDA
                                ------------------------------------------
                             Name:   Takao Shida
                             Title:  D.J.M.

                                                                      ANNEX I TO
                                                                CREDIT AGREEMENT

                                  PRICING GRID

   The Applicable Eurodollar Margin, the Applicable LC Commission Rate and the Applicable Commitment Fee Rate shall be determined in accordance with this Pricing Grid based upon the Debt Ratings established by the Rating Agencies, provided that in the event that the Debt Ratings shall correspond to different Categories, the lower-numbered Category (with Category 1 being the lowest-numbered Category) shall apply.


-------------------------------------------------------------------------------------------------------------
                                                     Applicable     Applicable     Applicable      Applicable
                                                     Eurodollar     Financial     Non-Financial    Commitment
  Category               Debt Rating                  Margin      LC Fee Rate     LC Fee Rate      Fee Rate
-------------------------------------------------------------------------------------------------------------
                    S&P             Moody's
-------------------------------------------------------------------------------------------------------------
     1         A- or higher       A3 or higher          0.250%       0.250%         0.125%          0.075%
-------------------------------------------------------------------------------------------------------------
     2             BBB+                Baa1             0.300%       0.300%         0.150%          0.100%
-------------------------------------------------------------------------------------------------------------
     3              BBB                Baa2             0.375%       0.375%         0.1875%         0.125%
-------------------------------------------------------------------------------------------------------------
     4             BBB-                Baa3             0.450%       0.450%         0.225%          0.175%
-------------------------------------------------------------------------------------------------------------
     5              BB+                 Ba1             0.625%       0.625%         0.3125%         0.250%
-------------------------------------------------------------------------------------------------------------
     6              BB                  Ba2             0.875%       0.875%         0.4375%         0.300%
-------------------------------------------------------------------------------------------------------------
     7           below BB         below Ba2             1.000%       1.000%         0.500%          0.375%
-------------------------------------------------------------------------------------------------------------


   For the purposes of determinations pursuant to this Pricing Grid, (a) the Applicable Eurodollar Margin, Applicable Financial LC Fee Rate and Applicable Non-Financial LC Fee Rate set forth above for each Category shall be increased by the Leverage Margin (as defined below), if applicable; (b) if either Rating Agency shall not have in effect a Debt Rating (other than because such Rating Agency shall no longer be in the business of rating corporate debt obligations), then such Rating Agency will be deemed to have established a Debt Rating of below BB or below Ba2, as applicable; (c) if any rating established or deemed to have been established by either Rating Agency shall be changed (other than as a result of a change in the rating system of such Rating Agency), such change shall be effective as of the date on which it is first announced by such Rating Agency; (d) any change in the Applicable Eurodollar Margin, the Applicable Financial LC Fee Rate, the Applicable Non-Financial LC Fee Rate or the Applicable Commitment Fee Rate resulting from a change in the Debt Rating shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change; and (e) if the rating system of either Rating Agency shall change, or if either Rating Agency shall cease to be in the business of rating corporate debt obligations, amendments shall be negotiated in good faith (and shall be effective upon approval by Westinghouse and the Required Lenders) to the references to specific ratings in this Pricing Grid to reflect such changed rating system or the unavailability of ratings from such Rating Agency.

   As used in this Pricing Grid, "Leverage Margin" shall mean a per annum rate, applicable at any time when the Consolidated Leverage Ratio shall be greater than 5.5 to 1 (determined as provided below), equal to 0.125% (in the case of the Applicable Eurodollar Margin and the Applicable Financial LC Fee Rate) or 0.0625% (in the case of the Applicable Non-Financial LC Fee Rate). For the purposes of this definition, the applicability of the Leverage Margin shall be determined (a) as at the end of each of the first three quarterly periods of each fiscal year of

Westinghouse and as at the end of each fiscal year of Westinghouse (but in any event not later than the 55th day after the end of each of the first three quarterly periods of each fiscal year or the 105th day after the end of each fiscal year, as the case may be), based on the Compliance Certificate delivered in respect thereof (a "Required Calculation"), and (b) at the option of Westinghouse, as at the end of any fiscal month of Westinghouse, based on a certificate (an "Interim Certificate") of a Financial Officer of Westinghouse delivered to the Administrative Agent setting forth in reasonable detail the computations necessary to determine the Consolidated Leverage Ratio for the period of twelve consecutive fiscal months ending on the last day of such fiscal month (an "Interim Calculation"). The imposition or elimination, as the case may be, of the Leverage Margin shall become effective on the date on which the relevant Compliance Certificate or Interim Certificate, as the case may be, is delivered to the Administrative Agent and such imposition or elimination shall remain in effect until the next determination to be made pursuant to this paragraph, provided, that (a) until the first such certificate is delivered after the Closing Date, the Leverage Margin shall be deemed to be applicable and (b) if any Compliance Certificate is not delivered within the time periods specified above, then, for the period from and including the date on which such Compliance Certificate is required to be delivered to but not including the date on which such Compliance Certificate is delivered, the Leverage Margin shall be deemed to be applicable. In the event that the Leverage Margin is eliminated on the basis of an Interim Calculation and the Consolidated Leverage Ratio determined in connection with the next Required Calculation shall be greater than 5.5 to 1, then Westinghouse shall be required to pay, on the date such Required Calculation is made, to the Administrative Agent for the ratable benefit of the Lenders, an amount equal to the aggregate amount of the additional interest in respect of Eurodollar Loans and the additional LC Fees in respect of Letters of Credit that Westinghouse would have been required to pay, during the period from the date of such Interim Calculation through the date of such Required Calculation, if such Interim Calculation had not been made.

                                                             Schedule 1.1 to the
                                                                Credit Agreement

                       COMMITMENTS; ADDRESSES FOR NOTICES

===============================================================================
        LENDER NAME AND ADDRESS                     REVOLVING CREDIT COMMITMENT
-------------------------------------------------------------------------------
MORGAN GUARANTY TRUST COMPANY OF NEW YORK                 $265,000,000.00
  60 Wall Street
  New York, NY  10260

    Attn:         Laura Reim
    Tel. No.:     (212) 648-6793
    Fax No.:      (212) 648-5336

-------------------------------------------------------------------------------
THE CHASE MANHATTAN BANK                                  $265,000,000.00
  270 Park Avenue
  New York, NY  10017

    Attn:         Karen M. Sharf
    Tel. No.:     (212) 270-5659
    Fax No.:      (212) 270-5120

-------------------------------------------------------------------------------
NATIONSBANK, N.A.                                         $265,000,000.00
  901 Main Street, 64th Floor
  Dallas, TX  75202-3714

    Attn:         Jennifer Olson Bishop
    Tel. No.:     (214) 508-0976
    Fax No.:      (214) 508-9390

-------------------------------------------------------------------------------
THE TORONTO-DOMINION BANK                                 $265,000,000.00
  70 West Madison Street
  Chicago, Illinois  60602

    Attn:         Philip R. deRoziere
    Tel. No.:     (312) 977-2103
    Fax No.:      (312) 782-6337

-------------------------------------------------------------------------------
BANKERS TRUST COMPANY                                     $175,000,000.00
  One Bankers Trust Plaza
  30th Floor
  New York, NY  10006

    Attn:         Gina Thompson
    Tel. No.:     (212) 250-7356
    Fax No.:      (212) 250-7218

===============================================================================

===============================================================================
        LENDER NAME AND ADDRESS                     REVOLVING CREDIT COMMITMENT
-------------------------------------------------------------------------------
THE BANK OF NEW YORK                                      $175,000,000.00
  One Wall Street
  16th Floor
  New York, NY  10286

    Attn:         Brendan T. Nedzi
    Tel. No.:     (212) 635-8691
    Fax No.:      (212) 635-8595

-------------------------------------------------------------------------------
BANK OF TOKYO-MITSUBISHI, LTD.                            $175,000,000.00
  1251 Avenue of the Americas
  New York, NY  10019-1104

    Attn:         Mark R. Marron
    Tel. No.:     (212) 782-4337
    Fax No.:      (212) 782-6440

-------------------------------------------------------------------------------
CITIBANK, N.A.                                            $175,000,000.00
  399 Park Avenue
  New York, NY  10043

    Attn:         Andy Sriubas
    Tel. No.:     (212) 559-5601
    Fax No.:      (212) 793-7460

-------------------------------------------------------------------------------
THE DAI-ICHI KANGYO BANK, LTD.                            $175,000,000.00
  One World Trade Center
  Suite 4911
  New York, NY  10048

    Attn:         Melinda Araki
    Tel. No.:     (212) 432-8800
    Fax No.:      (212) 524-0579

-------------------------------------------------------------------------------
DEUTSCHE BANK AG NEW YORK BRANCH
AND/OR CAYMAN ISLANDS BRANCH                              $175,000,000.00
  31 West 52nd Street
  New York, NY  10019

    Attn:         Rolf-Peter Mikolayczyk
    Tel. No.:     (212) 474-8237
    Fax No.:      (212) 474-8212

-------------------------------------------------------------------------------
THE FUJI BANK, LIMITED, NEW YORK BRANCH                   $215,000,000.00
  Two World Trade Center
  New York, NY  10048

    Attn:         Masa Kobayashi
    Tel. No.:     (212) 898-2085
    Fax No.:      (212) 912-0516

===============================================================================

===============================================================================
        LENDER NAME AND ADDRESS                     REVOLVING CREDIT COMMITMENT
-------------------------------------------------------------------------------
THE INDUSTRIAL BANK OF JAPAN, LTD.                        $175,000,000.00
  245 Park Avenue
  New York, NY  10167

    Attn:         John V. Veltri
    Tel. No.:     (212) 309-6718
    Fax No.:      (212) 856-9450

-------------------------------------------------------------------------------
MELLON BANK, N.A.                                         $175,000,000.00
  One Mellon Bank Center
  Room 4530
  Pittsburgh, PA  15258-0001

    Attn:         Charles H. Staub
    Tel. No.:     (412) 234-1068
    Fax No.:      (412) 234-1914

-------------------------------------------------------------------------------
PNC BANK, NATIONAL ASSOCIATION                            $175,000,000.00
  One PNC Plaza
  249 Fifth Avenue
  Pittsburgh, PA  15222-2707

    Attn:         Bill Armitage
    Tel. No.:     (412) 768-1444
    Fax No.:      (412) 762-6484

-------------------------------------------------------------------------------
ROYAL BANK OF CANADA                                      $175,000,000.00
  One North Franklin Street
  Suite 700
  Chicago, IL  60606

    Attn:         Molly Drennan
    Tel. No.:     (312) 551-1615
    Fax No.:      (312) 551-0805

-------------------------------------------------------------------------------
THE SANWA BANK LIMITED                                    $175,000,000.00
  55 East 52nd Street
  New York, NY  10055

    Attn:         Stephen Small
    Tel. No.:     (212) 339-6201
    Fax No.:      (212) 754-1304

-------------------------------------------------------------------------------
SOCIETE GENERALE                                          $175,000,000.00
  1221 Avenue of the Americas
  New York, NY  10020

    Attn:         Bruce Drossman
    Tel. No.:     (212) 278-6848
    Fax No.:      (212) 278-7430

===============================================================================

===============================================================================
        LENDER NAME AND ADDRESS                     REVOLVING CREDIT COMMITMENT
-------------------------------------------------------------------------------
THE SUMITOMO BANK, LIMITED                                $175,000,000.00
  277 Park Avenue
  New York, NY  10172

    Attn:         Leo E. Pagarigan
    Tel. No.:     (212) 224-4116
    Fax No.:      (212) 224-5188

-------------------------------------------------------------------------------
ABN AMRO BANK N.V.                                        $100,000,000.00
  One PPG Place
  Suite 2950
  Pittsburgh, PA  15222-5401

    Attn:         James Janofsky
    Tel. No.:     (412) 566-2269
    Fax No.:      (412) 566-2266

-------------------------------------------------------------------------------
THE ASAHI BANK, LTD.                                      $100,000,000.00
  One World Trade Center
  Suite 6011
  New York, NY  10048-0476

    Attn:         Wit Derby
    Tel. No.:     (212) 912-7038
    Fax No.:      (212) 432-1135

-------------------------------------------------------------------------------
BANK OF MONTREAL                                          $100,000,000.00
  430 Park Avenue
  New York, NY  10022

    Attn:         Ola Anderson
    Tel. No.:     (212) 605-1453
    Fax No.:      (212) 605-1648

-------------------------------------------------------------------------------
BARCLAYS BANK PLC                                         $100,000,000.00
  388 Market Street
  Suite 1700
  San Francisco, CA  94111

    Attn:         James Downey
    Tel. No.:     (415) 765-4711
    Fax No.:      (415) 765-4760

===============================================================================

===============================================================================
        LENDER NAME AND ADDRESS                     REVOLVING CREDIT COMMITMENT
-------------------------------------------------------------------------------
THE FIRST NATIONAL BANK OF CHICAGO                        $100,000,000.00
  1301 East 9th Street
  Suite 2150
  Cleveland, OH  44114

    Attn:         Marguerite Canestraro
    Tel. No.:     (216) 781-0255
    Fax No.:      (216) 221-2945

-------------------------------------------------------------------------------
LTCB TRUST COMPANY                                        $100,000,000.00
  165 Broadway
  New York, NY  10006

    Attn:         Yuichi Onuki
    Tel. No.:     (212) 335-4520
    Fax No.:      (212) 608-2371

-------------------------------------------------------------------------------
THE MITSUBISHI TRUST AND BANKING CORPORATION              $100,000,000.00
  520 Madison Avenue
  26th Floor
  New York, NY  10022

    Attn:         Beatrice Kossodo
    Tel. No.:     (212) 891-8363
    Fax No.:      (212) 644-6825 or 593-4691

-------------------------------------------------------------------------------
THE MITSUI TRUST & BANKING COMPANY, LIMITED,              $100,000,000.00
NEW YORK BRANCH
  One World Financial Center
  200 Liberty Street, 21st Floor
  New York, NY  10281

    Attn:         William W. Hunter
    Tel. No.:     (212) 341-0382
    Fax No.:      (212) 945-4170 or 4171

-------------------------------------------------------------------------------
THE SAKURA BANK, LTD.                                     $100,000,000.00
  277 Park Avenue
  New York, NY  10172

    Attn:         Stephen Chan
    Tel. No.:     (212) 756-6774
    Fax No.:      (212) 888-7651

===============================================================================

===============================================================================
        LENDER NAME AND ADDRESS                     REVOLVING CREDIT COMMITMENT
-------------------------------------------------------------------------------
THE TOKAI BANK, LTD., NEW YORK BRANCH                     $100,000,000.00
  55 East 52nd Street
  New York, NY  10055

    Attn:         Stuart M. Schulman
    Tel. No.:     (212) 339-1117
    Fax No.:      (212) 754-2171

-------------------------------------------------------------------------------
WESTDEUTSCHE LANDESBANK GIROZENTRALE                      $100,000,000.00
  1211 Avenue of the Americas
  New York, NY  10036

    Attn:         Cynthia M. Niesen
    Tel. No.:     (212) 852-6158
    Fax No.:      (212) 852-6307

-------------------------------------------------------------------------------
THE YASUDA TRUST AND BANKING CO., LTD., NEW YORK          $150,000,000.00
BRANCH
  666 Fifth Avenue
  Suite 801
  New York, NY  10103

    Attn:         Rohn Laudenschlager
    Tel. No.:     (212) 373-5755
    Fax No.:      (212) 373-5797

-------------------------------------------------------------------------------
ARAB BANK PLC                                              $50,000,000.00
  520 Madison Avenue
  New York, NY  10022-4237

    Attn:         Khanh Vuong
    Tel. No.:     (212) 715-9700
    Fax No.:      (212) 593-4632

-------------------------------------------------------------------------------
THE BANK OF NOVA SCOTIA                                    $50,000,000.00
  181 West Madison Street
  Suite 3700
  Chicago, IL  60602

    Attn:         Michael Manick
    Tel. No.:     (312) 201-4061
    Fax No.:      (312) 201-4108

-------------------------------------------------------------------------------
BANQUE PARIBAS                                             $50,000,000.00
  The Equitable Tower
  787 Seventh Avenue
  New York, NY  10019

    Attn:         Mary Finnegan
    Tel. No.:     (212) 841-2551
    Fax No.:      (212) 841-2333

===============================================================================

===============================================================================
        LENDER NAME AND ADDRESS                     REVOLVING CREDIT COMMITMENT
-------------------------------------------------------------------------------
BAYERISCHE VEREINSBANK AG                                  $50,000,000.00
  333 West Wacker Drive
  Suite 680
  Chicago, IL  60606

    Attn:         Ed Bennett
    Tel. No.:     (312) 368-3305
    Fax No.:      (312) 368-8615

-------------------------------------------------------------------------------
CAISSE NATIONALE DE CREDIT AGRICOLE                        $50,000,000.00
  55 East Monroe Street
  Chicago, IL  60603-5702

    Attn:         Roger Weis
    Tel. No.:     (312) 917-7440
    Fax No.:      (312) 372-3724

-------------------------------------------------------------------------------
CIBC                                                       $50,000,000.00
  425 Lexington Avenue
  8th Floor
  New York, NY  10017

    Attn:         Lorain Granberg
    Tel. No.:     (212) 856-3630
    Fax No.:      (212) 856-3558

-------------------------------------------------------------------------------
COMPAGNIE FINANCIERE DE CIC ET DE                          $50,000,000.00
L'UNION EUROPEENNE
  520 Madison Avenue
  37th Floor
  New York, NY  10022

    Attn:         Brian O'Leary
    Tel. No.:     (212) 715-4422
    Fax No.:      (212) 715-4535

-------------------------------------------------------------------------------
CREDIT LYONNAIS NEW YORK BRANCH                            $50,000,000.00
  1301 Avenue of the Americas
  New York, NY  10019-6022

    Attn:         Nicholas Chapin
    Tel. No.:     (212) 261-7317
    Fax No.:      (212) 459-3179

-------------------------------------------------------------------------------
KEYBANK NATIONAL ASSOCIATION                               $50,000,000.00
  127 Public Square, M/C OH-01-27-0602
  Cleveland, OH  44144-1306

    Attn:         Kenneth Keeler
    Tel. No.:     (216) 689-5789
    Fax No.:      (216) 689-4666

===============================================================================

===============================================================================
        LENDER NAME AND ADDRESS                     REVOLVING CREDIT COMMITMENT
-------------------------------------------------------------------------------
THE NIPPON CREDIT BANK, LTD., NEW YORK BRANCH              $50,000,000.00
  245 Park Avenue,
  30th Floor
  New York, NY  10167

    Attn:         Nancy Acevedo
    Tel. No.:     (212) 984-1320
    Fax No.:      (212  490-3895

-------------------------------------------------------------------------------
THE NORINCHUKIN BANK, NEW YORK BRANCH                      $50,000,000.00
  245 Park Avenue
  29th Floor
  New York, NY  10167-0104

    Attn:         Maizie Tang
    Tel. No.:     (212) 697-1717
    Fax No.:      (212) 697-5754

-------------------------------------------------------------------------------
ROYAL BANK OF SCOTLAND PLC                                 $50,000,000.00
  88 Pine Street
  26th Floor
  New York, NY  10005

    Attn:         Karen Stefancic
    Tel. No.:     (212) 269-3390
    Fax No.:      (212) 480-0791

-------------------------------------------------------------------------------
THE SUMITOMO TRUST & BANKING CO., LTD., NEW YORK           $50,000,000.00
BRANCH
  527 Madison Avenue
  New York, NY  10022

    Attn:         Robin Schreiber or Fumio Kaji
    Tel. No.:     (212) 326-0781  or (212) 326-0797
    Fax No.:      (212) 418-4848

-------------------------------------------------------------------------------
THE TOYO TRUST & BANKING CO., LTD.                         $50,000,000.00
  666 Fifth Avenue
  33rd Floor
  New York, NY  10103-3395

    Attn:         Howard Tulley Mott
    Tel. No.:     (212) 307-3418
    Fax No.:      (212) 307-3498

===============================================================================

                              Schedule 3.4 to the
                                Credit Agreement

                                 CONSENTS, ETC.

                              Schedule 3.13 to the
                                Credit Agreement

                             MATERIAL SUBSIDIARIES

                             Schedule 5.6(n) to the
                                Credit Agreement

                               CERTAIN CBS ASSETS

                              Schedule 5.7 to the
                                Credit Agreement

                             EXISTING INDEBTEDNESS

                                 SCHEDULE 3.12
                             MATERIAL SUBSIDIARIES

                                       INCORPORATED           VOTING POWER
                                          UNDER                 OWNED BY
            NAME                         LAWS OF            IMMEDIATE PARENT
            ----                         -------            ----------------
CBS Inc.                                 New York                  100%

Thermo King Corporation                  Delaware                  100%

Westinghouse Canada, Inc.                 Canada                   100%

Westinghouse CBS Holdings                Delaware                  100%
Company, Inc.

Westinghouse Hanford                     Delaware                  100%
Company

Westinghouse Holdings                    Delaware                  100%
Corporation

      Westinghouse de Puerto             Delaware                  100%
            Rico, Inc.

     Westinghouse Electric S.A.         Switzerland                100%

     Westinghouse International          Delaware                  100%
       Technology Corporation

         Westinghouse World              Delaware                  100%
       Investment Corporation

     Westinghouse Foreign Sales          Barbados                  100%
            Corporation

Westinghouse Industry                    Delaware                  100%
Products International
Company

Westinghouse Savannah River              Delaware                  100%
Company, Inc.

                                SCHEDULE 5.5(n)


                           CBS REAL ESTATE PROPERTIES


Ed Sullivan Theater and adjacent 13 story office building
1697 Broadway
New York, NY


CBS Studio Center and TV City
Los Angeles, California


CBS Data Center
425 Meadowlands Parkway
Secaucus, New Jersey


CBS Broadcast Center
Between 56th/57th Street and
10th/11th Avenues
New York, NY

                                  SCHEDULE 5.6

                           EXISTING CBS INDEBTEDNESS


A. 7 5/8% Notes due 2002 ($150 million)

B. 7 3/4% Notes due 1999 ($125 million)

C. 7 1/8% Notes due 2023 ($97 million)

D. 8 7/8% Notes due 2022 ($92 million)

E. KUTV Revolving Credit Agreement ($26 million)

F. KUTV 6% Subordinated Note ($11 million)

                                                                Exhibit A to the
                                                                Credit Agreement

                       WESTINGHOUSE ELECTRIC CORPORATION
                          ADMINISTRATIVE QUESTIONNAIRE

Please provide the following details:

I. A)    FULL LEGAL BANK NAME:
                              -------------------------

   B)    FULL LEGAL DOMESTIC LENDING OFFICE NAME AND ADDRESS:

         ------------------------------------------------------------------

         ------------------------------------------------------------------

         ------------------------------------------------------------------

         FAX NUMBER:
                    -------------------------------------------------------

         TELEX NUMBER:
                      -----------------------------------------------------

   C)    FULL LEGAL EURODOLLAR LENDING OFFICE NAME AND ADDRESS:

         ------------------------------------------------------------------

         ------------------------------------------------------------------

         ------------------------------------------------------------------

         FAX NUMBER:
                    -------------------------------------------------------

         TELEX NUMBER:
                      -----------------------------------------------------

   D)    FULL LEGAL COMPETITIVE LOAN LENDING OFFICE NAME AND ADDRESS:

         ------------------------------------------------------------------

         ------------------------------------------------------------------

         FAX NUMBER:
                    -------------------------------------------------------

         TELEX NUMBER:
                      -----------------------------------------------------

 Please fax your completed questionnaire to Julia Travers and Barbara McCarnan at J.P. Morgan fax (212) 648-5232 and (312) 634-1091 respectively.

II. A)   WHERE EXECUTION COPIES SHOULD BE SENT FOR SIGNATURE(S):

         ADDRESS:
                 ----------------------------------------------------------

                 ----------------------------------------------------------

                 ----------------------------------------------------------
         ATTN:
                 ----------------------------------------------------------

                 ----------------------------------------------------------

                 ----------------------------------------------------------

   B)    WHERE CONFORMED (FINAL) COPIES SHOULD BE SENT:

         ADDRESS:
                 ----------------------------------------------------------

                 ----------------------------------------------------------

                 ----------------------------------------------------------
         ATTN:
                 ----------------------------------------------------------

                 ----------------------------------------------------------

                 ----------------------------------------------------------

   C)    FOR BUSINESS AND/OR CREDIT MATTERS:

         CONTACT NAME/DEPT:
                           ------------------------------------------------

         TELEPHONE NUMBER:
                          -------------------------------------------------

         FAX NUMBER:
                    -------------------------------------------------------

   D)    FOR ADMINISTRATIVE/OPERATIONS MATTERS:

         CONTACT NAME/DEPT:
                           ------------------------------------------------

         TELEPHONE NUMBER:
                          -------------------------------------------------

         FAX NUMBER:
                    -------------------------------------------------------

   E)    FOR COMPETITIVE BID REQUESTS:
         CONTACT NAME/DEPT:
                           ------------------------------------------------

         TELEPHONE NUMBER:
                          -------------------------------------------------

         FAX NUMBER:
                    -------------------------------------------------------

   F)    PAYMENT INSTRUCTIONS (PLEASE SPECIFY WHERE FUNDS, I.E.
         INTEREST, FEES, LOAN REPAYMENTS SHOULD BE WIRED):

         BANK NAME:
                   --------------------------------------------------------

         ABA, CHIPS #:
                      -----------------------------------------------------

         ACCOUNT #:
                   --------------------------------------------------------

         CREDIT TO (IF APPLICABLE):
                                   ----------------------------------------

         REFERENCE:
                   --------------------------------------------------------

         ATTENTION:
                   --------------------------------------------------------

   G)    FOR LETTER OF CREDIT ADMINISTRATIVE MATTERS:

         CONTACT NAME/DEPT:
                           ------------------------------------------------

         TELEPHONE NUMBER:
                          -------------------------------------------------

         FAX NUMBER:
                    -------------------------------------------------------

    H)   PAYMENT INSTRUCTIONS: (PLEASE SPECIFY WHERE LETTER OF
         CREDIT COMMISSION FEES SHOULD BE WIRED):

         BANK NAME:
                   --------------------------------------------------------

         ABA, CHIPS #:
                      -----------------------------------------------------

         ACCOUNT #:
                   --------------------------------------------------------

         CREDIT TO (IF APPLICABLE):
                                   ----------------------------------------

         REFERENCE:
                   --------------------------------------------------------

         ATTENTION:
                   --------------------------------------------------------

                                                              Exhibit B-1 to the
                                                                Credit Agreement

                        FORM OF COMPETITIVE BID REQUEST

Morgan Guaranty Trust Company of New York,
as Administrative Agent for the Lenders referred to below,
60 Wall Street
New York, NY  10260

Attention:

                                                                          [Date]

Dear Sirs:

                  The undersigned, Westinghouse Electric Corporation ("Westinghouse"), refers to the Credit Agreement dated as of August 29, 1996 (as it may be amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Westinghouse, the Lenders party thereto, NationsBank, N.A. and The Toronto-Dominion Bank, as Syndication Agents, The Chase Manhattan Bank, as Documentation Agent, and Morgan Guaranty Trust Company of New York, as Administrative Agent. Terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. Westinghouse hereby gives you notice pursuant to Section 2.3 of the Credit Agreement that it requests a Competitive Loan under the Credit Agreement, and in that connection sets forth below the terms on which such Competitive Loan is requested to be made:

                  (A)      Date of Competitive Loan (which is a Business Day)

                  (B)      Principal Amount of Competitive Loan 1

                  (C)      Interest rate basis 2

--------
1        Not less than $5,000,000 (and in integral multiples of $1,000,000).
2        Eurodollar Competitive Loan or Absolute Rate Loan.

                  (D)      Interest Period and the last day thereof 3

                  Upon acceptance of any or all of the Loans offered by the Lenders in response to this request, Westinghouse shall be deemed to have represented and warranted that the conditions specified in Section 4.2(b) and
(c) of the Credit Agreement have been satisfied.

                                             Very truly yours,

                                             WESTINGHOUSE ELECTRIC CORPORATION

                                             By:
                                                ---------------------------
                                                 Name:
                                                 Title:

--------
3 Which shall be subject to the definition of "Interest Period" and end not later than the Revolving Credit Maturity Date.

                                                              Exhibit B-2 to the
                                                                Credit Agreement

                   FORM OF NOTICE OF COMPETITIVE BID REQUEST

To:               [Name of Lender]

Re: Invitation for Competitive Bids to Westinghouse Electric Corporation ("Westinghouse")

                  Pursuant to Section 2.3 of the Credit Agreement dated as of August 29, 1996 (as it may be amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"; terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement) among Westinghouse Electric Corporation, the Lenders party thereto, NationsBank, N.A. and The Toronto-Dominion Bank, as Syndication Agents, The Chase Manhattan Bank, as Documentation Agent, and the undersigned, as Administrative Agent, we are pleased on behalf of Westinghouse to invite you to submit Competitive Bids to Westinghouse for the following proposed Competitive Loans:

Date of Borrowing:  ____________________

Principal Amount

$


                  Such Competitive Bids should offer a [Margin] [a fixed rate of interest]. [The applicable base rate is the Eurodollar Rate.]

                  Please respond to this invitation by no later than 9:30 A.M. (New York City time) on [date].

                                              MORGAN GUARANTY TRUST COMPANY
                                           OF NEW YORK, as Administrative Agent


                                           By
                                             ---------------------------
                                              Authorized Officer

                                                              Exhibit B-3 to the
                                                                Credit Agreement

                            FORM OF COMPETITIVE BID

Morgan Guaranty Trust Company of New York,
as Administrative Agent for the Lenders referred to below
60 Wall Street
New York, NY  10260

Attention:

                                                                          [Date]

Dear Sirs:

                  The undersigned, [Name of Lender], refers to the Credit Agreement dated as of August 29, 1996 (as it may be amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Westinghouse Electric Corporation ("Westinghouse"), the Lenders party thereto, NationsBank, N.A. and The Toronto-Dominion Bank, as Syndication Agents, The Chase Manhattan Bank, as Documentation Agent, and Morgan Guaranty Trust Company of New York, as Administrative Agent. Terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The undersigned hereby makes a Competitive Bid pursuant to
Section 2.3(b) of the Credit Agreement, in response to the Competitive Bid Request made by Westinghouse on ___________ __, ____, and in that connection sets forth below the terms on which such Competitive Bid is made:

                  (A)      Principal Amount 1

                  (B)      Competitive Bid Rate[s] 2

                  (C)      Interest Period and last day thereof

--------
1 Not less than $5,000,000 or greater than the requested Competitive Loan and in integral multiples of $1,000,000. Multiple Competitive Bids will be accepted by the Administrative Agent.

2 i.e., Eurodollar Rate + or - ___%, in the case of Eurodollar Competitive Loans or ___%, in the case of Absolute Rate Loans.

                  The undersigned hereby confirms that it is prepared, subject to the conditions set forth in the Credit Agreement, to extend credit to Westinghouse on the requested date of the Competitive Loan upon acceptance by Westinghouse of this Competitive Bid in accordance with Section 2.3(d) of the Credit Agreement.

                                             Very truly yours,

                                             [NAME OF LENDER]

                                             By:
                                                ---------------------------
                                                 Name:
                                                 Title:

                                                              Exhibit B-4 to the
                                                                Credit Agreement

                   FORM OF REVOLVING CREDIT BORROWING REQUEST

Morgan Guaranty Trust Company of New York,
as Administrative Agent for the Lenders referred to below
60 Wall Street
New York, NY  10260

Attention:

                                                                          [Date]

Dear Sirs:

                  The undersigned, Westinghouse Electric Corporation ("Westinghouse"), refers to the Credit Agreement dated as of August 29, 1996 (as it may be amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Westinghouse, the Lenders party thereto, NationsBank, N.A. and The Toronto-Dominion Bank, as Syndication Agents, The Chase Manhattan Bank, as Documentation Agent, and Morgan Guaranty Trust Company of New York, as Administrative Agent. Terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. Westinghouse hereby gives you notice pursuant to Section 2.4 of the Credit Agreement that it requests a Revolving Credit Loan under the Credit Agreement, and in that connection sets forth below the terms on which such Revolving Credit Loan is requested to be made:

                  (A)      Date of Revolving Credit Loan (which is a Business
                           Day)

                  (B)      Principal Amount of Revolving Credit Loan 1

                  (C)      Interest rate basis 2

--------
1 Not less than $50,000,000 in the case of Eurodollar Revolving Credit Loans and not less than $25,000,000 in the case of ABR Revolving Credit Loans (and, in each case, in integral multiples of $5,000,000).

2        Eurodollar Revolving Credit Loan or ABR Revolving Credit Loan.

                  (D)      Interest Period and the last day thereof 3

                  Upon acceptance of any or all of the Loans made by the Lenders in response to this request, Westinghouse shall be deemed to have represented and warranted that the conditions specified in Section 4.2(b) and
(c) of the Credit Agreement have been satisfied.

                                             Very truly yours,

                                             WESTINGHOUSE ELECTRIC CORPORATION


                                             By:
                                                ---------------------------
                                                 Name:
                                                 Title:

--------
3 Applicable to Eurodollar Revolving Credit Loans only, which shall be subject to the definition of "Interest Period" and end not later than the Revolving Credit Maturity Date.

                                                              Exhibit B-5 to the
                                                                Credit Agreement

                      FORM OF SWINGLINE BORROWING REQUEST

Morgan Guaranty Trust Company of New York,
as Administrative Agent for the Lenders referred to below
60 Wall Street
New York, NY  10260

Attention:

                                                                          [Date]

Dear Sirs:

                  The undersigned, Westinghouse Electric Corporation ("Westinghouse"), refers to the Credit Agreement dated as of August 29, 1996 (as it may be amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Westinghouse, the Lenders party thereto, NationsBank, N.A. and The Toronto-Dominion Bank, as Syndication Agents, The Chase Manhattan Bank, as Documentation Agent, and Morgan Guaranty Trust Company of New York, as Administrative Agent. Terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. Westinghouse hereby gives you notice pursuant to Section 2.6 of the Credit Agreement that it requests a Swingline Loan under the Credit Agreement, and in that connection sets forth below the terms on which such Swingline Loan is requested to be made:

                  (A)      Date of Swingline Loan (which is a Business Day)

                  (B)      Principal Amount of Swingline Loan 1

                  (C)      Interest rate basis 2

--------
1        Not less than $5,000,000 (and in integral multiples of $1,000,000).

2        ABR Swingline Loan or Quoted Swingline Loan.

                  Upon acceptance of any or all of the Loans made by the Swingline Lenders in response to this request, Westinghouse shall be deemed to have represented and warranted that the conditions specified in Section 4.2(b) and (c) of the Credit Agreement have been satisfied.

                                             Very truly yours,

                                             WESTINGHOUSE ELECTRIC CORPORATION

                                             By:
                                                ---------------------------
                                                 Name:
                                                 Title:

                                                              Exhibit B-6 to the
                                                                Credit Agreement

                 FORM OF NOTICE OF DESIGNATED LETTER OF CREDIT

Morgan Guaranty Trust Company of New York,
  as Administrative Agent for the Lenders
  referred to below
60 Wall Street
New York, NY  10260

Attention:

                                                                          [Date]

Dear Sirs:

                  The undersigned, Westinghouse Electric Corporation ("Westinghouse"), refers to the Credit Agreement dated as of August 29, 1996 (as it may be amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Westinghouse, the Lenders party thereto, NationsBank, N.A. and The Toronto-Dominion Bank, as Syndication Agents, The Chase Manhattan Bank, as Documentation Agent, and Morgan Guaranty Trust Company of New York, as Administrative Agent. Terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. Westinghouse hereby gives you notice pursuant to Section 2.7(a) of the Credit Agreement that the letter of credit(1) described below is hereby designated a Letter of Credit under the Credit Agreement:

                           Issuing Lender:

                           Beneficiary:

                           Face Amount:

                           Expiration Date: 2

                           Type: 3

--------
1 Such letter of credit shall have been issued by an Issuing Lender and shall not have been a Letter of Credit under the Credit Agreement at the time of its issuance.

2 To be not later than the fifth Business Day preceding the Revolving Credit Maturity Date.

3 Identify as Financial Letter of Credit or Non-Financial Letter of Credit (subject to confirmation by the Administrative Agent).

                  As of the date hereof, Westinghouse shall be deemed to have represented and warranted that the conditions specified in Section 4.2(b) and
(c) of the Credit Agreement have been satisfied.

                                             Very truly yours,

                                             WESTINGHOUSE ELECTRIC CORPORATION

                                             By:
                                                ---------------------------
                                                 Name:
                                                 Title:

Consented to:

[ISSUING LENDER]

By:
   ------------------------
   Name:
   Title:

                                                                Exhibit C to the
                                                                Credit Agreement

                       FORM OF ASSIGNMENT AND ACCEPTANCE

          Reference is made to the Credit Agreement, dated as of August 29, 1996 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Westinghouse Electric Corporation ("Westinghouse"), the Lenders parties thereto, NationsBank, N.A. and The Toronto-Dominion Bank, as syndication agents, The Chase Manhattan Bank, as documentation agent, and Morgan Guaranty Trust Company of New York, as administrative agent (in such capacity, the "Administrative Agent"). Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

          The Assignor named on Schedule 1 (the "Assignor") and the Assignee named on Schedule 1 (the "Assignee") agree as follows:

          The Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, as of the Effective Date (as defined below), an interest as specified in Schedule 1 (the "Assigned Interest") in and to the Assignor's rights and obligations under the Credit Agreement with respect to the facility described on Schedule 1 (the "Assigned Facility"), in a principal amount for the Assigned Facility as set forth on Schedule 1.

          The Assignor (a) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or any other instrument or document furnished pursuant thereto or with respect to the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto, other than that the Assignor has not created any adverse claim upon the Assigned Interest and that such Assigned Interest is free and clear of any such adverse claim; and (b) makes no representation or warranty and assumes no responsibility with respect to the financial condition of Westinghouse or any of its Subsidiaries or the performance or observance by Westinghouse of any of its obligations under the Credit Agreement or any other instrument or document furnished pursuant thereto.

          The Assignee (a) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements referred to in Sections 3.2 and 5.1 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance;
(c) agrees that it will, independently and without reliance upon the Assignor, the Administrative Agent or any other Lender or Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement or any other instrument or document furnished pursuant hereto or thereto; (d) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement and any other instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent by the terms thereof, together with such powers as are incidental thereto; and (e) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender including,
(i) if it is organized under the laws of a jurisdiction outside the United States, its obligation pursuant to Section 2.20(f) of the Credit Agreement and
(ii) if it is not already a Lender, its obligation to deliver (x) an Administrative Questionnaire pursuant to Section 8.4(e) of the Credit Agreement and (y) a Confidentiality Agreement pursuant to Section 8.4(g) of the Credit Agreement.

          The effective date of this Assignment and Acceptance shall be as specified on Schedule 1 (the "Effective Date"). Following the execution of this Assignment and Acceptance, it will be delivered to the Administrative Agent for acceptance by it and recording by the Administrative Agent pursuant to Section 8.4(d) of the Credit Agreement, effective as of the Effective Date (which shall not, unless otherwise agreed to by the Administrative Agent, be earlier than five Business Days after the execution hereof).

          Upon such acceptance and recording, from and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignee. The Assignor and the Assignee shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.

          From and after the Effective Date, (a) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and shall be bound by the provisions thereof and (b) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement (other than any such rights which expressly survive the termination thereof).

          This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of New York.

          IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed as of the date first above written by their respective duly authorized officers on Schedule 1 hereto.

                                   SCHEDULE 1
                          TO ASSIGNMENT AND ACCEPTANCE
         RELATING TO THE CREDIT AGREEMENT, DATED AS OF AUGUST 29, 1996
                                     AMONG
        WESTINGHOUSE ELECTRIC CORPORATION, THE LENDERS PARTIES THERETO,
    NATIONSBANK, N.A. AND THE TORONTO-DOMINION BANK, AS SYNDICATION AGENTS,
             THE CHASE MANHATTAN BANK, AS DOCUMENTATION AGENT, AND
       MORGAN GUARANTY TRUST COMPANY OF NEW YORK, AS ADMINISTRATIVE AGENT
                 (IN SUCH CAPACITY, THE "ADMINISTRATIVE AGENT")

===============================================================================

Name of Assignor:

Name of Assignee:

Effective Date of Assignment:

                                              Principal                        Commitment Percentage Assigned
        Facility Assigned                  Amount Assigned                             (if applicable)
------------------------------      ---------------------------     --------------------------------------------------
                                          $______________                            __._______________%

The terms set forth above and in the Assignment and Acceptance to which this
Schedule 1 is attached are hereby agreed to:

                                           [Consented to and]* Accepted for the
                                           Recordation in the Register:

                  , as Assignor            MORGAN GUARANTY TRUST COMPANY OF
------------------

                                           NEW YORK, as Administrative Agent


By:                                        By:
   -------------------------                  -----------------------
    Name:                                      Name:
    Title:                                     Title:

                                           [Consented to]:*/

                  , as Assignee            WESTINGHOUSE ELECTRIC CORPORATION
------------------

By:                                        By:
   -------------------------                  -----------------------
    Name:                                      Name:
    Title:                                     Title:

--------
*     To be completed only if consents are required under Section 8.4(b).

                                                               Exhibit D to the
                                                               Credit Agreement

                       FORM OF CONFIDENTIALITY AGREEMENT

                                                          _______________, 199_

Westinghouse Electric Corporation
Westinghouse Building
11 Stanwix Street
Pittsburgh, Pennsylvania  15222
Attention of Vice President and Treasurer

Ladies and Gentlemen:

                  Reference is made to the Credit Agreement dated as of August 29, 1996 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Westinghouse Electric Corporation, a Pennsylvania corporation ("Westinghouse"), the Lenders parties thereto, NationsBank, N.A. and The Toronto-Dominion Bank, as Syndication Agents, The Chase Manhattan Bank, as Documentation Agent, and Morgan Guaranty Trust Company of New York, as Administrative Agent. Terms used but not defined herein have the meanings assigned to them in the Credit Agreement.

                  In connection with the proposed purchase by us of an assignment or participation pursuant to Section 8.4 of the Credit Agreement, we may receive information furnished by or on behalf of Westinghouse and designated by or on behalf of Westinghouse as confidential (the "Information").

                  We understand that improper use or disclosure of the Information might violate applicable Federal and state securities laws (including Rule 10b-5 under the Securities Exchange Act of 1934, as amended) and seriously prejudice the interests of Westinghouse and that Westinghouse is entitled to rely on the promises made herein and to equitable relief, including an injunction, in the event of our breach. Accordingly, we agree to keep confidential and not to disclose (and to cause our affiliates, officers, directors, employees, agents and representatives to keep confidential and not to disclose) and, at your request (except as provided below or if such Lender is required to retain any Information pursuant to customary internal or banking practices, bank regulations or applicable law), promptly to return to you or destroy the Information and all copies thereof, extracts therefrom and analyses or other materials based thereon, except that we shall be permitted to disclose
Information: (i) to such of our officers, directors, employees, agents, affiliates and representatives as need to know such Information in connection with the proposed assignment or participation referred to above, each of whom shall be informed by us of the confidential nature of the Information and shall agree to be bound by the terms of this Confidentiality

Agreement; (ii) to the extent required by applicable laws and regulations or by any subpoena or similar legal process or requested by any governmental authority or agency having jurisdiction over us; provided, however, that, except in the case of disclosure to bank regulators or examiners in accordance with customary banking practices, written notice of each instance in which Information is required or requested to be disclosed shall be furnished to you not less than 30 days prior to the expected date of such disclosure or, if 30 days' notice is not practicable under the circumstances, as promptly as practicable under the circumstances; (iii) to the extent such Information (A) is or becomes publicly available other than as a result of a breach of the Credit Agreement or this Confidentiality Agreement, (B) becomes available to us on a non-confidential basis from a source other than a party to the Credit Agreement or any other party known to us to be bound by an agreement similar to this Confidentiality Agreement or (C) was available to us on a non-confidential basis prior to its disclosure to us by a party to the Credit Agreement or any other party bound by an agreement similar to this Confidentiality Agreement; or
(iv) to the extent Westinghouse shall have consented to such disclosure in writing.

                  We further agree that, except to the extent the conditions referred to in subclause (A), (B) or (C) of clause (iii) above have been met and as provided in the last paragraph of this letter, (a) we will use the Information only in connection with our possible participation in the Credit Agreement and (b) we will not use the Information in connection with any other matter or in a manner prohibited by any law, including, without limitation, the securities laws of the United States.

                  Notwithstanding anything to the contrary contained above, if we shall purchase an assignment of or a participation in the rights of any Lender under the Credit Agreement, we shall be entitled to retain all Information and to use it in servicing the credit and in protecting our rights with regard thereto.

                                             Name of Recipient:

                                             By:

                                             Title:

                                             Institution:

                                             Date:

                                                              Exhibit E-1 to the
                                                                Credit Agreement

                       FORM OF OPINION OF GENERAL COUNSEL

                                                                 August 29, 1996

Morgan Guaranty Trust Company of New York, as Administrative Agent

The Chase Manhattan Bank,
   as Documentation Agent

NationsBank, N.A. and The Toronto-Dominion Bank, as Syndication Agents

And each of the Lenders parties to
the Credit Agreement referred to below

Gentlemen:

         I am Senior Vice President and General Counsel of Westinghouse Electric Corporation, a Pennsylvania corporation ("Westinghouse"), and in such capacity have represented Westinghouse in connection with the Credit Agreement, dated as of August 29, 1996 (the "Credit Agreement"), among Westinghouse, the Lenders parties thereto, NationsBank, N.A. and The Toronto-Dominion Bank, as syndication agents, The Chase Manhattan Bank, as documentation agent, and Morgan Guaranty Trust Company of New York, as administrative agent.

         The opinions expressed below are furnished to you pursuant to Section 4.1(e)(i) of the Credit Agreement. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

         In arriving at the opinions expressed below,

         (a) I have examined, either personally or indirectly through lawyers who report to me or through other counsel, and relied on the executed originals of, the Credit Agreement; and

         (b) I have examined, either personally or indirectly through lawyers who report to me or through other counsel, such corporate documents and records of Westinghouse and such other instruments and certificates of public officials, officers and representatives of

                                        -2-                      August __, 1996

Westinghouse and other Persons as I have deemed necessary or appropriate for the purposes of this opinion.

         In arriving at the opinions expressed below, I have made such investigations of law, in each case as I have deemed appropriate as a basis for such opinions.

         In rendering the opinions expressed below, I have assumed, with your permission, without independent investigation or inquiry, (a) the authenticity of all documents submitted to me as originals, (b) the genuineness of all signatures on all documents that I examined (other than those of Westinghouse) and (c) the conformity to authentic originals of documents submitted to me as certified, conformed or photostatic copies.

         When my opinions expressed below are stated "to the best of my knowledge," I have made reasonable and diligent investigation of the subject matters of such opinions and have no reason to believe that there exist any facts or other information that would render such opinions incomplete or incorrect.

         Based upon and subject to the foregoing, I am of the opinion that:

         1. Westinghouse (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the corporate power and authority and the legal right to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged and (c) to the best of my knowledge, is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, except to the extent that the failure to be so qualified could not, in the aggregate, have a Material Adverse Effect.

         2. Westinghouse has the corporate power and authority, and the legal right, to make, deliver and perform its obligations under the Credit Agreement and to obtain extensions of credit under the Credit Agreement. Westinghouse has taken all necessary corporate action to authorize the execution, delivery and performance of the Credit Agreement and the borrowings and other extensions of credit on the terms and conditions of the Credit Agreement. No consent or authorization of, approval by, notice to, filing with or other act by or in respect of any Governmental Authority or any other Person is required in connection with the extensions of credit under the Credit Agreement or with the execution, delivery, performance, validity or enforceability of the Credit Agreement.

         3. The Credit Agreement has been duly executed and delivered on behalf of Westinghouse.

         4. The execution and delivery of the Credit Agreement, the performance by Westinghouse of its obligations thereunder, the consummation of the transactions contemplated thereby, the compliance by Westinghouse with any of the provisions thereof, the

                                        -3-                      August __, 1996

borrowings and other extensions of credit under the Credit Agreement and the use of proceeds thereof, all as provided therein, (a) will not violate, or constitute a default under (i) any requirement of law (including, without limitation, Regulations G, T and U), (ii) any indenture or other material contractual obligation of Westinghouse or of any of its Subsidiaries, or (iii) the certificate of incorporation, bylaws and other organizational documents of Westinghouse or of any of its Subsidiaries and (b) will not result in, or require, the creation or imposition of any Lien pursuant to any indenture or material contractual obligation referred to in clause (a)(ii) above (including, without limitation, pursuant to any "equal and ratable" provision contained therein) on any of the properties or revenues of Westinghouse or any of its Subsidiaries.

         5. Except as disclosed to the Lenders in the Exchange Act Report filed prior to the Closing Date or otherwise disclosed in writing to the Lenders prior to the Closing Date, to the best of my knowledge, no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or threatened by or against Westinghouse or any of its Subsidiaries or against any of their respective properties or revenues (a) with respect to the Credit Agreement or (b) which if adversely determined would have a Material Adverse Effect.

         6. Westinghouse is not (a) an "investment company," or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended, or (b) a "holding company" as defined in, or otherwise subject to regulation under, the Public Utility Holding Company Act of 1935.

            I am a member of the bar of the Commonwealth of Pennsylvania and I express no opinion as to the laws of any jurisdiction other than the laws of the Commonwealth of Pennsylvania and the Federal laws of the United States of America.

                                               Very truly yours,

                                                              Exhibit E-2 to the
                                                                Credit Agreement

             FORM OF OPINION OF ASSISTANT/ASSOCIATE GENERAL COUNSEL

                                                                 August 29, 1996

Morgan Guaranty Trust Company of New York, as Administrative Agent

The Chase Manhattan Bank,
   as Documentation Agent

NationsBank, N.A. and The Toronto-Dominion Bank, as Syndication Agents

And each of the Lenders parties to
the Credit Agreement referred to below

Gentlemen:

         I am [Assistant][Associate] General Counsel of Westinghouse Electric Corporation, a Pennsylvania corporation ("Westinghouse"), and in such capacity have represented Westinghouse in connection with the Credit Agreement, dated as of August 29, 1996 (the "Credit Agreement"), among Westinghouse, the Lenders parties thereto, NationsBank, N.A. and The Toronto-Dominion Bank, as syndication agents, The Chase Manhattan Bank, as documentation agent, and Morgan Guaranty Trust Company of New York, as administrative agent.

         The opinions expressed below are furnished to you pursuant to Section 4.1(e)(ii) of the Credit Agreement. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

         In arriving at the opinions expressed below,

         (a) I have examined, and relied on the executed originals, of the Credit Agreement;

and

         (b) I have examined, either personally or indirectly through lawyers who report to me or through other counsel, such corporate documents and records of Westinghouse and such other instruments and certificates of public officials, officers and representatives of

                                        -2-                      August __, 1996

Westinghouse and other Persons as I have deemed necessary or appropriate for the purposes of this opinion.

         In arriving at the opinions expressed below, I have made such investigations of law, in each case as I have deemed appropriate as a basis for such opinions.

         In rendering the opinions expressed below, I have assumed, with your permission, without independent investigation or inquiry, (a) the authenticity of all documents submitted to me as originals, (b) the genuineness of all signatures on all documents that I examined (other than those of Westinghouse) and (c) the conformity to authentic originals of documents submitted to me as certified, conformed or photostatic copies.

         Based upon and subject to the foregoing, I am of the opinion that:

                  (1) Assuming the due authorization, execution and delivery of the Credit Agreement by each party thereto other than Westinghouse, the Credit Agreement constitutes the legal, valid and binding obligation of Westinghouse, enforceable against Westinghouse in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, receivership, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity) and except that no opinion is expressed with respect to Section 2.18 of the Credit Agreement insofar as it provides that a Lender purchasing a participation from another Lender may exercise set-off rights with respect to such participation.

                  (2) The execution and delivery of the Credit Agreement by Westinghouse, the consummation of the transactions contemplated thereby and compliance by Westinghouse with any of the provisions thereof will not conflict with, constitute a default under or violate any New York law or regulation.

                  (3) No consent, approval, waiver, license or authorization or other action by or filing with any New York governmental authority is required in connection with the execution and delivery by Westinghouse of the Credit Agreement or the consummation by Westinghouse of the transactions contemplated thereby.

                  I am a member of the bar of the State of New York and I express no opinion as to the laws of any jurisdiction other than the laws of the State of New York.

                  The opinions expressed herein are based on states of facts and law as they exist on the date hereof.

                  I have used due care in preparing this opinion. Nevertheless, nothing contained herein shall create any obligation or right to look to me individually for any claim, liability,

                                        -3-                      August __, 1996

damage, loss or expense whatsoever whether arising in contract, in tort (including negligence and strict liability) or otherwise in connection with this opinion, with the Credit Agreement or otherwise in connection with the transactions contemplated therein.

                  This opinion is solely for the use of the Agents and the Lenders in connection with the transactions contemplated by the Credit Agreement and may not be relied upon by any other person or used for any other purpose.

                                             Very truly yours,

                                                              Exhibit E-3 to the
                                                                Credit Agreement

                 FORM OF OPINION OF SIMPSON THACHER & BARTLETT

                                                                 August 29, 1996

Morgan Guaranty Trust Company of New York, as Administrative Agent

The Chase Manhattan Bank,
   as Documentation Agent

NationsBank, N.A. and The Toronto-Dominion Bank, as Syndication Agents

And each of the Lenders listed on Schedule I hereto

               Re: Credit Agreement, dated as of August 29, 1996 (the "Credit Agreement"), among Westinghouse Electric Corporation, a Pennsylvania corporation ("Westinghouse"), the Lenders parties thereto, NationsBank, N.A. and The Toronto-Dominion Bank, as Syndication Agents, The Chase Manhattan Bank, as Documentation Agent, and Morgan Guaranty Trust Company of New York, as Administrative Agent (together with the Syndication Agents and the Documentation Agent, the "Agents").

Ladies and Gentlemen:

               We have acted as special counsel to the Agents in connection with the execution and delivery of the Credit Agreement.

               This opinion is delivered to you pursuant to Section 4.1(e)(iii) of the Credit Agreement. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

               In arriving at the opinion expressed below, we have examined (a) counterparts of the Credit Agreement, signed by Westinghouse and the Agents and
(b) such documents as we have deemed necessary or appropriate for the purposes of this opinion.

               In such examination, we have assumed the genuineness of all signatures, the authenticity, regularity and completeness of all documents submitted to us as originals, the completeness of all documents submitted to us as certified, conformed or photostatic copies and the conformity of such documents to the original documents.

                                        -2-                      August __, 1996

               We have also assumed that the Credit Agreement has been duly authorized, executed and delivered by Westinghouse; that Westinghouse is duly incorporated and validly existing under the laws of its jurisdiction of incorporation and has the corporate power and authority to execute, deliver and perform its obligations under the Credit Agreement; that Westinghouse is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended; that the execution, delivery and performance by Westinghouse of the Credit Agreement have been duly authorized by all necessary corporate action on the part of Westinghouse, do not contravene the certificate of incorporation, by-laws or similar organizational documents of Westinghouse, do not violate, or require any consent not obtained under, any applicable law or regulation or any order, writ, injunction or decree of any court or other Governmental Authority binding upon Westinghouse and do not violate, or require any consent not obtained under, any contractual obligation applicable to or binding upon Westinghouse; and that the Credit Agreement constitutes a valid and legally binding obligation of the Agents and the Lenders.

               Based upon the foregoing, and subject to the qualifications and comments set forth below, we are of the opinion that, insofar as the law of the State of New York is concerned, the Credit Agreement constitutes a valid and legally binding obligation of Westinghouse, enforceable against Westinghouse in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing, except that we express no opinion as to (a) any indemnification obligations of Westinghouse under the Credit Agreement to the extent such obligations might be deemed to be inconsistent with public policy; (b) any provision of the Credit Agreement that purports to establish an evidentiary standard for determinations by the Lenders or either Agent; and (c) any setoff right contained in Section 2.18 of the Credit Agreement authorizing any Lender to set off and apply deposits at any time held, and any other indebtedness at any time owing, by such Lender to or for the account of any party against any participation transferred to or by such Lender.

               We are members of the Bar of the State of New York and we do not express any opinion herein concerning any law other than the law of the State of New York.

               This opinion has been rendered solely for your benefit in connection with the Credit Agreement and the transactions contemplated thereby, may not be relied upon by you for any other purpose, or relied upon by any other person, firm or corporation without our prior written consent, and may not be furnished to any other person, firm or corporation other than any assignee or participant under the Credit Agreement or any bank examiner or other regulatory authority without our prior written consent.

                                               Very truly yours,

                                               SIMPSON THACHER & BARTLETT

                                                                Exhibit F to the
                                                                Credit Agreement

                          FORM OF CLOSING CERTIFICATE

                       WESTINGHOUSE ELECTRIC CORPORATION

               Pursuant to Section 4.1(b) of the Credit Agreement dated as of August 29, 1996 (the "Credit Agreement"; terms defined therein being used herein as therein defined), among Westinghouse Electric Corporation ("Westinghouse"), the Lenders parties thereto, NationsBank, N.A. and The Toronto-Dominion Bank, as Syndication Agents, The Chase Manhattan Bank, as Documentation Agent, and Morgan Guaranty Trust Company of New York, as Administrative Agent, the undersigned ___________________ of Westinghouse hereby certifies as follows:

               (1) The representations and warranties of Westinghouse set forth in the Credit Agreement or which are contained in any certificate furnished by or on behalf of Westinghouse pursuant to or in connection with the Credit Agreement are true and correct in all material respects on and as of the date hereof with the same effect as if made on the date hereof except for representations and warranties expressly stated to relate to a specific earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date;

               (2) No Default or Event of Default has occurred and is continuing as of the date hereof or after giving effect to the Loans to be made on the date hereof and/or the issuance of any Letters of Credit to be issued on the date hereof;

               (3) ___________ is and at all times since ___ __, 199_ has been, the duly elected and qualified [Assistant] Secretary of Westinghouse and the signature set forth for such officer below is such officer's true and genuine signature;

and the undersigned [Assistant] Secretary of Westinghouse certifies as follows:

               (4) There are no liquidation or dissolution proceedings pending or to my knowledge threatened against Westinghouse, nor has any other event occurred adversely affecting or threatening the continued corporate existence of Westinghouse after the date hereof;

               (5) Westinghouse is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its organization;

               (6) Attached hereto as Annex 1 is a correct and complete copy of resolutions duly adopted by the Board of Directors of Westinghouse on _____________ __, 199_ authorizing (i) the execution, delivery and performance of the Credit Agreement and (ii) the transactions contemplated by the Credit Agreement; such resolutions have not in any way been amended, modified, revoked or rescinded and have been in full force and effect since their adoption to and including the date hereof and are now in full force and effect; such resolutions are the only corporate proceedings of Westinghouse now in force relating to or affecting the matters referred to therein; attached hereto as Annex 2 is a correct and complete copy of the By-Laws of Westinghouse as in effect at all times since __________ __, 199_ to and including the date hereof, and such By-Laws have not been amended, repealed, modified or restated; and attached hereto as Annex 3 is a correct and complete copy of the Certificate of Incorporation of Westinghouse as in effect at all times since _________ __, 199_ to and including the date hereof, and such Certificate of Incorporation has not been amended, repealed, modified or restated;

               (7) The following Persons are now duly elected and qualified officers of Westinghouse holding the offices indicated next to their respective names below, and the signatures appearing opposite their respective names below are the true and genuine signatures of such officers, and each of such officers is duly authorized to execute and deliver, on behalf of Westinghouse, the Credit Agreement and any certificate or other document to be delivered by Westinghouse pursuant to the Credit Agreement:

       Name                        Office                      Signature


-------------------         --------------------        -----------------------


-------------------         --------------------        -----------------------


-------------------         --------------------        -----------------------


-------------------         --------------------        -----------------------

               IN WITNESS WHEREOF, the undersigned have hereunto set our names as of the date set forth below.

By:                                           By:
   -----------------------                       -----------------------------
    Name:                                         Name:
    Title:                                        Title: [Assistant] Secretary


Date:   August 29, 1996

                                                                         Annex 1



                                  Resolutions

                                                                         Annex 2



                                    By-Laws

                                                                         Annex 3



                          Certificate of Incorporation

                                                                Exhibit G to the
                                                                Credit Agreement

                        FORM OF ISSUING LENDER AGREEMENT

               ISSUING LENDER AGREEMENT dated as of _________________, ____, among WESTINGHOUSE ELECTRIC CORPORATION, a Pennsylvania corporation ("Westinghouse"), [NAME OF ISSUING LENDER], as Issuing Lender (in such capacity, the "Issuing Lender"), and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as administrative agent (in such capacity, the "Administrative Agent") for the lenders (the "Lenders") parties to the Credit Agreement dated as of August 29, 1996 (as amended, supplemented or otherwise modified, from time to time, the "Credit Agreement"), among Westinghouse, the Lenders, NationsBank, N.A. and The Toronto-Dominion Bank, as syndication agents, The Chase Manhattan Bank, as documentation agent, and the Administrative Agent.

               The parties hereto have entered into this Issuing Lender Agreement in connection with the Credit Agreement. Terms used herein and not otherwise defined herein shall have the meanings given to them in the Credit Agreement.

               SECTION 1. Designation as Issuing Lender. The Issuing Lender is hereby designated as an "Issuing Lender" as contemplated by the Credit Agreement and the Issuing Lender agrees, subject to the terms and conditions set forth herein and in the Credit Agreement, to become an Issuing Lender under the Credit Agreement pursuant to which the Issuing Lender agrees to issue and deliver or to extend the expiry of Letters of Credit [and act as Issuing Lender with respect to Designated Letters of Credit specified on Schedule 1 hereto, in each case] for the account of Westinghouse in an aggregate undrawn amount at any one time outstanding which does not exceed [$____________].

               SECTION 2. Letters of Credit. On the terms and conditions set forth in the Credit Agreement and relying upon the representations and warranties set forth in the Credit Agreement, the Issuing Lender agrees, at any time and from time to time, in accordance with the provisions of Section 2.7 of the Credit Agreement, to issue Letters of Credit pursuant to the procedures set forth in Section 2.7 of the Credit Agreement. The Issuing Lender agrees that it shall comply with the obligations applicable to an Issuing Lender under the Credit Agreement, including the obligation to give written or telecopy notice to Westinghouse and the Administrative Agent of the matters specified in
Section 2.7(f) of the Credit Agreement.

               SECTION 3. Obligation to Repay. Westinghouse agrees to pay to the Administrative Agent all amounts required to pay all drafts presented under Letters of Credit in accordance with the provisions of Section 2.7(g) of the Credit Agreement.

               SECTION 4. Payment of Fees. Westinghouse agrees to pay to the Issuing Lender the Issuing Lender Fees agreed to from time to time between Westinghouse and the Issuing Lender.

               SECTION 5. Documentary Credit Practices. Westinghouse agrees that, except as otherwise expressly agreed to in writing by the Issuing Lender and Westinghouse prior to the Issuing Lender's issuance of any Letter of Credit, to the extent applicable, the terms of the Uniform Customs and Practice for Documentary Credits, 1993 revision, International Chamber of Commerce Publication No. 500, and all subsequent amendments and revisions thereto are incorporated herein by reference and shall be deemed a part hereof and shall apply to the Letters of Credit and to this Agreement.

               SECTION 6. Obligations Absolute. As and to the extent set forth in Section 2.7(g) of the Credit Agreement, the obligation of Westinghouse to pay the amounts referred to above in Sections 3 and 4 shall be absolute, unconditional and irrevocable and shall be satisfied strictly in accordance with the terms of the Credit Agreement and this Agreement.

               SECTION 7. Notices. All communications and notices hereunder shall be given as provided in Section 8.1 of the Credit Agreement.

               SECTION 8. Binding Agreement; Assignments. This Agreement and the terms, covenants and conditions hereof shall bind and inure to the benefit of the parties hereto and their respective successors and assigns, except that Westinghouse and the Issuing Lender shall not be permitted to assign this Agreement or any interest herein without the prior written consent of the other parties to this Agreement.

               SECTION 9. Applicable Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE WITHIN SUCH STATE, WITHOUT REGARD TO CONFLICTS OF LAW PROVISIONS AND PRINCIPLES OF SUCH STATE.

               SECTION 10. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract.

               SECTION 11. Interpretation. To the extent that the terms and conditions of this Agreement conflict with the terms and conditions of the Credit Agreement, the terms and conditions of the Credit Agreement shall control.

               IN WITNESS WHEREOF, the parties hereto have duly executed this Issuing Lender Agreement as of the day and year first above written.

WESTINGHOUSE ELECTRIC                         [NAME OF ISSUING LENDER],
 CORPORATION                                  as Issuing Lender

By:                                           By:
   -----------------------                       -----------------------------
    Name:                                         Name:
    Title:                                        Title:


MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Administrative Agent


By:
   -----------------------
    Name:
    Title: